Exhibit 4.30

EXECUTION VERSION

SECURITYHOLDERS’ AGREEMENT

DATED 5 DECEMBER 2019

YORK MERGER SQUARE 2009 LLC

and

WPP DIAMOND HEAD LLC

and

WPP 2005 LIMITED

and

SUMMER (BC) JVCO S.À R.L.

and

SUMMER (BC) US JVCO S.C.Sp.

and

SUMMER (BC) US JVCo GP S.À R.L.

and

SUMMER (BC) TOPCO S.À R.L.

and

SUMMER (BC) US BLOCKERCO CORP.

CONTENTS

Clause	Page

1.	Definitions and Interpretation	2
2.	Business and Objectives	2
3.	Compliance with and Precedence of this agreement	3
4.	Board Composition and Corporate Governance	3
5.	Management and Decision Making	10
6.	Conflict of Interests	13
7.	Business Plans, Budgets and Dividend Policy	14
8.	Information Rights	16
9.	Other Continuing Obligations of the Companies	18
10.	Funding and Issues of Securities	18
11.	Rights Offers	20
12.	Emergency funding	22
13.	Acquisition issues	22
14.	Management Incentive Plan	23
15.	Restrictions on Disposal	23
16.	First offer rights on Sale	25
17.	Drag rights	28
18.	Tag Rights	30
19.	General Provisions Relating to Issue and Transfer of Securities	33
20.	Prohibited Activities	34
21.	Exit	36
22.	WPP Rights Reinstatement	37
23.	Warranties	38
24.	Anti-Corruption	38
25.	Term and Termination	39
26.	Confidentiality	40
27.	Tax Matters	43
28.	Notices	48
29.	General	50
30.	Disputes – Negotiation and Mediation	53
31.	Jurisdiction	55
32.	Governing Law	56

Schedule	Page

1.	The Companies	57
	Part 1 RoW JVCo	57	*
	Part 2 US JVCo	58	*
	Part 3 US GPCo	59	*
2.	Capital Structure	58
	Part 1 RoW JVCo	58
	Part 2 US JVCo	59
	Part 3 US GPCO	60
3.	Board Meetings	61
4.	Shareholders Meetings	63
5.	Reserved Matters	65
	Part 1 Matters Requiring Shareholder Approval	65
6.	Information Rights	67
	Part 1 WPP Securityholders Information Requirements	67
	Part 2 Information to be Provided to all Securityholders	69
7.	Form of Deed of Adherence	71
8.	Fair Value	73
9.	U.S. Tax Provisions	76
10.	Definitions and Interpretation	88

Signatories		1

*	Omitted

THIS AGREEMENT is executed and delivered as a deed on 5 December 2019

BETWEEN:

(1)

SUMMER (BC) US JVCO S.C.Sp., a société en commandite spéciale incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B239448, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel (US JVCo);

(2)

SUMMER (BC) US JVCo GP S.À R.L., a société à responsabilité limitée incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 235133, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel (US GPCo);

(3)

SUMMER (BC) JVCO S.À R.L., a société à responsabilité limitée incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 235250, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel (RoW JVCo, US GPCo and, together with US JVCo, the Companies and each, a Company);

(4)	YORK MERGER SQUARE 2009 LLC, (registered number 4713134) of 3411 Silverside Road, Tatnall Building #104, Wilmington, Delaware 19810 (YMS 2009);

(5)	WPP DIAMOND HEAD LLC, (registered number 7615310) of 3411 Silverside Road, Tatnall Building #104, Wilmington, Delaware 19810 (WPP US Co and, together with YMS 2009, the WPP US Securityholders);

(6)

WPP 2005 LIMITED, a private limited company incorporated in England and Wales (no. 01003653) with its registered office at Sea Containers House, 18 Upper Ground, London, United Kingdom, SE1 9GL (the WPP RoW Securityholder and, together with the WPP US Securityholders, the WPP Securityholders);

(7)

SUMMER (BC) TOPCO S.Á R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, registered with the Luxembourg Trade and Companies Register under number B 235480 (the Investor RoW Securityholder); and

(8)

SUMMER (BC) US BLOCKERCO CORP., a corporation formed under the laws of the state of Delaware (registered no.: 7635833), with its registered office at Suite 302, 4001 Kennett Pike, County of New Castle, Wilmington, DE 19807 (the Investor US Securityholder, and together with the Investor RoW Securityholder, the Investor Securityholders).

BACKGROUND:

(A)	The Companies are established to own and carry on the Business. Further details of the Companies are set out in Schedule 1.

(B)	The capital structure of each Company is as set out in Schedule 2.

(C)	The parties have agreed that the Group is to be owned, controlled, managed and financed on the terms set out in this agreement.

(D)

In consideration of the mutual promises of each of the parties and the contributions they undertake to make to the Business, the parties agree to enter into this agreement to govern their relationships.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In addition to terms defined elsewhere in this agreement, the definitions and other provisions in Schedule 10 apply throughout this agreement, unless the contrary intention appears.

1.2

In this agreement, unless the contrary intention appears, a reference to a clause, subclause, paragraph, or schedule or annex is a reference to a clause, subclause, paragraph, or schedule or annex of or to this agreement. The schedules form part of this agreement.

1.3	The headings in this agreement do not affect its interpretation.

2.	BUSINESS AND OBJECTIVES

2.1	Business

(a)

The Group is to own and carry on the Business and each Company must not and must procure that each other relevant Group Company does not carry on any other business apart from the Business, unless otherwise approved by the relevant Securityholders under clause 5.4.

(b)

The WPP Securityholders and the Companies each severally (and not jointly or jointly and severally) agree that they shall, and the WPP Securityholders shall procure that their Affiliates shall, and the Companies shall procure that the other Group Companies shall, refer complementary business relating, in the case of the WPP Securityholders and/or their Affiliates, to the Group and, in case of the Group, to the WPP Group, to each other. If a WPP Securityholder and/or its Affiliate or a member of the Group refers any such business, the WPP Securityholder (and its Affiliates) or a member of the Group (as applicable) shall not be restricted in pursuing any such business itself (or one of its Affiliates from pursuing any such business) notwithstanding the fact that a WPP Securityholder (or one of its Affiliates) or a member of the Group (as applicable) may also be pursuing any such business. For the avoidance of doubt, no party shall be restricted from:

(i)	engaging in any business which is, or is likely to become, competitive with the business of any Group Company;

(ii)

canvassing or soliciting orders from any person who is or has been at any time a customer of any Group Company for goods of a similar type to those manufactured or dealt with by any Group Company or for services similar to those being provided by any Group Company from time to time; or

(iii)	having dealings with any person who is or has been at any time a supplier of goods or services to a Group Company.

2.2	Objectives

The parties acknowledge and agree that the primary objectives of the Companies are:

(a)	to be the vehicles of the Securityholders to own and carry on the Business; and

(b)	to further the commercial objectives of the Companies and the Business to maximise profits for the benefit of the Securityholders.

2.3	Management and control of the Companies

The management and control of each Company must be exercised in Luxembourg and the relevant Securityholders must ensure that each Company is treated for all purposes, including taxation, as resident in Luxembourg.

3.	COMPLIANCE WITH AND PRECEDENCE OF THIS AGREEMENT

3.1	General undertaking

Each Securityholder must exercise all powers and rights available to that Securityholder as a holder of Securities in order to give effect to the provisions of this agreement and to ensure (in so far as it is able by the exercise of such powers and rights) that each Company that it is a Securityholder of complies with its obligations under this agreement. References in this agreement to the Securityholders procuring or ensuring (or any similar expression) that the Companies or each Company performs its obligations or does any other act or thing are to be interpreted accordingly.

3.2	Agreement prevails over Articles

Each Securityholder agrees that if any provision of the relevant Articles at any time conflicts or is inconsistent with the provisions of this agreement:

(a)	the provisions of this agreement are to prevail to the extent of the conflict or inconsistency;

(b)	the relevant Articles will be taken to be read and interpreted accordingly; and

(c)	the relevant Articles must be amended to the extent necessary in accordance with clause 3.3.

3.3	Amendments to Articles

(a)

Each holder of Securities in US JVCo and/or US GPCo must exercise all powers and rights available to that Securityholder to procure the amendment of the US JVCo LPA and/or US GP Articles to the extent necessary to give effect to the provisions of this agreement.

(b)

Each holder of Securities in RoW JVCo must exercise all powers and rights available to that Securityholder to procure the amendment of the RoW Articles to the extent necessary to give effect to the provisions of this agreement.

4.	BOARD COMPOSITION AND CORPORATE GOVERNANCE

4.1	General

(a)	Each of RoW JVCo and US GPCo shall be managed by its board of managers. US JVCo shall be managed pursuant to the US JVCo LPA by US GPCo, as manager (gérant) and general partner of US JVCo.

(b)	For the duration of this agreement, US GPCo shall remain the sole manager (gérant) of US JVCo.

(c)

Subject to any delegation of powers or committee set up in accordance with the terms of this agreement, any matters requiring the approval of US GPCo, as manager of US JVCo, shall require the prior approval of the Board of US GPCo.

(d)	Subject to the reserved matters set out in Schedule 5 and any matters reserved under applicable laws, this agreement or the Articles requiring the approval of the relevant Securityholders, the

Board (with respect to RoW JVCo and US GPCo) and US GPCo (acting as manager of US JVCo) are vested with the broadest powers to perform any actions necessary or useful in connection with the purpose of the relevant Company.

(e)

Notwithstanding any other provision in this agreement, the parties agree that, and shall procure that, other than in its capacity as manager of US JVCo or acting in accordance with the terms of this agreement (excluding clauses 10 to 14), neither US GPCo nor its Board shall undertake any matters or actions of any nature without the prior written approval of each of the WPP US Securityholders and the Investor US Securityholder; provided that if any Securities are issued in US JVCo in accordance with clauses 10 to 14 and following completion of such issuance the percentage of Securities held by each relevant Securityholder in US JVCo differs from the percentage holding of each relevant Securityholder in US GPCo, US GPCo shall issue to the relevant Securityholders such number of Securities as would result in the Securityholders’ respective holdings of US GPCo Securities being held pro rata to their respective holdings of US JVCo Securities.

4.2	Maximum number of Directors

The maximum number of Directors for each Board shall be eight.

4.3	Appointment of Directors

(a)	If at any time the WPP US Securityholders and the WPP RoW Securityholder (together with their respective Permitted Transferees) hold in aggregate more than:

(i)

10% of the Securities: (A) the WPP US Securityholders (acting jointly), in respect of US GPCo; and (B) the WPP RoW Securityholder, in respect of RoW JVCo shall be entitled to propose for appointment at a general meeting of US GPCo or RoW JVCo (as applicable) a maximum of one Director at any one time to the Board of the relevant Company; or

(ii)

20% of the Securities, (A) the WPP US Securityholders (acting jointly), in respect of US GPCo; and (B) the WPP RoW Securityholder, in respect of RoW JVCo shall be entitled to propose for appointment at a general meeting of US GPCo or RoW JVCo (as applicable) a maximum of two Directors at any one time to the Board of the relevant Company, any so appointed Director, a WPP Director, provided that: (A) if any such WPP Director is appointed, they are appointed to all of the Boards; and (B) while any such WPP Director is in office as a Director, they are Employees of a member of the WPP Group.

(b)

The Investor US Securityholder, in respect of US GPCo, and the Investor RoW Securityholder, in respect of RoW JVCo (in each case, together with their respective Permitted Transferees) shall be entitled to propose for appointment to the Board of US GPCo or RoW JVCo (as applicable), at a general meeting of that Company, up to six Directors at any one time (any such directors who are Employees of Bain Capital Private Equity (Europe), LLP or its Affiliates, Investor Directors) provided that:

(i)

subject to paragraph (ii) below, the appointment by an Investor Securityholder of any NED shall, for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 10% of the Securities, be subject to prior consultation with the WPP Securityholders;

(ii)	the appointment by an Investor Securityholder of any NED who is:

(A)	a current officer or executive of the WPP Group or a former executive director of WPP; or

(B)	a current officer or executive of a competitor of the WPP Group,

shall, in each case, be subject to the consent of the WPP Securityholders; and

(iii)	if any such Director is appointed to one of the US GP Board or RoW Board, they shall also be appointed to the other Board.

4.4	Removal of Directors

(a)	Notwithstanding any other provision of this agreement:

(i)

a person will be automatically removed (or the relevant Securityholder will procure that a person will resign) as a Director and as a director of each Group Company if the person is, or becomes, ineligible to be a director under any applicable law or any provision of the relevant Articles (or the articles of association/constitution of the relevant Group Company);

(ii)

if the number of Nominated Directors appointed by a Securityholder (and its Permitted Transferees, if any) pursuant to clause 4.3 exceeds the number of Nominated Directors that that Appointer (and its Permitted Transferees, if any) are entitled to appointed pursuant to clause 4.3, such number of Nominated Directors of that Appointer will be automatically removed (and that Securityholder will procure that such person resigns) from office (on a first-in, first-out basis) as is necessary to ensure that the number of Nominated Directors appointed by that Appointer equals the number of Directors that that Appointer is entitled to appoint to the relevant Board and relevant Group Companies;

(iii)

a Nominated Director will be automatically removed (or the relevant Securityholder will procure that such Nominated Director shall resign) as a Director and as a director of each Group Company if that Nominated Director’s Appointer (and its Permitted Transferees, if any) ceases to hold any Securities or, in the case of a Nominated Director appointed by a WPP Securityholder, the WPP Securityholder ceasing to have the right to appoint Directors as a result of the WPP Securityholders (and their Permitted Transferees) not holding the minimum holding of Securities as set out in clause 4.3(a);

(iv)

if a Nominated Director is removed from the Board of one Company that Nominated Director will also be removed from the Board of the other Company and the board of directors of each Group Company (and the relevant Appointer will procure that such Nominated Director resigns); and

(v)	if a WPP Director ceases to be eligible for appointment as such in accordance with clause 4.3(a) then the relevant WPP Securityholder who is his Appointer will procure that such WPP Director resigns.

(b)	Subject to clause 4.4(a):

(i)	the removal of a WPP Director appointed to the US GP Board under clause 4.3(a) will require the approval of the WPP US Securityholders;

(ii)	the removal of a WPP Director appointed to the RoW Board under clause 4.3(a) will require the approval of the WPP RoW Securityholder;

(iii)	the removal of a Director appointed to the US GP Board under clause 4.3(b) will require the approval of the Investor US Security Holder; and

(iv)	the removal of a Director appointed to the RoW Board under clause 4.2(b) will require the approval of the Investor RoW Securityholder,

and, save in accordance with this clause, no Securityholder may exercise any vote or other power to remove a Director appointed by another Securityholder. The Securityholder whose approval is required to remove a Nominated Director under this clause 4 must indemnify the relevant Company against any Loss arising as a result of that Nominated Director’s removal from office.

(c)

The Investor US Securityholder and the WPP US Securityholders, in respect of US GPCo, and the Investor RoW Securityholder and the WPP RoW Securityholder, in respect of RoW JVCo (in each case, together with their respective Permitted Transferees) undertake to attend any general meeting of US GPCo or RoW JVCo (as applicable) to vote in favour of the appointment or removal of a Director proposed for appointment or removal in accordance with clauses 4.3 or 4.4.

4.5	Initial Directors

From the Effective Date each Board shall comprise the Directors set out in the relevant first column of the tables below, in each case as a Nominated Director for the Appointer set out in the second column in the tables below opposite that Director’s name:

RoW JVCo

Director	Appointer

Paul Richardson	WPP RoW Securityholder

Andrew Scott	WPP RoW Securityholder

Marie-Catherine Brunner	Investor RoW Securityholder

Vishal Jugdeb	Investor RoW Securityholder

Vladimir Mornard	Investor RoW Securityholder

Eric Salama	Investor RoW Securityholder

Christophe Jacobs	Investor RoW Securityholder

Manfred Schneider	Investor RoW Securityholder

US GPCo

Director	Appointer

Paul Richardson	WPP US Securityholder

Andrew Scott	WPP US Securityholder

Marie-Catherine Brunner	Investor US Securityholder

Vishal Jugdeb	Investor US Securityholder

Director	Appointer

Vladimir Mornard	Investor US Securityholder

Eric Salama	Investor US Securityholder

Christophe Jacobs	Investor US Securityholder

Manfred Schneider	Investor US Securityholder

4.6	Process for subsequent appointment and removal of Nominated Directors

To appoint or remove a Nominated Director under this agreement, the relevant Securityholder must give written notice to the relevant Company specifying the identity of the person it wishes to appoint or remove. The notice must:

(a)	in the case of an appointment, be accompanied by a signed written consent from that person agreeing to act as a Director; and

(b)	in the case of a removal, be accompanied by a signed written resignation from that person acknowledging that they have no claim whatsoever against:

(i)	US JVCo, US GP Co or any of its Subsidiaries from time to time, in the case of a Nominated Director removed from the US GP Board; and/or

(ii)	RoW JVCo or any of its Subsidiaries from time to time, in the case of a Nominated Director removed from the RoW Board,

in each case, in respect of fees, remuneration, compensation for loss of office or otherwise.

4.7	Chairman

The initial chairman of the Group shall be a person nominated by the Investor Securityholders (with the consent of the WPP Securityholders) to the Companies in writing. Any subsequent chairman of the Group shall be appointed and, subject to applicable law, removed and replaced by the Investor Securityholders after, for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 10% of the Securities, reasonable prior consultation with the WPP Securityholders.

4.8	Director proxies

A Director may by notice to the Company that they are appointed to:

(a)	appoint another Director as their proxy; and

(b)	remove such other Director appointed as their proxy.

4.9	Directors of other Group Companies

The board of directors of each Subsidiary of each Company is to comprise such persons as are approved by the relevant Board from time to time in accordance with clause 5.3.

4.10	Board meetings

Unless otherwise approved unanimously by the relevant Board, meetings of each Board must be held and conducted in accordance with the provisions of Schedule 3. In addition, all meetings of each Board must be held in Luxembourg with a majority of the relevant Directors physically present in Luxembourg and each Securityholder shall procure that its Nominated Directors attend as many such meetings as possible in person in Luxembourg provided that if no Nominated Director of a Securityholder is present in person at a meeting, a Nominated Director of that Securityholder may, in accordance with paragraph 5.1 of Schedule 3, attend by telephone so that there is a quorum at that meeting.

4.11	Board meetings of other Group Companies

The Companies must procure that meetings of the board of their respective Subsidiaries are held and conducted in accordance with the provisions of Schedule 3 to the extent relevant. For this purpose, references in Schedule 3 to:

(a)	Directors will be taken to be references to the directors of the relevant Subsidiary; and

(b)	the Board will be taken to be references to the board of directors of the relevant Subsidiary.

4.12	Fees and expenses of Directors

(a)	No Director is entitled to any remuneration, fees or benefits from any Group Company other than those to which the Director may be entitled as an executive, employee or NED of a Group Company.

(b)

Each Company shall reimburse its Directors in respect of all expenses reasonably incurred by such Directors in connection with the proper performance of their duties as a Director and, if applicable, as a director of any Subsidiary of that Company.

4.13	Observer

(a)

Each of the Investor Securityholders acting jointly (on the one hand), and the WPP Securityholders acting jointly (on the other hand), may in addition to their rights to appoint Directors under clause 4.3 (if applicable) but, in the case of the WPP Securityholders, without the WPP Securityholders needing to retain any such Director appointment rights, appoint an observer to the relevant board of one or more Group Companies (at its discretion) by written notice to the relevant Group Companies (an Observer); provided that any Observer appointed by the WPP Securityholders must be a person who is and remains at all times while an Observer eligible for appointment as a WPP Director under clause 4.3(a) assuming that the WPP Securityholders had the right to appoint a WPP Director. Each relevant Securityholder may appoint and remove their Observer by giving written notice to the relevant Company.

(b)

An Observer must be given, and is entitled to, access to the same documents and information as a Director of the relevant Company and is entitled to receive notice of and attend and speak at, but not to vote at, meetings of the relevant Board. This right extends to meetings of committees of the relevant Board.

(c)	The Observer must keep confidential all information and documents received in their capacity as Observer, on terms consistent with clause 26 and mandatory provisions of Luxembourg law.

(d)	Each Company must reimburse any Observer appointed to its Board in respect of all travel, subsistence and accommodation expenses reasonably incurred by the Observer in attending meetings of the relevant Board or any committee of the relevant Board (or, if applicable, that Company’s share of such expenses).

4.14	Shareholder meetings

Shareholder meetings for each Company must be held and conducted in accordance with the provisions of Schedule 4.

4.15	Remuneration committee

US GP JV Board and RoW Board shall each establish and maintain a remuneration committee. The membership of the remuneration committee of each of the US GP JV Board and the RoW Board shall comprise of at least one relevant Investor Director and, for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 20% of the Securities, one relevant WPP Director provided that the Directors appointed to the remuneration committee for one Company shall also sit on the remuneration committee for the other Company (or, with respect to US JVCo, US GPCo acting as its manager). The scope and powers of each remuneration committee shall be determined from time to time by the relevant Board, but shall include:

(a)	the establishment, terms of and allocation of any employee incentive plan;

(b)	all questions concerning the terms of Employment of any Senior Employee (including the terms of their bonus or other remuneration, termination or dismissal);

(c)	any other arrangement between a relevant Group Company and a Senior Employee or persons connected with a Senior Employee;

(d)	the promotion or increase in remuneration of any Employee of the Group which would result in that person becoming a Senior Employee; and

(e)	such other matters as are identified in this agreement or the relevant Articles as being within the ambit of that committee.

4.16	Audit committee

US GP JV Board and RoW Board shall each establish and maintain an audit committee. The membership of the audit committee of the US GP Board and the RoW Board shall comprise of at least one Investor Director and, for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 20% of the Securities, one WPP Director provided that the Directors appointed to the audit committee for one Company shall also sit on the audit committee for the other Company. The scope and powers of each audit committee shall be determined from time to time by the relevant Board, but shall include:

(a)

reviewing the financial statements of the relevant Company and the consolidated financial statements of the relevant Company and its Subsidiaries from time to time before publication and, as necessary, taking advice to be assured that the principles and policies adopted comply with statutory requirements and with the best practices in accounting standards;

(b)

consulting with the external auditors (and any internal auditors) for the relevant Company and its Subsidiaries regarding the extent of their work and reviewing with them all major points arising from that auditors’ management letters and the response thereto;

(c)	seeking to satisfy itself that the internal control and compliance environment for the relevant Company and its Subsidiaries from time to time is adequate and effective; and

(d)	recommending to the relevant Board the appointment and level of remuneration of the external auditors.

4.17	Risk and compliance committee

US GP JV Board and RoW Board shall each establish and maintain a risk and compliance committee. The membership of the risk and compliance committee of the US GP Board and the RoW Board shall comprise of at least one Investor Director and, for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 20% of the Securities, one WPP Director provided that the Directors appointed to the risk and compliance committee for one Company shall also sit on the risk and compliance committee for the other Company. The scope and powers of each risk and compliance committee shall be determined from time to time by the relevant Board, but shall include:

(a)	reviewing the governance, policy and strategy decisions with regulatory implications for the relevant Company and its Subsidiaries;

(b)	developing, implementing and monitoring appropriate policies and training in relation to Risk and Compliance matters including but not limited to ABC, Sanctions, Corporate Behaviour;

(c)	providing guidance on current, emerging and future regulatory matters and advising the relevant Board on regulatory strategy; and

(d)	reviewing the progress in relation to delivering regulatory outputs for the relevant Company and its Subsidiaries.

4.18	Nomination committee

US GP JV Board and RoW Board shall each establish and maintain a nomination committee. The membership of the nomination committee of the US GP Board and the RoW Board shall comprise of at least one Investor Director and, for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 20% of the Securities, one WPP Director provided that the Directors appointed to the nomination committee for one Company shall also sit on the nomination committee for the other Company. The scope and powers of each nomination committee shall be determined from time to time by the relevant Board.

4.19	Establishment and composition of committees

The establishment or dissolution of any committee of the Board of each Company (or the board of directors of any other relevant Group Company) and any change to the composition or terms of reference of any such committee shall be determined by the relevant Board

5.	MANAGEMENT AND DECISION MAKING

5.1	Board responsibilities and obligations

Each Board:

(a)	is responsible for the overall strategic guidance of the relevant Company and for overseeing the relevant Company’s internal controls;

(b)	must use reasonable efforts to ensure that the business of the relevant Company is managed in accordance with this agreement, the Business Plan, the Budget and the Anti-Corruption Policies; and

(c)

must make all decisions which are not part of the day-to-day management of the relevant Company or otherwise delegated to the Employees of the Group pursuant to delegations of authority to be adopted by the relevant Board.

5.2	Investor Securityholders may appoint Chief Executive Officer

(a)

The Investor Securityholders may after, for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 10% of the Securities, reasonable prior consultation with the WPP Securityholders, appoint and, subject to any applicable law, remove and replace the Chief Executive Officer of the US Group and/or the RoW Group who must report to the relevant Board provided that if a person is so appointed or removed as the Chief Executive Officer of the RoW Group, they shall also be appointed or removed as the Chief Executive Officer of the US Group (and vice versa).

(b)	For so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 10% of the Securities:

(i)

if the performance of the Business deteriorates materially from the agreed investment case or Business Plan from time to time then the Investor Securityholders and the WPP Securityholders agree that they will discuss the Chief Executive Officers’ position; and

(ii)

if the performance does not improve within a certain timeframe, such timeframe and measure of performance to be agreed between the WPP Securityholders and the Investor Securityholders as part of such discussions, then the WPP Securityholders shall have the right to request (but not to require) that the Chief Executive Officers be removed and a replacement appointed.

5.3	Matters requiring Board Approval

Each Board shall establish a list of delegated authorities for the day-to-day management of the relevant Company, with appropriate thresholds set for matters, which shall require the approval of a simple majority of the relevant Board (Board Approval).

5.4	Matters requiring Securityholder Approval

(a)

Each Securityholder undertakes to exercise all its powers as a Securityholder or otherwise so as to procure that no Group Company shall do any of the things listed in Schedule 5 (or anything which is analogous or has substantially similar effect to any of those things) without the prior written approval of the WPP Securityholders and the Investor Securityholders, provided that, subject to clause 22, the approval of the WPP Securityholder shall not be required:

(i)

in respect of any matter listed in row 10 and row 15 (insofar as row 15 relates to row 10) of Schedule 5, if, at the applicable time, the WPP Securityholders together with their respective Permitted Transferees in aggregate hold less than 15% of the Securities;

(ii)

in respect of all matters listed in Schedule 5, if, at the applicable time, the WPP Securityholders together with their respective Permitted Transferees in aggregate hold less than 5% of the Securities,

(b)	The approval required by this clause 5.4 is in addition to any resolution required by any applicable statute or general law.

5.5	Manner of giving Securityholder Approval

Any approval required to be given under clause 5.4 by a Securityholder may be given on behalf of that Securityholder by:

(a)	notice in writing executed by or on behalf of that Securityholder;

(b)	in the case of the WPP Securityholders, notice in writing signed by all relevant Directors appointed by that Securityholder;

(c)	in the case of the WPP Securityholders, the affirmative vote of one of the relevant Directors appointed by that Securityholder; or

(d)	the affirmative vote of that Securityholder at a general meeting of the Shareholders,

in each case stating that the notice or vote, as the case may be, constitutes the approval of that Securityholder for the purposes of clause 5.4 of this agreement.

5.6	Matters in relation to which a Securityholder has an Interest

If a Securityholder has an Interest in a matter that would otherwise require approval of that Securityholder under clause 5.4 and that Securityholder is precluded from voting on that matter in accordance with clause 6.2, then approval of that Securityholder is not required for the purposes of clause 5.4.

5.7	Matters under the Transfer Agreement, Transaction Documents and EY Steps Plan

(a)

Notwithstanding any other provision in this agreement, no Securityholder Approval or Board Approval will be required to the extent that any matter is expressly contemplated under the Transaction Documents, EY Steps Plan or the Transfer Agreement.

(b)

The Securityholders agree to take, and to procure that each Company takes, all actions reasonably necessary to implement the transactions contemplated in the Transaction Documents, EY Steps Plan or the Transfer Agreement.

5.8	Matters in relation to Infratest

The Companies are not to vote in a shareholders resolution or influence a Board in any manner that would have any adverse effect on Infratest dimap Gesellschaft für Trend- und Wahlforschung GmbH (Infratest) as part of the Business as follows:

(a)	impairing the independence of Infratest and its management board (Infratest Board) and the high scientific standards of Infratest, in particular at the working level of empirical research;

(b)	a move to dismiss the Infratest Board or a member of Infratest Board (as applicable) unless:

(i)	the Companies and WPP Securityholders resolve unanimously that they have lost confidence in such Infratest Board, or

(ii)	circumstances exist justifying summary dismissal (Kündigung aus wichtigem Grund) of a member of the Infratest Board including where he committed any fraudulent act.

5.9	Information duties in case of changes of interest holding in Infratest

The Investor RoW Securityholder will promptly inform the Federal Republic of Germany in writing should the Investor RoW Securityholder or any of its Affiliates:

(a)

acquire additional directly or indirectly held voting rights in Infratest (i.e. beyond the current interest of 51% that the Investor RoW Securityholder will have on First Completion (as defined in the Transfer Agreement)), as soon as such additional acquisitions each or in aggregate amount to 5% of the voting rights in Infratest; or

(b)

divest directly or indirectly held voting rights in Infratest to a non-EU/non-EFTA investor, provided that such divestment reaches or exceeds the threshold of Sec. 56 para. 1 No. 1 AWV of 10% of voting rights. Should the acquirer not be known to the Investor RoW Securityholder (e.g. in case of an exit via the equity capital markets), informing of the divestment without providing information on the acquirer will suffice.

5.10	Other matters relating to Infratest

If in connection with the Investor Securityholders’ ownership of Infratest the BWMi in Germany requests or requires any amendments to be made to this agreement, or such amendments are necessary to conform clauses 5.8 and 5.9 of this agreement to any undertakings or requests required or made (as the case may be) of the Investor Securityholder by the BMWi in relation to Infratest, (the BMWi’s Request) the parties agree to discuss such requirements and to work together in good faith to make any such amendments to this agreement as are reasonably required to comply with the BMWi’s Request.

6.	CONFLICT OF INTERESTS

6.1	Directors’ Interests and voting rights

Subject to clauses 6.2 and 6.3, if a Director has an Interest in any matter which conflicts or may conflict with the interests of the Company of which they are a Director, US JVCo or the Business and which is to be considered or voted upon at a relevant Board meeting or which is to be subject of a written resolution of the relevant Directors:

(a)

unless the Director has already given a general notice of his Interest in accordance with relevant law, the Director must without delay declare the Interest by giving written notice to each other Director setting out the nature and extent of the Interest and the relation of the Interest to the affairs of the relevant Company or the Business; and

(b)	so long as the Director complies with clause 6.1(a) but subject to clause 6.2 and clause 6.3, the Director:

(i)	is entitled to attend or participate in any discussion on matters that relate to the Interest;

(ii)	is entitled to receive all information and advice received by the other Directors on matters that relate to the Interest;

(iii)	is entitled to vote (and be counted in a quorum at a meeting) on matters that relate to the Interest; and

(iv)	is entitled to retain benefits under any transaction relating to the Interest and the relevant Company cannot avoid any such transaction merely because of the existence of the Interest.

6.2	Conflict between Interests and Company rights

A Securityholder or Director who has an Interest in any matter is not entitled to exercise any right or power to prevent any relevant Group Company from enforcing its rights or defending itself in relation to that matter.

6.3	Securityholder Interests and Directors’ voting rights

Without prejudice to clause 6.2, if any matter to be considered or voted upon at a Board meeting relates to:

(a)

any Group Company enforcing rights under or taking any action against a Securityholder (or a member of its group) in relation to any matter arising under this agreement, the Transfer Agreement or any other agreement entered into between any relevant Group Company and a Securityholder (or a member of its group);

(b)	any Group Company defending itself against any action taken against it by a Securityholder (or a member of its group);

(c)	any Group Company taking any action against a Director appointed by a Securityholder in relation to any (or any alleged) breach of duty by that Director; or

(d)	any Group Company defending itself against any action taken against it by a Director appointed by a Securityholder,

then that matter must be considered at a separate meeting or meetings of the relevant Board (notice of which must be given to each relevant Director), and all the Directors appointed by the relevant Securityholder:

(i)	are not entitled to be present for the relevant part of the relevant meeting of the relevant Board relating to such matter;

(ii)	are not entitled to receive information or advice received by the relevant Company on that matter; and

(iii)	are not entitled to vote (or be counted in the quorum at a meeting) in relation to that matter.

The quorum for any such meeting is a majority of the Directors then in office who are entitled to vote on the matter.

7.	BUSINESS PLANS, BUDGETS AND DIVIDEND POLICY

7.1	Initial Business Plan and Budget

The Business Plan and Budget for the Financial Year ending 31 December 2020 as adopted by the Boards will be the Initial Business Plan and the Initial Budget, respectively.

7.2	Subsequent Business Plans and Budgets

(a)

The Companies shall prepare for the approval of the Boards an initial Budget, which each Board shall submit to their relevant WPP Securityholder, WPP and the relevant Investor Securityholder not less than two calendar months before the start of the relevant Financial Year or as specified in the WPP reporting calendar for that fiscal year. A final form of the Budget shall be prepared and submitted at such time as is reasonably required in order to meet WPP reporting and budgeting deadlines applicable to members of the WPP Group (but in any event, not earlier than the end of the first week of January in the Financial Year to which the final Budget relates).

(b)

The Subsidiaries of US JVCo comprising “Kantar North America” will be managed as a separate division of the Business (Kantar North America), run by a divisional CEO who reports directly to the CEO of the relevant Board.

(c)	In respect of each Financial Year:

(i)

during the preceding calendar year, the internal board of Kantar North America will set an individual budget for each Subsidiary comprising Kantar North America, with such individual budgets rolling up into an aggregate “North America budget” (the North America Budget);

(ii)	in determining the North America Budget:

(A)

the internal board of Kantar North America will hold budget review meetings with the Subsidiaries comprising Kantar North America, following which that board will submit the North America Budget to the relevant Board; and

(B)

the internal board of Kantar North America is entitled to take autonomous decisions (i.e., without input from the relevant Board) with a view to focusing Kantar North America’s resource and efforts in a manner that will best help Kantar North America to grow and deliver against its targets, but in doing so must ensure that the North America Budget aligns with global initiatives that are critical to the Group, such as HBG or Marketplace;

(iii)	in the second full week of December in the preceding calendar year, the relevant Board and the internal board of the North America Division will review the North America Budget;

(iv)

on a monthly basis, each Subsidiary comprising Kantar North America will submit its actual results to the internal board of Kantar North America, who will review those results against the North America Budget; and

(v)	on a quarterly basis, the internal board of Kantar North America will present its conclusions arising out of the review under clause 7.2(c)(iv) to the relevant Board.

(d)

For so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 20% of the Securities, the Budget shall conform to a template provided for such purpose by WPP (as updated and notified by WPP to each Company from time to time) (the WPP Format).

(e)	The Budget for a Financial Year must include:

(i)

a breakdown of monthly consolidated revenues, operating expenses, operating results, other income and expenses, net interest expenses and net profits before taxes, and on a consolidated basis profits after taxes;

(ii)	a breakdown of monthly capital expenditures and cash flow;

(iii)	a breakdown by client of revenue and revenue less pass-through costs; and

(iv)	an analysis of movements in monthly headcount and salaries and a breakdown of both by function.

(f)	The Budget shall be updated from time to time in accordance with paragraph 3 of Part 1 of Schedule 6.

(g)	The Board shall determine the terms of any amendment to the Business Plan.

7.3	Dividend policy

Subject to any Securityholder Approval being obtained as required, the Board of each Company (and/or, to the extent required by law or, if applicable, the Articles of the relevant Company, the Shareholders’ meeting of the relevant Company) shall determine if and when any dividend or other distribution shall be declared and/or paid.

8.	INFORMATION RIGHTS

8.1	Accounts and periodic reporting

Each Company must:

(a)	maintain accurate and complete accounting and other financial records in accordance with all applicable laws;

(b)

for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 5% of the Securities, prepare the accounts, reports and information set out in Part 1 of Schedule 6, and provide copies of those accounts, reports and information to each relevant WPP Securityholder as soon as they are available and in any event within the period specified in Part 1 of Schedule 6;

(c)

keep its relevant WPP Securityholders and Investor Securityholders updated with material developments in the business, including significant client wins and losses, in the case of the WPP Securityholders, for so long as they together with their respective Permitted Transferees in aggregate hold at least 5% of the Securities; and

(d)

for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 5% of the Securities, provide each relevant WPP Securityholder with any other information required:

(i)	to allow that WPP Securityholder to comply with the WPP Group’s reporting requirements in accordance with the ‘associate status’ of each Company; and/or

(ii)	in order to allow the WPP Group to meet its reporting obligations under any applicable listing rules or any other applicable law, regulation or requirement.

8.2	Other information to be provided

Each Company must promptly provide to its Investor Securityholder and (for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 5% of the Securities) each of its WPP Securityholders the information set out in Part 2 of Schedule 6.

8.3	Access to books, records and other information

(a)

Subject to clause 8.4, each Company must give its Investor Securityholder and (for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 5% of the Securities) each of its WPP Securityholders and each relevant Nominated Director (without prejudice to any rights they may have under applicable law) reasonable access on reasonable notice to:

(i)	inspect the assets of the relevant Company and/or each of its Subsidiaries from time to time;

(ii)

inspect and take copies of documents relating to the relevant Company and/or any of its Subsidiaries from time to time, including the statutory registers and all accounting and other financial records; and

(iii)

discuss the affairs, finances and accounts of the relevant Company and/or any of its Subsidiaries from time to time with the relevant responsible officer, any person who reports directly to that officer and the auditor of the relevant Company and/or each of its Subsidiaries from time to time.

(b)

Subject to clause 8.4, each Company must give to its Investor Securityholder and (for so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 5% of the Securities) each of its WPP Securityholders and each relevant Nominated Director (without prejudice to any rights they may have under applicable law) on reasonable notice any information reasonably requested by such person.

8.4	Exceptions to Securityholder access rights

Nothing in clause 8.3 requires a Company to give any person access to information if to do so would, in the reasonable opinion of the relevant Board:

(a)	constitute a breach by the relevant Company and/or any of its Subsidiaries from time to time of any obligation of confidentiality owed to a third party or imposed by law; or

(b)	materially disrupt, or have a material adverse effect on, the business or operations of the relevant Company and/or any of its Subsidiaries from time to time.

8.5	Disclosure of information

A Nominated Director or Observer is entitled to pass information concerning any Group Company to his Appointer or any of his Appointer’s Affiliates or Associated Persons, so long as each recipient keeps that information confidential in accordance with clause 26.

8.6	Equality of information

For so long as the WPP Securityholders together with their respective Permitted Transferees in aggregate hold at least 5% of the Securities, if any information concerning the Group is provided by any Group Company to an Investor Securityholder or a WPP Securityholder, the

same information shall be provided at the same, or substantiality the same, time to any other Investor Securityholder and/or WPP Securityholder who did not receive such information.

9.	OTHER CONTINUING OBLIGATIONS OF THE COMPANIES

9.1	Compliance

Each Company must take all reasonable steps to obtain, and must comply in all material respects with the terms of, all governmental and other licences and consents necessary for the conduct of its business and must procure that each of their respective Subsidiaries from time to time does likewise.

9.2	Insurance

(a)	Each Company must keep insured, and must procure that each of their respective Subsidiaries from time to time keeps insured, at all times with a reputable insurer:

(i)	all its assets against such risks and in such manner and to such extent as accords with good commercial practice with regard to assets of the same kind in comparable circumstances;

(ii)

itself in respect of any accident, damage, injury, third-party loss, loss of profits and other risks and to such an extent as accords with good commercial practice with regard to a business of the same kind as that of the relevant Group Company; and

(iii)	to the maximum extent permitted by law, its directors and officers against any liability incurred by them in the lawful performance of their duties, on terms approved by the relevant Board.

(b)

Each Company must procure that its insurance policies are reviewed by its insurance brokers at least once every year and that all reasonable recommendations made by its brokers in relation to such policies are complied with, unless the relevant Board decides otherwise.

9.3	Data centre, ERP and IT carve-out

The Companies will procure that the Group invests, within five years of the date of this agreement, $147m on upgrading and remediating the Group’s Information Technology estate, including:

(a)	its infrastructure and datacentres;

(b)	its enterprise resource planning (ERP) system; and

(c)

the investment required in order to implement the carve-out of the Group’s Information Technology from that of the WPP Group (including the logical and physical separation of the Group’s reliance on the IBM Agreements, and the execution of a new agreement in respect of the same or substantially the same services between one or more Group Companies and IBM (or its Affiliate)).

10.	FUNDING AND ISSUES OF SECURITIES

10.1	No obligation to provide funding or security

The Securityholders intend that each Company will be self-financing and will obtain any additional funds required from third parties without recourse to the relevant Securityholders. No Securityholder is obliged to:

(a)	contribute any funds (whether in the form of debt or equity) to any Group Company; or

(b)	other than pursuant to the Finance Documents, give any security or provide any guarantee on behalf or for the benefit of any Group Company.

10.2	Further financing

The parties acknowledge and agree that:

(a)

if the relevant Board concludes that the relevant Company needs further finance for the Business or to make any acquisition of assets or shares, such further finance shall be obtained by way of third-party debt financing, insofar as the relevant Board determines that it is reasonably practicable to do so on terms which, acting reasonably, the relevant Board considers commercially acceptable to the relevant Company. If such funding is not available on such terms, the relevant Board will consider whether or not to seek further finance from the relevant Securityholders; and

(b)	any Group Company may grant Encumbrances to secure any bank facilities secured under clause 10.2(a).

10.3	Restrictions on issues of Securities

Each Company must not issue any Securities unless the issue:

(a)	is permitted by clause 10.4; or

(b)	has received the relevant Board Approval and is made in accordance with the rights offer process set out in clause 11,

provided in all cases that no Securities shall be issued to any person who is not a Securityholder immediately before any such proposed issue and is not a party to this agreement, or who has not entered into a Deed of Adherence.

10.4	Permitted issues

(a)	Each Company may issue Securities:

(i)	in accordance with clause 12;

(ii)	in accordance with clause 13;

(iii)

to or for the benefit of Employees of the Group provided that such issuance dilutes the Equity Proportions of the applicable Investor Securityholders and WPP Securityholders pro rata to their Equity Proportions immediately before such issuance. If an issue of Securities under this clause 10.4(a)(iii) would cause the WPP Securityholders’ Equity Proportion in aggregate to be reduced below 20, the WPP Securityholders or the relevant WPP Securityholder (as applicable) shall be entitled by notice to the relevant Company and the relevant Investor Securityholder given within 10 Business Days of becoming aware of that issue to subscribe for Securities in RoW JVCo and/or US JVCo (as applicable) at a price per Security determined in accordance with the most recent Quarterly Valuation so that after such subscription the WPP Securityholders’ Equity Proportion in aggregate would be 20. If a WPP Securityholder or the WPP Securityholders (as applicable) notify the relevant Company or Companies that they wish to subscribe for such Securities, the relevant Investor Securityholder or Investor Securityholders shall procure that the relevant Company or Companies issue such Securities within 10 Business Days of such notice being received by the relevant Company and the relevant Investor Securityholder; or

(iv)	with the prior written consent of each relevant Securityholder.

(b)	Where Securities are to be issued, they may be issued separately or simultaneously by each Company.

(c)

If a Company issues Securities, promptly after completing any such issuance that Company shall provide the relevant Securityholders with copies of the share capital table (or, with respect US JVCo, the interest capital table) and register of shareholders or interestholders for the relevant Company reflecting such issuance.

11.	RIGHTS OFFERS

11.1	Rights offer notice

If a Company proposes to issue any Securities pursuant to clause 10.3(b), it must first give written notice to each of its Securityholders (an Offer Notice) as soon as reasonably practicable after the relevant Board Approval for that issue is given, inviting each of its Securityholders to subscribe for those Securities. An Offer Notice must:

(a)

specify the aggregate number of Securities the relevant Company proposes to offer for subscription (the Offer Securities), the issue price per Security (the Offer Price) (which must be in cash) and any other terms and conditions of the issue (the Offer Terms);

(b)

state that, subject to the provisions of this agreement, each relevant Securityholder is entitled to subscribe for its relevant Equity Proportion (as at the date of the Offer Notice) of the total number of Offer Securities (as at the date of Offer Notice) at the Offer Price and on the Offer Terms (Rights Entitlement);

(c)	include copies of the share capital table and register of members for the relevant Company or Companies as at the date of the Offer Notice;

(d)	confirm the number of Offer Securities in the relevant Securityholder’s Rights Entitlement;

(e)	specify the period for which the offer is open, which must be at least ten Business Days (the Offer Period);

(f)

state that the relevant Securityholder may apply for more Offer Securities than its Rights Entitlement and will be liable to subscribe for up to the number of Offer Securities applied for if other relevant Securityholders do not take up their full Rights Entitlement;

(g)

invite the relevant Securityholder to apply for Offer Securities by giving written notice to the relevant Company no later than 5.00 pm on the last day of the Offer Period, stating the number of Offer Securities for which the relevant Securityholder wishes to subscribe (which may be greater than, equal to or less than the relevant Securityholder’s Rights Entitlement); and

(h)	not be revoked unless otherwise decided by the relevant Board.

11.2	Allocation of Offer Securities

(a)

Each Securityholder that applies for Offer Securities in accordance with the provisions of this agreement and the terms of the Offer Notice (a Subscribing Securityholder) will be issued the number of Offer Securities calculated under this clause 11.2.

(b)

If the total number of Offer Securities applied for by all Subscribing Securityholders is less than or equal to the total number of Offer Securities, the relevant Company must issue to each Subscribing Securityholder the number of Offer Securities that it applied for.

(c)

If the total number of Offer Securities applied for by all Subscribing Securityholders is more than the total number of Offer Securities, the relevant Company must issue all of the Offer Securities to the Subscribing Securityholders, so far as practicable, in proportion to the number of Securities then held by them but so that no Subscribing Securityholder will be issued more Offer Securities than it applied for.

(d)	A relevant Securityholder that does not apply in writing for any Offer Securities within the Offer Period is not entitled to subscribe for any Offer Securities.

11.3	Notice of outcome of rights offer process

Within five Business Days after the end of the Offer Period, the relevant Company must give notice to each Subscribing Securityholder, specifying:

(a)	the number of Offer Securities to be issued to that Subscribing Securityholder (the Subscription Securities) calculated under clause 11.2;

(b)

the subscription price payable by that Subscribing Securityholder for its Subscription Securities as set out in the Offer Terms or as determined, where applicable, in accordance with clause 11.4 (Subscription Price); and

(c)

the proposed date for completion of the issue of the Offer Securities, which must be at least ten Business Days and no more than 15 Business Days after expiry of the Offer Period (the Offer Closing Date).

11.4	Subscription Price

If any Securityholder elects not to subscribe for its full Rights Entitlement offered to it pursuant to an Offer Notice (an Affected Party), an Affected Party may require, by notice to the relevant Company within two Business Days of the end of the Offer Period, that the Subscription Price for the Subscription Securities be (other than where there exists an Event of Default) a minimum of the implied price per Security as determined by the relevant Board by reference to the most recent Quarterly Valuation.

11.5	Quarterly Valuation

As used in clause 11.4, Quarterly Valuation means the most recent quarterly valuation of the relevant Company delivered to the limited partners in the Investment Funds Controlling the Investor Securityholder.

11.6	Closing of rights offer process

On the Offer Closing Date:

(a)	each Subscribing Securityholder must pay to the relevant Company the Subscription Price for its Subscription Securities;

(b)	on receipt of such payment, the relevant Company must issue to each Subscribing Securityholder its Subscription Securities; and

(c)

the relevant Company must enter the name of each Subscribing Securityholder in the register of shareholders or interestholders of that Company as holder of its Subscription Securities and execute and deliver to each Subscribing Securityholder a share certificate (if applicable) representing its Subscription Securities.

12.	EMERGENCY FUNDING

(a)	If:

(i)	an event of default has occurred, and is continuing; or

(ii)	in the reasonable opinion of the Investor Securityholders, would be reasonably likely to occur but for any additional financing from the Securityholders,

in each case pursuant to any of the financing arrangements of either, or both of, the Companies or their Subsidiaries (an Event of Default), the relevant Company may issue Securities not in compliance with clause 11 (EoD Securities), provided that, if reasonably practicable, before any issuance of any such EoD Securities, the relevant Company or Companies shall provide the relevant Securityholders with copies of the current share capital table and register of members for the relevant Company or Companies.

(b)

If any EoD Securities are issued pursuant to paragraph (a) above and a relevant Securityholder does not subscribe for EoD Securities (a Non-Subscribing Securityholder), any such Non-Subscribing Securityholder shall have the right, for a period of 20 Business Days following the issue of the EoD Securities, to acquire EoD Securities from the other Securityholders (equal to its respective Equity Proportion before the issue of any such EoD Securities) on the same price and terms as those that the relevant Securityholder paid and agreed to pursuant to the issuance of the EoD Securities by notice to the relevant Securityholder. The relevant Company or Companies shall provide the Non-Subscribing Securityholder with copies of the share capital table and register of members for the relevant Company or Companies in accordance with clause 10.4(c) within 5 Business Days of any EoD Securities being issued.

13.	ACQUISITION ISSUES

(a)

If it is proposed that a Group Company is to acquire a business or company from a bona fide third party who is not an Investor Securityholder or any of their respective Affiliates and, as part of the direct or indirect consideration for the transaction, the seller of such business or company is to receive Securities, RoW JVCo and/or US JVCo and/or US GPCo (as applicable) may issue such Securities to such seller (Acquisition Seller) provided that any issuance of Securities dilutes the Equity Proportions of the relevant Investor Securityholder and the relevant WPP Securityholders pro rata to their Equity Proportions immediately before such issuance (an Acquisition Issuance).

(b)

If pursuant to an Acquisition Issuance the WPP Securityholders’ Equity Proportion in aggregate would be reduced below 20, the WPP Securityholders or the relevant WPP Securityholder (as applicable) shall be entitled by notice to the relevant Company and the Investor Securityholders given within 10 Business Days of becoming aware of that Acquisition Issuance to subscribe for Securities in RoW JVCo and/or US JVCo and/or US GPCo (as applicable) at the same implied price, on the same terms and for the same classes of Securities as the Acquisition Seller subscribed for Securities so that after such subscription the WPP Securityholders’ Equity Proportion in aggregate would be 20. If a WPP Securityholder or the WPP Securityholders (as applicable) notify the relevant Company or Companies that they wish to subscribe for such Securities, the relevant Investor Securityholder shall procure that the relevant Company or Companies issue such Securities within 10 Business Days of such notice being received by the relevant Company and the Investor Securityholders.

14.	MANAGEMENT INCENTIVE PLAN

Subject to clause 10.4(a)(iii), if, in accordance with the terms of this agreement, it is determined that securities in a Group Company be issued to or for the benefit of Employees of the Group pursuant to a management incentive plan or similar (a MIP), the parties agree that:

(a)

any such issuance shall not result in the Investor Securityholders or the WPP Securityholders (or any of their respective Permitted Transferees) holding any Securities in any Company other than ordinary shares or interests ranking pari passu with all other ordinary shares or interests in the relevant Company;

(b)	the Companies shall not, pursuant to any MIP, issue any Securities other than ordinary shares or interests ranking pari passu with all other ordinary shares or interests in the relevant Company;

(c)

subject to paragraphs (a) and (b) above, any preference shares, preference interests or similar that are issued by a Subsidiary of US JVCo, US GPCo or RoW JVCo pursuant to any MIP, shall only be held by a Group Company and by or for the benefit of the relevant Employees of the Group and shall not be held by any Investor Securityholder (or any of its Affiliates) or any WPP Securityholder (or any of its Affiliates); and

(d)

any such issuance by a Subsidiary of one of the Companies shall dilute the indirect holdings of the applicable Investor Securityholder and the applicable WPP Securityholders in that Subsidiary pro rata to their Equity Proportions immediately before such issuance.

15.	RESTRICTIONS ON DISPOSAL

15.1	Purpose of this clause

Each Securityholder (and, to the extent applicable, each Company):

(a)

acknowledges and agrees that (i) the purpose of this clause 15 is to maintain (subject to Disposals of Securities permitted by this agreement) the closely held nature of each Company by restricting the way in which Securityholders may Dispose of their Securities and giving Securityholders an opportunity to buy any Securities offered for sale before those Securities are offered to any party who is not a party to this agreement and (ii) this clause 15 is in the corporate interest of the relevant Company; and

(b)

must not, and must procure that its Affiliates do not, enter into any arrangement, structuring device or other transaction (including any transfer of any direct or indirect transfer of any securities in the Securityholder) which is designed, directly or indirectly, to avoid the provisions of this clause 15 or is otherwise inconsistent with the purpose of this clause 15;

(c)

agrees, subject to (d) below, that the rights and restrictions on transfers in this agreement shall apply to any indirect transfer of Securities by any Securityholder’s parent undertakings within the meaning of section 1162 of the Companies Act 2006; and

(d)

agrees that, notwithstanding anything in this agreement to the contrary, no transfer of any: (a) interests in any Investment Fund; and/or (b) shares in WPP, shall in each case constitute a breach of the restrictions on transfer of Securities in this agreement.

15.2	Restrictions on Disposal of Securities before the third anniversary of the Effective Date

Except for a Disposal:

(a)	which is a transfer of Securities permitted by clause 15.5; or

(b)	to which all the other Securityholders give their prior written consent,

no Securityholder may Dispose of any Security before the third anniversary of the Effective Date.

15.3	Restrictions on Disposal of Securities on or after the third anniversary of the Effective Date

On or after the third anniversary of the Effective Date, a Securityholder may Dispose of some or all of its Securities only if the Disposal:

(a)	is a Disposal of the type permitted under clause 15.5; or

(b)

is a sale of Securities made under clauses 16, 17 and/or 18, provided, in each case, that a Securityholder may only Dispose of some or all (as applicable) of its Securities if it and/or its Affiliates (as applicable) transfer an equal proportion of their Securities in each Company to the same transferee pursuant to the relevant transfer.

15.4	Restrictions on Disposal of the Unlimited Partnership Interest

US GPCo may only Dispose of its Unlimited Partnership Interest before the termination of the agreement with the prior written consent of each of the Investor Securityholders and the WPP Securityholders.

15.5	Permitted transfers

Subject to clause 19, a Securityholder may transfer its Securities:

(a)	pursuant to clause 15.6;

(b)

to a Permitted Transferee (other than, in the case of an Investor Securityholder, any Permitted Transferee who is a limited partner or similar in any Investment Fund Controlled by, Controlling or under common Control with, such Investor Securityholder) where the Permitted Transferee first executes and delivers to the relevant Company a Deed of Adherence; for the avoidance of doubt, a Securityholder may transfer its Securities in accordance with this paragraph where a Tag Notice or Drag Notice has been served in accordance with this agreement provided that the provisions of clauses 17 or 18 (as applicable) shall apply to the Permitted Transferee in place of the transferring Securityholder; or

(c)	with the prior written consent of each of the Investor Securityholders and the WPP Securityholders.

15.6	Syndication

(a)

Subject to clause 15.7, the Investor Securityholders and/or their respective Affiliates may at any time within the 12-month period from the Effective Date, enter into a definitive written agreement to indirectly transfer to one or more third-party co-investors (the Syndicatees) up to a maximum, in aggregate, of 10% of the aggregate of the Securities held by the Investor Securityholders and their respective Affiliates as at the Effective Date (Syndication) provided that:

(i)

if the Investor Securityholders indirectly transfer Securities in one Company, they must transfer the same proportion of Securities in the other Company to the same transferee (any such Securities being transferred pursuant to this clause 15.6 being Syndication Securities); and

(ii)	the relevant Investor Securityholder remains the registered holder of the Securities at all times.

(b)

The obligations and liabilities of the other Securityholders under this agreement shall not be increased as a result of such Syndication. Such Syndicatee shall not affect a transfer of any of its Syndication Securities, except a transfer required by the terms of this agreement or the relevant Articles.

(c)	Each of the other parties to this agreement consents to any transfer of Securities made in accordance with this clause 15.6.

(d)	The parties to this agreement acknowledge and agree that, in the event of any Syndication pursuant to this clause 15.6:

(i)	no fees shall be payable by any Securityholders (other than the relevant Investor Securityholder) or any Group Company as a result of such transfer to a Syndicatee;

(ii)	clauses 16 and 18 shall not apply in respect of any such transfer to a Syndicatee; and

(iii)	there shall be no change in the composition of either Board following such transfer to a Syndicatee.

15.7	Restrictions on Syndication

The provisions of clause 15.6 shall only apply where the Syndicatee is a financial investor and not where the Syndicatee is a strategic investor.

15.8	Retransfer by Permitted Transferee

If a Securityholder holding Securities transferred to it under clause 15.5(b) is about to cease to be a Permitted Transferee of the transferor that transferred those Securities to that Securityholder, it must immediately transfer all of its Securities back to that transferor or to another Permitted Transferee of that transferor.

16.	FIRST OFFER RIGHTS ON SALE

16.1	Sale Notice

(a)	If at any time on or after the third anniversary of the Effective Date a Securityholder wishes to Dispose of all or any of its Securities other than under clause 15.5 or clause

18, that Securityholder (a Selling Securityholder) must first give written notice to each other Securityholder, copied to each Company (a Sale Notice). A Sale Notice must:

(i)	specify the number of Securities the Selling Securityholder proposes to Dispose of (the Sale Securities);

(ii)

confirm the number of Sale Securities that the relevant Securityholder may make a binding offer to buy being the relevant Securityholder’s Equity Proportion (as at the date of such Sale Notice and adjusted to exclude the Sale Securities) of the total number of Sale Securities (as at the date of such Sale Notice) (the Offer Right Entitlement);

(iii)

specify a period, which must be at least 20 Business Days, during which recipients of the Sale Notice may make a binding offer to buy all or more than that relevant Securityholder’s Offer Right Entitlement (the Sale Period) and that the relevant Securityholder will be liable to buy up to the number of Sale Securities it offers to buy if other relevant Securityholders do not take up in full their Offer Right Entitlement;

(iv)	if the Selling Securityholder is the Majority Holder, specify whether the Selling Securityholder intends to issue a Drag Notice pursuant to clause 17.2 in respect of such Disposal; and

(v)	not be revoked unless otherwise agreed by the relevant Board.

(b)

Following service of a Sale Notice, the relevant Securityholders and each relevant Company agree to provide each Securityholder who is entitled to a Sale Notice with any reasonable assistance they require, including access to the relevant Group Companies, their Employees and their records (including financial and accounting), to allow such Securityholders to complete reasonable due diligence of the relevant Group Companies, at all times without materially disrupting or negatively impacting the Business (or relevant part of it), scoped in a manner that has regard to the information that the relevant Securityholder already possesses with respect to the Selling Securityholder and each relevant Company.

16.2	Offer notice

If at any point during the Sale Period a relevant Securityholder wishes to make a binding offer to the Selling Securityholder for all of or more than their Offer Right Entitlement, that Securityholder (a Buying Securityholder) must give a written notice to the Selling Securityholder, copied to each Company, by 5.00pm on the last day of the Sale Period (an Offer Notice). An Offer Notice must:

(a)

state the proposed sale price per Security which must be a cash price (the Sale Price) and any other terms and conditions of the proposed sale, which are to be terms customary for a sale by a private equity investor in the United Kingdom market (the Sale Terms);

(b)

invite the Selling Securityholder to accept the offer made in the Offer Notice in full or in part by giving written notice to the Buying Securityholder (with a copy to the relevant Company or Companies (as applicable)) by no later than 5.00 pm on the date ten Business Days after the date of issuance of the Offer Notice (an Acceptance Notice);

(c)

state that, subject to the provisions of this agreement, the Offer Notice constitutes a binding and irrevocable offer by the Buying Securityholder to buy: (i) its Offer Right Entitlement; or (ii) more than its Offer Right Entitlement, in each case specifying the maximum number of Sale Securities it wishes to acquire;

(d)

include evidence that the Buying Securityholder either has immediately available cash resources to purchase the Sale Securities notified to it by the Selling Securityholder in the Acceptance Notice at the Sale Price or “certain funds” financing on terms customary in the United Kingdom market in respect of such amount; and

(e)	not be revoked unless otherwise agreed by the relevant Board.

16.3	Allocation of Sale Securities

(a)

Subject to clause 16.3(b), if the Selling Securityholder accepts the terms of the Offer Notice, the Selling Securityholder must sell to each relevant Buying Securityholder whose Offer Notice has been accepted in full or in part in accordance with the provisions of this agreement and the terms of the Offer Notice (an Accepted Securityholder), and each Accepted Securityholder must buy, the number of Sale Securities calculated under this clause 16.3 at the Sale Price and on the Sale Terms.

(b)

If the total number of Sale Securities that all Accepted Securityholders wish to buy is less than the total number of Sale Securities, the Selling Securityholder may, but is not obliged to, sell to each Accepted Securityholder and, if the Selling Securityholder elects to sell in such a case, each Accepted Securityholder must buy the number of Sale Securities stated in the Offer Notice given by that Accepted Securityholder.

(c)

If the total number of Sale Securities that all Accepted Securityholders wish to buy is equal to the total number of Sale Securities, the Selling Securityholder must sell and each Accepted Securityholder must buy the number of Sale Securities stated in the Offer Notice given by that Accepted Securityholder.

(d)

If the total number of Sale Securities that all Accepted Securityholders wish to buy is greater than the total number of Sale Securities, the Selling Securityholder must sell all of the Sale Securities to the Accepted Securityholders, so far as practicable and subject to clause 16.3(f), in proportion to the number of Securities then held by them, but so that no Accepted Securityholder will be sold more Sale Securities than the number stated in the Offer Notice given by that Accepted Securityholder.

(e)	A Securityholder that does not give an Offer Notice in accordance with clause 16.2 by 5.00 pm on the last day of the Sale Period is not entitled to make an offer for any of the Sale Securities.

(f)

Notwithstanding anything to the contrary, the Selling Securityholder shall be entitled to accept offers made by competing Buying Securityholders in descending order from the highest Sale Price to the lowest Sale Price offered by them.

16.4	Notice of outcome of sale process

Within ten Business Days after the end of the Sale Period, the Selling Securityholder must give notice to each Accepted Securityholder, specifying:

(a)	the number of Sale Securities to be sold to that Accepted Securityholder calculated under clause 16.3 (the Accepted Securities); and

(b)

the proposed date for completion of the sale of the Accepted Securities, which must be no fewer than 20 Business Days after expiry of the Sale Period or satisfaction or waiver of the relevant conditions precedent pursuant to the Sale Terms (the Sale Completion Date).

16.5	WPP Securityholder shareholder approval

If the Selling Securityholder is an Investor Securityholder and it accepts any offer made by any WPP Securityholder in accordance with clauses 16.1 to 16.4 and the transfer of the applicable Securities requires a shareholder approval of any member of the WPP Group, and that shareholder approval has not been obtained within three months of the acceptance by the Selling Securityholder of the applicable offer, the Selling Securityholder shall be entitled to terminate the relevant transaction and at any time up to six months thereafter agree to sell to any person the Sale Securities subject to the provisions of clauses 16.7(a) and 16.7(b).

16.6	Completion of the sale

On the Sale Completion Date:

(a)	each Accepted Securityholder must pay to the Selling Securityholder the purchase price for its Accepted Securities; and

(b)

the Selling Securityholder must deliver to each Accepted Securityholder a duly executed transfer agreement in favour of the Accepted Securityholder of that Accepted Securityholder’s Accepted Securities and must deliver to each Company share certificates representing all of the relevant Accepted Securities (to the extent any such certificate has been issued).

16.7	Sale of Sale Securities to third parties

The Selling Securityholder may at any time up to six months after the earlier of: (i) the date of expiry of the Sale Period; or (ii) the date that all Securityholders other than the Selling Securityholder confirm in writing to the Selling Securityholder that they will not make an offer in respect of their Offer Right Entitlement in compliance with this clause 16, sell to any third party any Sale Securities not allocated to Accepted Securityholders under clause 16.3 and thereafter complete such sale in accordance with the relevant sale and purchase agreement, so long as:

(a)

those Securities are sold at a price per Security which is not less than the highest Sale Price received in respect of those Sale Securities provided that this restriction shall not apply unless the Selling Securityholder has received offers in compliance with this clause 16 from other Securityholders in respect of all of the Sale Securities; and

(b)	the buyer of those Sale Securities first executes and delivers to each Company a Deed of Adherence (other than where all Securities are to be sold to that buyer pursuant to the transaction).

17.	DRAG RIGHTS

17.1	Application of this clause

This clause applies where a Sale Notice is given under clause 16.1 but:

(a)	no Offer Notice is given under clause 16.2; or

(b)	where an Offer Notice is given under clause 16.2, no Acceptance Notice is given under clause 16.2(b) and 16.3(a); or

(c)	where the Selling Securityholder sells some (but not all) of the Sale Securities under clause 16 and remains the Majority Holder after the sale.

17.2	Service of a Drag Notice

If at any time up to 5.00 pm on the date which is 60 Business Days after the date on which the Sale Period expires, the Majority Holder agrees to sell all of its Securities to any person other than an Affiliate of the Majority Holder on arm’s length terms such that the person to whom such Securities are transferred would on completion of that agreement to sell hold more than 50% of the Securities (Drag Transaction), then the transferring Majority Holder may (at its election) within that 60 Business Day period give written notice (a Drag Notice) to each Minority Holder at any time before completing the proposed sale requiring each Minority Holder to sell its Securities (Drag Securities) to the proposed buyer of such Majority Holder’s Securities in accordance with this clause 17.

17.3	Contents of Drag Notice

A Drag Notice must:

(a)

specify the number of Securities the Majority Holder proposes to sell (being all, and not some only, of its Securities), the proposed sale price per Security (the Drag Sale Price) and any other material terms and conditions of the proposed sale (the Drag Sale Terms). If the Drag Sale Price for the Securities the subject of the sale includes any non-cash consideration other than liquid marketable securities, the Drag Notice must include:

(i)	a choice (of the relevant Minority Holder’s choosing) between:

(A)	the same mix of non-cash and cash consideration as the Majority Holder is to receive pursuant to the Drag Transaction; or

(B)	cash consideration only with the non-cash component being satisfied in cash at the Drag Value; and

(ii)	the value that the Majority Holder is ascribing to the non-cash consideration which, if the Minority Holder elects, must be the Fair Value (the Drag Value);

(b)	state the name of the person to whom the Majority Holder proposes to sell its Securities (the Drag Buyer) and, if that person is a body corporate, the Ultimate Holding Company of that person;

(c)

state that it is a Drag Notice for the purposes of this agreement and that, subject to this clause 17, each Minority Holder is required to sell each of its Securities to the Drag Buyer for the Drag Sale Price and, subject to clause 17.4, on the Drag Sale Terms; and

(d)	state the Majority Holder’s reasonable best estimate of the date for completion of the sale of the Drag Securities, which must be at least ten Business Days after the Drag Notice is given.

17.4	Effect of Drag Notice

If the Majority Holder gives a Drag Notice under this clause 17:

(a)

each Minority Holder must, if an option is available in accordance with this clause 17, notify the Majority Holder of its election with respect to the Drag Value within 5 Business Days of receipt of the Drag Notice. If the Minority Holder fails to make such election within such period, it shall be deemed to have accepted the value that the Majority Holder is ascribing to the non-cash consideration pursuant to the Drag Transaction;

(b)

each Minority Holder must, if an option is available in accordance with this clause 17, notify the Majority Holder of its election with respect to the form of consideration comprising the Drag Sale Price within 15 Business Days of receipt of the Drag Notice. If the Minority Holder fails to make such election within such period, it shall be deemed to have elected to receive the same mix of cash and non-cash consideration as the Majority Holder is receiving pursuant to the Drag Transaction;

(c)	each Minority Holder must sell all of its Securities to the Drag Buyer on the terms stated in the Drag Notice;

(d)

the Minority Holder must deliver to the Drag Buyer a duly executed transfer in favour of the Drag Buyer, together with share certificate(s) representing all of its Securities (to the extent any such certificate has been issued) and such other documents as the Majority Holder may reasonably require to give effect to the Drag Sale Terms;

(e)	the Minority Holder must give the same warranties as to title and capacity, and the same indemnity as to leakage, as the Majority Holder gives to the Drag Buyer;

(f)	except as provided in paragraph (e) above, the Minority Holder is not obliged to give any representations, warranties or indemnities in relation to any Group Company; and

(g)

the Majority Holder must not sell any Securities to the Drag Buyer unless at the same time the Drag Buyer buys all of the Securities held by each Minority Holder on the terms stated in the Drag Notice; and

(h)

the costs and expenses associated with the Drag Transaction, to the extent not borne by the Group, shall be borne by the relevant selling Securityholders pro rata to the amount of proceeds (which shall include the value attributed in accordance with this clause 17 to any non-cash consideration) actually payable to each such Securityholder.

17.5

By way of security for performance of its obligations under this clause 17, each Minority Holder irrevocably appoints each Investor Securityholder (severally, and not jointly or jointly and severally) as its attorney with full power and authority to do all such acts and things as the Minority Holder is required to do to comply with its obligations under this clause 17.

18.	TAG RIGHTS

18.1	Application of this clause

This clause 18 applies where:

(a)	a Sale Notice is given under clause 16.1 but:

(i)	no Offer Notice is given under clause 16.2; or

(ii)	where an Offer Notice is given under clause 16.2, no Acceptance Notice is given under clause 16.2(b) and 16.3(a); or

(iii)	where the Selling Securityholder sells some (but not all) of the Sale Securities under clause 16 and remains the Majority Holder after the sale; and

(b)	the Majority Holder wishes to sell Securities to a third party on or after the third anniversary of the Effective Date (a Third Party Sale); and

(c)	that Majority Holder has not issued a Drag Notice in respect of the Third Party Sale.

18.2	Tag Notice

If this clause 18 applies, the Majority Holder must first give written notice (a Tag Notice) to each Minority Holder. A Tag Notice must:

(a)

specify the number of Securities the Majority Holder proposes to sell, the proposed sale price per Security (the Tag Sale Price) and any other terms and conditions of the Third Party Sale (the Tag Sale Terms) which, if the Tag Sale Price for the Securities the subject of the Third Party Sale includes any non-cash consideration other than liquid marketable securities, must include

(i)	a choice (of the relevant Minority Holder’s choosing) between:

(A)	the same mix of non-cash and cash consideration as the Majority Holder is to receive pursuant to the Third Party Sale; or

(B)	cash consideration only with the non-cash component being satisfied in cash at the Tag Value; and

(ii)	the value that the Majority Holder is ascribing to the non-cash consideration which, if the Minority Holder elects, must be the Fair Value (the Tag Value);

(b)	state the name of the person to whom the Majority Holder proposes to sell its Securities (the Tag Buyer) and, if that person is a body corporate, the Ultimate Holding Company of that person;

(c)	state that each Minority Holder has an option (a Tag Option) to direct the Majority Holder to require, as a condition of the sale of the Majority Holder’s Securities, that the Tag Buyer also buy:

(i)

if the Tag Buyer (together with its Affiliates) would, following completion of the Third Party Sale, hold 50% or more of the Securities, at the Minority Holder’s election, either: (A) all of the Minority Holder’s Securities; or (B) the same proportion of the Minority Holder’s Securities as the proportion of Securities that the Majority Holder is selling pursuant to the Third Party Sale; or

(ii)

if the Tag Buyer (together with its Affiliates) would, following completion of the Third Party Sale, hold less than 50% of the Securities, the same proportion of the Minority Holder’s Securities as the proportion of Securities that the Majority Holder is selling pursuant to the Third Party Sale,

(any such Securities being sold by the Minority Holder being Tag Securities), at the Tag Sale Price and, subject to clause 18.4, on the Tag Sale Terms;

(d)	specify a period, which must be at least ten Business Days, during which recipients of a Tag Notice may exercise their Tag Options (the Tag Period); and

(e)

state the Majority Holder’s reasonable best estimate of the date for completion of the sale of the Tag Securities if the Tag Option is exercised, which, unless otherwise agreed between the Majority Holder and the Minority Holder, must be at least ten Business Days after the end of the Tag Period.

A Minority Holder may elect, by notice to the Majority Holder and within five Business Days of receipt of the Tag Notice, that the Tag Value be the Fair Value. If the Minority Holder so elects, the Tag Period shall be extended to the date ten Business Days after the date that the Fair Value is determined.

18.3	Exercise of a Tag Option

A Minority Holder may exercise a Tag Option by giving notice in writing to the Majority Holder (with a copy to each Company) no later than 5.00 pm on the last day of the Tag Period. If the Tag Notice included a choice as to the form of consideration in respect of the Tag Sale Price, such notice shall also include the Minority Holder’s election with respect to the form of such consideration. Any exercise of a Tag Option is irrevocable unless the Majority Holder otherwise agrees in writing, provided that if:

(a)

the material terms of the proposed Tag Along offer change with the result that the Tag Sale Price shall be less than the Tag Sale Price originally set forth and notified to the Minority Holders in relation to the Third Party Sale;

(b)	the form of consideration differs from the form of consideration originally set forth and notified to the Minority Holders in relation to the Third Party Sale; or

(c)	the other terms and conditions shall be materially less favourable to the Minority Holders exercising their Tag Option to those set forth and notified to such Minority Holders,

each Minority Shareholder shall be permitted to withdraw their exercise of the Tag Option by written notice to the Majority Holder and upon such withdrawal shall be released from their obligations with respect to such exercise of their Tag Option.

18.4	Effect of exercise of a Tag Option

If a Minority Holder exercises its Tag Option in accordance with clause 18.3, then:

(a)	the Majority Holder must not complete any sale of any Securities to the Tag Buyer before the expiry of the Tag Period (as extended in accordance with clause 18.3 (if applicable));

(b)

subject to clause 18.5, the Majority Holder must not complete the Third Party Sale unless at the same time the Tag Buyer buys each of that Minority Holder’s Tag Securities at the Tag Sale Price and, subject to this clause 18.4, on the Tag Sale Terms;

(c)	the Minority Holder must sell the Tag Securities to the Tag Buyer on the terms stated in the Tag Notice;

(d)	the Minority Holder must give the same warranties as to title and capacity, and the same indemnity as to leakage, as the Majority Holder gives to the Tag Buyer;

(e)	except as provided in paragraph (d) above, the Minority Holder is not obliged to give any representations, warranties or indemnities in relation to any Group Company; and

(f)

the costs and expenses associated with the Third Party Sale, to the extent not borne by the Group, shall be borne by the relevant selling Securityholders pro rata to the amount of proceeds (which shall include the value attributed in accordance with this clause 18 to any non-cash consideration) actually payable to each such Securityholder.

18.5	WPP Securityholder shareholder approval

If a Minority Holder who is a WPP Securityholder elects to exercise their Tag Option in accordance with clause 18.3 and the transfer of the applicable Tag Securities requires a shareholder approval of any member of the WPP Group, and that shareholder approval has not been obtained within two months of the relevant WPP Securityholder exercising the Tag Option, the Majority Holder and any other Securityholders shall be entitled to complete the sale of their Securities pursuant to the Third Party Sale provided that the Majority Holder procures that the buyer pursuant to the Third Party Sale agrees to complete the sale by the relevant WPP Securityholder within 10 Business Days of the date when the relevant WPP Securityholder obtains such shareholder approval provided it is obtained within three months of completion of the Majority Holder’s sale.

18.6	Time limit for completion of Third Party Sale

If the Third Party Sale has not been completed within 60 Business Days after the later of: (a) the end of the Tag Period; and (b) satisfaction or waiver of the conditions to completion pursuant to the Tag Sale Terms, the Majority Holder must not complete the Third Party Sale without first issuing a new Tag Notice and following the procedure set out in this clause 18.

19.	GENERAL PROVISIONS RELATING TO ISSUE AND TRANSFER OF SECURITIES

19.1	Registration of issues and transfers of Securities

Each Company must not issue any Securities or register the transfer of any Securities unless:

(a)	the issue or transfer is made in accordance with this agreement; and

(b)	the subscriber or transferee (if not already a party to this agreement) (the New Party) first executes and delivers a Deed of Adherence to the relevant Company or Companies (as applicable).

19.2	710-12 of the 1915 Law

(a)

With respect to RoW JVCo and US GPCo, each Securityholder irrevocably undertakes to each other Securityholder, RoW JVCo and US GPCo to vote in favour of any resolutions approving a Disposal of Securities made in accordance with this agreement and the relevant Articles and further undertakes to accept any such transfer in accordance with article 710-12 of the 1915 Law.

(b)

If, on or after the third anniversary of the Effective Date, a Securityholder proposes to: (i) Dispose of its Shares in RoW JVCo or US GPCo pursuant to law 710/12 of the Luxembourg Companies Law; (ii) such Disposal is not permitted under this agreement; and (iii) such Disposal is not approved by relevant Shareholders holding at least three quarters of the all the relevant Shares, the relevant non-transferring Securityholders may, within three (3) months from the date of the refusal, acquire the relevant Shares on an equal treatment basis (unless otherwise agreed between them) or procure the acquisition of the relevant Shares, at a price determined in accordance with clause 19.2(d), except if the transferring Securityholder decides to forego the transfer. Upon request of the relevant Board, the three-month period can be extended by the president of the chamber of the district court of Luxembourg dealing with commercial matters and sitting as in summary proceedings, it being understood that such extension shall not exceed six (6) months.

(c)

To the extent that the Securityholders have not proposed to acquire the Shares pursuant to clause 19.2(b), the relevant Company may, within the same timeframe and with the consent of the transferring Securityholder, decide to: (i) reduce its share capital by an amount corresponding to the aggregate nominal value of the relevant Shares; and (ii) repurchase and cancel such Shares at a price determined in accordance with clause 19.2(d).

(d)	For the purposes of clauses 19.2(b) and 19.2(c), the transfer price or redemption price shall correspond to the aggregate nominal value of the relevant Shares.

19.3	Acceptance of New Party as party

If a person becomes a holder of Securities, other than as a result of breach of this agreement, and the provisions of clause 19.1 are complied with, each party:

(a)	accepts the New Party as a party to this agreement; and

(b)

agrees and acknowledges that the New Party will be entitled to the rights and benefits of this agreement as if the New Party were named in this agreement as a Securityholder and, in the case of an Affiliate or Permitted Transferee of (i) an Investor US Securityholder, who is an Investor Securityholder and Investor US Securityholder; (ii) an Investor RoW Securityholder, who is an Investor Securityholder and Investor RoW Securityholder; (iii) a WPP US Securityholder, who is a WPP Securityholder and WPP US Securityholder; or (iv) a WPP RoW Securityholder and WPP Securityholder.

20.	PROHIBITED ACTIVITIES

20.1	Interpretation

For the purposes of this clause 20 a person engages in a business if the person or an Affiliate carries on the business as principal or agent or:

(a)	is a partner, director, employee, contractor, consultant, adviser or agent in, of or to any person who carries on the business;

(b)	has any direct or indirect financial interest (as shareholder, unit holder, financier or otherwise) in the business or any person who carries on the business; or

(c)

is a partner, director, employee, contractor, consultant, adviser or agent in, of or to any person who has a direct or indirect financial interest (as shareholder, unit holder, financier or otherwise) in the business or any person who carries on the business.

20.2	Prohibited activities

(a)

Each Securityholder and each of its Affiliates (other than, in the case of an Investor Securityholder, any portfolio or investee company in which an Investor Securityholder or any Investment Fund which Controls an Investor Securityholder has an equity interest) must not directly or indirectly induce or attempt to induce any person who is a Senior Employee to leave the Employment of that Group Company.

(b)

Each WPP Securityholder shall procure that, whilst appointed and for a period of 12 months after ceasing to be appointed as a WPP Director or Observer appointed by the WPP Securityholder(s), any such person shall not engage in any activity that competes with the Business provided that any WPP senior executive who has general oversight of the WPP Group or business shall not be subject to this prohibition.

20.3	Duration of prohibitions

(a)

The undertaking in clause 20.2(a) applies in relation to each Securityholder for the period starting on the Effective Date and ending on the date that is two years after the date on which that Securityholder and all of its Affiliates cease to hold any Securities;

(b)

The undertaking in clause 20.2(b) applies in relation to each WPP Securityholder for the period starting on the date that the relevant WPP Securityholder appoints a WPP Director and ending on the date that is 12 months after the date on which the relevant WPP Director or Observer appointed by the WPP Securityholder(s) ceased to be a WPP Director or Observer as applicable.

20.4	Geographic application of prohibitions

(a)	The undertaking in clause 20.2(a) applies within those territories and countries where the Business operates, or operated, whilst the relevant Securityholder was a Securityholder.

(b)

The undertaking in clause 20.2(b) applies within those territories and countries where the Business operates, or operated, while such person is, or was, appointed a WPP Director or Observer appointed by the WPP Securityholder(s) as applicable.

20.5	Exceptions to non-solicitation

The prohibition in clause 20.2(a) does not prevent any Securityholder or Affiliate thereof from publishing any recruitment advertisement in any local or national newspaper or other publication or on any website, or from negotiating with any person who replies to any such advertisement or who initiates any contact with any Securityholder.

20.6	Operation of this clause 20

Clauses 20.2(a) and 20.2(b) and clauses 20.3 and 20.4 have effect together as if they consisted of separate prohibitions, each being severable from the other, and:

(a)	it is the intention of the parties that each of the separate prohibitions so resulting applies separately and independently of all of the other separate prohibitions so resulting; and

(b)

if any of the separate prohibitions so resulting is invalid or unenforceable for any reason, the invalidity or unenforceability of that prohibition does not affect the validity or enforceability of any of the other separate prohibitions so resulting.

20.7	Acknowledgements

Each Securityholder acknowledges that:

(a)	the prohibitions in clause 20.2 are no more extensive than is reasonable in the circumstances to protect the business interests and goodwill of the Group; and

(b)

damages alone may not be an adequate remedy if any Securityholder breaches this clause 20 and, without prejudice to any other remedy available to the relevant Company, the other Securityholders or the relevant Company may apply for injunctive relief if that Securityholder breaches or threatens to breach this clause 20 or if the other Securityholders or the relevant Company believe that Securityholder is likely to breach this clause 20.

21.	EXIT

(a)	The Securityholders acknowledge and agree that it is their collective intention to pursue an Exit.

(b)

Subject to clause 21(c) and without prejudice to the rights of the parties under clauses 14 to 18 (inclusive), the timing, structure, pricing and other terms and conditions (including target leverage, listing venue, amount of primary & secondary issuance, syndicate participants, advisers, fees and governance structure) of any IPO shall be discussed in good faith between the Investor Securityholders and the WPP Securityholders.

(c)

At any time after the third anniversary of the Effective Date the Investor Securityholders may direct that an IPO be undertaken and that, in connection with such IPO, each relevant Securityholder participate, and each relevant Securityholder hereby undertakes to participate, in any pre-IPO reorganisation (including to insert a new single holding company of the Business which will be listed pursuant to the IPO) provided that such a reorganisation does not adversely affect the gross value of the Securities of any Securityholder in a manner that is disproportionate to the effect on the gross value of the Investor Securityholders’ Securities.

(d)

Subject to clause 21(c) and without prejudice to the rights of the parties under clauses 14 to 18 (inclusive), all parties agree to take such actions, and to procure that such actions (subject to applicable law, rules and regulations) are taken, as is reasonably requested and agreed by the WPP Securityholders and the Investor Securityholders and the relevant Board or Boards (as applicable) to achieve any Exit, or where required by the Investor Securityholders pursuant to clause 21(c) as are determined by the Investor Securityholders to be necessary or desirable to achieve any such IPO, including:

(i)

approving the appointment by the relevant Company (and/or relevant Group Company) of professional and corporate finance advisers approved by the relevant Board or Boards (as applicable) for and on behalf of the relevant Company (and/or relevant Group Company);

(ii)	subject always to any fiduciary duties of the relevant Directors, by consenting to any Board Approvals necessary;

(iii)	assisting in the production and negotiation of such documentation as is required to effect the Exit;

(iv)	giving such co-operation and assistance as the relevant Board or Boards (as applicable) reasonably requests; and

(v)	in relation to a proposed IPO, discussing in good faith:

(A)	such undertakings in relation to the retention, disposal or manner of disposal of their shares or securities received as consideration for their Securities (known as ‘lock-ups’);

(B)	any changes to the governance structure (including policies, standards or Anti-Corruption Policies) of the Companies or the Group; and

(C)

provisions designed to result in an orderly disposal of Securities (or securities received as consideration for their Securities) by the Securityholders and to maximise the value from the IPO for the Securityholders, including, but not limited to, agreeing the target leverage of the Group, listing venue, amount of primary and secondary issuance, syndicate participants, fees (including fees for legal, tax and other advisers) and listing price,

in each case, to the extent they are reasonably considered necessary or desirable by the corporate finance advisers, legal advisers or other professional advisers advising the relevant Company or Companies (as applicable) on the Exit; and

(e)	The parties acknowledge that, on an Exit:

(i)	the Securityholders and the Directors will not give any representations, warranties or indemnities in connection with the Group, except:

(A)

on a Sale, a warranty to be given by each of the relevant Securityholders as to the title to the Securities held by it in the capital of the relevant Company and as to its capacity to sell those Securities, as well as a customary leakage indemnity; and

(B)	on an IPO, such warranties, representations and indemnities as are required by the underwriters in accordance with customary market practice at the relevant time;

(ii)

there shall be no arrangements or agreements in relation to the purchase price for an Exit, other than those set out in the principal transaction documents giving effect to the Exit, unless otherwise agreed by the Investor Securityholders and the WPP Securityholders; and

(iii)

the costs and expenses associated with any Exit, to the extent not borne by the Group shall be borne by the relevant Securityholders pro rata to the amount of proceeds actually payable to each Securityholder; and

(iv)	if the Exit is by way of an IPO:

(A)	the WPP Securityholders will be given the opportunity (pro rata with the Investor Securityholder) to sell shares in any secondary offering;

(B)

the Investor Securityholders will be entitled to require the WPP Securityholders to sell up to their pro rata share of any secondary offering to the extent that the underwriters recommend such secondary offering as necessary or desirable to create a market standard free float, provided that the WPP Securityholders (together with its Permitted Transferees) shall not be required to sell down below a 20% shareholding (in aggregate) in the listed company; and

(C)

the Investor Securityholders and the WPP Securityholders will enter into such agreements as are determined by the Investor Securityholders (in consultation with the underwriters) to be necessary or desirable for the orderly transition of the Group onto the public markets which will treat them equally including as to lock-up obligations and orderly marketing restrictions (with each of them being entitled to initiate sales of shares in the listed company subject to pro rata tag-along rights for the other).

22.	WPP RIGHTS REINSTATEMENT

If at any point:

(i)	any of the rights granted to the WPP Securityholders under this agreement cease to be exercisable by the relevant WPP Securityholder or WPP Securityholders; and/or

(ii)	any obligations of the other parties to this agreement cease to apply,

in each case, as a result of the WPP Securityholders (together with their respective Permitted Transferees) ceasing to hold an applicable minimum percentage holding of Securities as set out in this agreement (a Rights and Obligations Reduction) and subsequently the WPP Securityholders’ (together with their respective Permitted Transferees) holding of Securities in aggregate equals or exceeds such minimum holding of Securities, the WPP Securityholders shall be entitled to the benefit of the rights removed pursuant to such Rights and Obligations Reduction and the obligations of the other parties in respect of any obligations that ceased to apply pursuant to such Rights and Obligations Reduction shall apply. The parties agree to take such reasonable steps as are necessary to reinstate any such rights including appointing WPP Directors as required by the relevant WPP Securityholders, or to apply any applicable obligations of the other parties.

23.	WARRANTIES

23.1	All party warranties

Each party warrants to each other party on the date of this agreement that each of the following statements is true, accurate and not misleading:

(a)	it is a corporation validly existing under the laws of the place of its incorporation;

(b)

it has the power to execute and deliver, and to perform its obligations under, this agreement and each of the other Transaction Documents to which it is or will be a party, and it has taken all necessary corporate action to authorise such execution and delivery and the performance of such obligations;

(c)

its obligations under this agreement are, and its obligations under each of the other Transaction Documents to which it is or will be a party are, or will on execution of those Transaction Documents be, legal, valid, binding and enforceable in accordance with their terms;

(d)

the execution and delivery by it of this agreement and of each of the other Transaction Documents to which it is or will be a party and the performance of its obligations under each of them do not and will not conflict with or constitute a default under any provision of:

(i)	any agreement or instrument to which it is a party;

(ii)	its articles of association/constitution (if any); or

(iii)	any law, order, judgment, award, injunction, decree, rule or regulation by which it is bound; and

(e)	no Insolvency Event has occurred in relation to it.

24.	ANTI-CORRUPTION

(a)	Each party undertakes to each other party that:

(i)	it will not engage in any activity, practice or conduct which would contravene or otherwise constitute an offence under any applicable anti-bribery, anti-corruption,

anti-money laundering or trade-control laws, irrespective of where such activity, practice or conduct takes place; and

(ii)

to the extent that it has not already done so, it will establish and at all times maintain in place adequate procedures designed to prevent any Associated Person from undertaking any conduct that would contravene or otherwise give rise to an offence under any applicable anti-bribery and/or anti-corruption laws (Anti-Corruption Policies).

(b)	Each Company must procure that each of their respective Subsidiaries from time to time complies with the Anti-Corruption Policies and must keep them under regular review.

(c)

Each Company may at any time, and must upon reasonable request by an Investor Securityholder or one of the relevant WPP Securityholders, prepare draft amendments to the Anti-Corruption Policies which it must submit to each relevant Securityholder. The relevant Investor Securityholder and the relevant WPP Securityholder must consider any draft amendments to the Anti-Corruption Policies submitted to it under this clause 24 and must take appropriate steps with a view to it and the relevant Investor Securityholders or relevant WPP Securityholders (as applicable) or agreeing revised Anti-Corruption Policies (with such amendments as it and the relevant Investor Securityholders or relevant WPP Securityholders (as applicable)) as soon as reasonably practicable.

25.	TERM AND TERMINATION

25.1	Term

(a)	This agreement takes effect on the date of this agreement and continues until terminated in accordance with clause 25.2.

(b)	The parties agree that the voting undertakings and transfer restrictions set out in this agreement are in the corporate interest of the Companies.

(c)	In relation to any voting undertaking or waiver of voting rights to which Luxembourg law may apply a maximum duration, such undertaking will survive until the earlier of:

(i)	the date thirty (30) years from the date of this agreement; and

(ii)	the maximum period permitted by Luxembourg law.

(d)	If the duration of any voting undertaking or waiver of voting rights to which Luxembourg law may apply a maximum duration either:

(i)	would expire within one year pursuant to clause 25.1(c)(i); or

(ii)	expires pursuant to clause 25.1(c)(ii),

the parties undertake to each other to take all such actions and steps as are reasonably necessary to ensure that the applicable voting undertakings or waiver of voting rights do not expire in accordance with clause 25.1(c), or agree a mutually satisfactory alternative.

25.2	Circumstances for termination

This agreement terminates:

(a)	in respect of the rights and obligations of all parties:

(i)	on the date on which the last Company is wound up;

(ii)	on the date on which one person becomes the beneficial owner all of the Securities;

(iii)	on the date on which all parties agree in writing to terminate this agreement; or

(iv)	on an Exit; and

(b)	in respect of the rights and obligations of a Securityholder, on the date on which that Securityholder ceases to hold any Securities.

25.3	Effect of termination

If this agreement terminates in respect of the rights and obligations of any party:

(a)	except as provided in clause 25.3(c) that party is released from its obligations to further perform this agreement;

(b)	each party retains all rights that it has against each other party in respect of any breach of this agreement occurring before termination; and

(c)	the provisions of and the rights and obligations of each party under this clause 25.3 and each of the Surviving Clauses survive termination of this agreement.

26.	CONFIDENTIALITY

26.1	Confidentiality obligations

Except as permitted by this clause 26:

(a)	each Securityholder must keep confidential:

(i)

all information made available to it by or on behalf of the relevant Company or by its Nominated Director or Observer under clause 8.5 (whether before, on or after the date of this agreement and whether in writing, orally, electronically or in any other form or medium) which relates to the past, present or future business, operations or affairs of any relevant Group Company;

(ii)

all information made available to it by or on behalf any other Securityholder (whether before, on or after the date of this agreement and whether in writing, orally, electronically or in any other form or medium) in connection with the arrangements contemplated by this agreement; and

(iii)	the existence, terms and subject matter of, and the negotiations relating to, this agreement and each other Transaction Document,

and must not disclose or cause or permit the disclosure to any person of any such information, or use any such information for any purpose other than exercising its rights or performing its obligations under this agreement or any other Transaction Document or monitoring and making decisions regarding its investment in the relevant Company or Companies (as applicable); and

(b)	each Company must keep confidential:

(i)

all information made available to it by or on behalf of any Securityholder (whether before, on or after the date of this agreement and whether in writing, orally, electronically or in any other form or medium) in connection with the arrangements contemplated by this agreement; and

(ii)	the existence, terms and subject matter of, and the negotiations relating to, this agreement and each other Transaction Document,

and must not disclose or cause or permit the disclosure to any person of any such information, or use any such information for any purpose other than conducting the Business or exercising its rights or performing its obligations under this agreement or any other Transaction Document.

26.2	Excluded information

Clause 26.1 does not apply to any information which:

(a)	is in or comes into the public domain, except through a breach of this clause 26 or through a breach by any person of any other obligation of confidentiality; or

(b)	at the time it was disclosed by one party to another was already in the lawful possession of the second party and not held by the second party subject to an obligation of confidentiality.

26.3	Disclosure to Affiliates or Representatives

Nothing in clause 26.1 prevents any party from disclosing information to any of its Affiliates or Representatives if:

(a)	the information needs to be disclosed to that Affiliate or Representative:

(i)	to enable that party to exercise its rights or perform its obligations under this agreement or any other Transaction Document; or

(ii)	where the party is a Securityholder, to enable that Securityholder to monitor and make decisions regarding its investment in the relevant Company; and

(b)

before disclosure is made that party has informed the relevant Affiliate or Representative in writing that the information is confidential and must only be used for the purpose for which it was disclosed.

A party that discloses information under this clause 26.3 must ensure that each of its Affiliates or Representatives to whom information is so disclosed strictly complies with that party’s obligations under this clause 26 as if those obligations were imposed directly on the relevant Affiliate or Representative.

In addition, an Investor Securityholder may disclose information relating to the Group to the limited partners in the Investment Funds which Control it subject to the confidentiality provisions applicable to such limited partners in their capacity as such.

26.4	Required disclosure

Nothing in clause 26.1 prevents a party or any of its Affiliates or Representatives from disclosing information:

(a)

in the WPP Circular, the AUNZ Circular or the Scangroup Circular or where such announcement is in the Agreed Announcement or the confidential information disclosed comprises only information set out in the Agreed Announcement;

(b)	with the written approval of each other relevant party, which in the case of any announcement shall not be unreasonably conditioned, withheld or delayed; or

(c)

to the extent required by applicable law, any court of competent jurisdiction or any competent regulatory body (including, without limitation, any relevant stock exchange or listing authority), but if a person is so required to make any announcement or to disclose any confidential information, the relevant party shall promptly notify the other parties, where practicable and lawful to do so, before the announcement is made or disclosure occurs (as the case may be) and shall co-operate with the other party regarding the timing and content of such announcement or disclosure (as the case may be) or any action which the other parties may reasonably elect to take to challenge the validity of such requirement.

26.5	Legal proceedings

Nothing in clause 26.1 prevents a party from disclosing information to the extent required to enable that party to enforce the provisions of this agreement or any other Transaction Document or for the purpose of defending any proceedings brought against that party.

26.6	Advertisements and public announcements

Nothing in clause 26.1 prevents a party from disclosing information in any advertisement or public announcement made with the written consent of each other Securityholder.

26.7	Disclosure to potential buyers of Securities

A Securityholder may disclose information relating to any Group Company to any person to whom the Securityholder proposes to sell its Securities in the relevant Company in accordance with the provisions of this agreement, but before any such information is disclosed, the potential buyer must enter into appropriate confidentiality undertakings enforceable by the relevant Company on terms that give at least the same level of protection for that information as this clause 26 or on such other terms as the relevant Company approves, acting reasonably. For the avoidance of doubt, this clause 26.7 does not permit any Securityholder to disclose information relating to another Securityholder or its Affiliates other than the identity of a Securityholder and its Ultimate Holding Company and its Equity Proportion at the relevant time.

26.8	Outgoing Securityholder

If it is proposed that a Securityholder cease to be a Securityholder, that Securityholder must immediately before ceasing to be a Securityholder:

(a)

deliver all documents or other materials in tangible form that are in its possession or control and that contain information of the type described in clause 26.1(a) to the party that made that information available to it;

(b)	permanently delete all information of the type described in clause 26.1(a) that has been stored on any computer, database or other electronic storage medium by it or on its behalf; and

(c)

ensure that each of its Affiliates (other than any Affiliates that continue to be or become Securityholders as a result of a transfer from the outgoing Securityholder) and Representatives to whom information has been provided under clause 26.3 does the same, except to the extent that the Securityholder or the relevant Affiliate or Representative is required to retain such information by law, the rules of any regulatory authority or any mandatory professional standards rules or in accordance with its reasonable and bona fide internal compliance policies.

27.	TAX MATTERS

27.1	Definitions

(a)	In this clause 27:

Investor Securityholder Tax Consolidation means any group, consolidation, fiscal unity or other form of association of which any Group Company is treated as part for any Tax purposes and of which an Investor Securityholder (and/or any Affiliate of an Investor Securityholder other than a Group Company) is also so treated, and pursuant to which the Tax position of any Group Company which is so treated is or may be determined to any extent by reference to the circumstances of such Investor Securityholder and/or (as applicable) any such Affiliate of such Investor Securityholder;

Relief means any loss, allowance, credit, relief, deduction or set-off in respect of, or taken into account (or capable of being taken into account) in the calculation of a liability to, Tax, or any right to a repayment of Tax;

Tax Period means, in relation to any Tax, a period in respect of which a return or a payment to a Tax Authority is required to be made in relation to a Group Company;

Tax Return means any return, declaration or report required to be filed with any Tax Authority in connection with the determination, assessment or collection of Tax; and

WPP Representative means the Group Tax Director of the WPP Group, or such other person as the WPP Securityholders may designate from time to time by notice to the other Securityholders.

(b)

For the purposes of this clause 27, a Group Company shall be deemed to be liable for a payment of Tax, and to make that payment of Tax, if that Group Company would be liable for a payment of Tax but for the use or setting off against profits or against a liability to pay Tax of any Relief, and such deemed payment of Tax shall be deemed to be due on the earliest possible date on which that Tax could have been due (ignoring for this purpose any application to postpone payment of, appeal against or amendment of any assessment or other notification of that Tax) but for the use or setting off of the Relief concerned.

27.2	Secondary Tax Liabilities

(a)	In this clause 27.2:

(i)

a Relevant Person in relation to a Securityholder means that Securityholder and any other person (excluding any Group Company) that may be treated for the purposes of any Tax as having been at any time on or after the date of this agreement a member of the same group of companies as, or otherwise associated with or connected with, that Securityholder;

(ii)	a Tax liability will be deemed to have been suffered by a person:

(A)	if that person is required to make a payment to a Tax Authority in respect of that Tax liability; or

(B)

if that person would have been required to make a payment to a Tax Authority in respect of that Tax liability but for the utilisation or offset of a Relief or repayment of Tax available to that person; and

(iii)

Tax will be deemed to be attributable to a person (the Attributed Person) and not to another person if and to the extent that it is Tax which is payable by reference to the income, profits or gains, transactions, assets, capital or liabilities of the Attributed Person and not of the other person.

(b)	Each Securityholder covenants with each Company to pay to that Company an amount equal (on an after-Tax basis) to:

(i)	any Tax liability suffered by that Company or any Group Company in which that Company directly or indirectly holds an interest:

(A)	as a result of a failure by a Relevant Person in relation to that Securityholder to discharge Tax for which it is liable; or

(B)	which is attributable to a Relevant Person in relation to that Securityholder and is not attributable to a Group Company,

which in each case would not have been suffered by the relevant Company or Group Company but for the relationship, after: (I) the date of the Transfer Agreement in the case of an Investor Securityholder; or (II) the Effective Date (or, if later, the date upon which that Group Company became a Group Company) in the case of a WPP Securityholder, of the relevant Company or that Group Company with any Relevant Person in relation to that Securityholder; and

(ii)

any reasonable out-of pocket costs or expenses reasonably and properly incurred by that Company or Group Company solely and directly in connection with any Tax liability as is referred to in clause 27.2(b)(i) or in connection with any action taken in avoiding, resisting or settling any such Tax liability or in connection with successfully taking or defending any action under this clause 27.2(b).

(c)

If a Company or any Group Company in which that Company directly or indirectly holds an interest receives any notice, enquiry, demand, assessment, determination, letter or other document issued by a Tax Authority from which it appears that that Company or Group Company may suffer a Tax liability which may give rise to a claim against a Securityholder pursuant to clause 27.2(b), then that Company shall give or procure that notice in writing is given to the relevant Securityholder as soon as is reasonably practicable. Subject to the relevant Securityholder having indemnified that Company each relevant Group Company on an after-Tax basis to that Company’s reasonable satisfaction against any liabilities, damages, Tax, losses or out-of-pocket costs or expenses which may be incurred thereby, that Company shall take or procure (so far as it is able to do so) that the relevant Group Company takes such action as the relevant Securityholder may by written notice reasonably request to dispute, resist or compromise such claim, provided that:

(i)

neither the Company in question nor any Group Company shall be required under this clause to take (or procure the taking of) any action which would constitute fraudulent or negligent conduct, which would be materially prejudicial to the commercial interests of any Group Company or any other Securityholder, or the relevant Board reasonably considers could require it or any Group Company to engage in fraudulent conduct or the commission of or participation in any criminal offence or conduct;

(ii)	the decision of whether to appeal any matter beyond the first appellate body (excluding the relevant Tax Authority) shall be subject to the approval of the relevant Board at its sole discretion; and

(iii)	nothing in this clause 27.2(c) shall confer on such Securityholder the right to resist the claim in the name of the Company or Group Company (as the case may be).

(d)

Each Securityholder (that Securityholder being referred to in this clause 27.2(d) and clause 27.2(e) as Securityholder A) covenants with each other Securityholder (the relevant other Securityholder being referred to in this clause 27.2(d) and clause 27.2(e) as Securityholder B) to pay to Securityholder B an amount equal (on an after-Tax basis) to:

(i)	any Tax liability suffered by Securityholder B or any Affiliate of Securityholder B (excluding any Group Company):

(A)	as a result of a failure by a Relevant Person in relation to Securityholder A to discharge Tax for which it is liable; or

(B)	which is attributable to a Relevant Person in relation to Securityholder A and is not attributable to Securityholder B or any Affiliate of Securityholder B; and

(ii)

any reasonable out-of-pocket costs or expenses reasonably and properly incurred by Securityholder B or any Affiliate of Securityholder B (excluding any Group Company) solely and directly in connection with any Tax liability as is referred to in clause 27.2(d)(i) or in connection with any action taken in avoiding, resisting or settling any such Tax liability or in connection with successfully taking or defending any action under this clause 27.2(d).

(e)

If Securityholder B or any of its Affiliates receives any notice, enquiry, demand, assessment, determination, letter or other document issued by a Tax Authority from which it appears that it may suffer a Tax liability which may give rise to a claim against Securityholder A under clause 27.2(d), then Securityholder B shall give or procure that notice in writing is given to Securityholder A as soon as is reasonably practicable. Subject to Securityholder A having indemnified Securityholder B and each relevant Affiliate of Securityholder B on an after-Tax basis to Securityholder B’s reasonable satisfaction against any liabilities, damages, Tax, losses or out-of-pocket costs or expenses which may be incurred thereby, Securityholder B shall take (and procure the taking of) such reasonable action as Securityholder A may by written notice request to dispute, resist or compromise such claim, provided that:

(i)

Securityholder B shall not be required to take (or procure the taking of) any action which would constitute fraudulent or negligent conduct, which would be materially prejudicial to the commercial interests of Securityholder B, any of its Affiliates or any Group Company or which Securityholder B reasonably considers would require it, any of its Affiliates or any Group Company to engage in fraudulent conduct or the commission of or participation in any criminal offence or conduct;

(ii)

the decision of whether to appeal any matter beyond the first appellate body (excluding the relevant Tax Authority) shall be subject to Securityholder A furnishing Securityholder B with the written opinion of counsel of at least ten years’ call to the effect that such appeal is more likely than not to succeed; and

(iii)	nothing in this clause 27.2(e) shall confer on Securityholder A the right to resist the claim in the name of Securityholder B, any of its Affiliates or any Group Company.

(f)	A payment required to be made by a Securityholder under this clause 27.2 shall be made:

(i)

no later than ten Business Days after the date on which notice setting out the amount due is received by that Securityholder from the relevant Company or (as relevant) the relevant other Securityholder; or

(ii)

if later, in relation to any payment which arises in respect of Tax which is required to be paid to a Tax Authority, no later than the date five Business Days prior to the last date on which that payment of Tax may be made in order to avoid incurring a liability to interest or penalties.

(g)

For the avoidance of doubt, nothing in this clause 27.2 entitles a Company or a Securityholder to receive payment in respect of a Tax liability, cost or expense if and to the extent that it has already received a payment under this clause 27.2 in respect of the same Tax liability, cost or expense.

27.3	Structuring of indemnity payments

Where it is agreed or determined that an amount is payable by a Securityholder to a Group Company pursuant to this agreement, the relevant Securityholders and the relevant Company shall consult in good faith for a period of not less than ten Business Days (or such longer or shorter period as the parties may agree in writing) with a view to agreeing an acceptable arrangement for satisfying the obligation to pay the amount so claimed in an efficient manner that does not prejudice the interests of any Group Company (which may involve among other things, and by way of example only, the relevant Securityholder subscribing for worthless deferred shares in the relevant Company or making an additional contribution to the relevant Company in respect of existing shares in the relevant Company which are at the date of the contribution, and continue to be, held by that Securityholder). If the Securityholders and the relevant Company fail to agree on any particular manner of payment during the course of such consultations (but not before), the party which is liable to make the payment in question shall make that payment in cash to the person entitled to it.

27.4	Tax returns etc

(a)	In this clause 27.4:

Relevant Period means, in relation to a Group Company, any Tax Period commencing after the Effective Date (or, if later, the date upon which that Group Company became a Group Company); and

Tax Period means, in relation to any Tax, a period in respect of which a return or a payment to a Tax Authority is required to be made in relation to a Group Company.

(b)

In relation to any matter relevant to the tax affairs of a Group Company for any Relevant Period (including, without limitation, the preparation and submission of all notices, claims, consents, elections, returns and computations, the preparation and submission of all correspondence relating to such notices, claims, consents, elections, returns and computations and the negotiation and agreement of all matters relevant to the tax position of that Group Company for any Relevant Period) each Securityholder shall take such steps as are within its power so as to ensure that:

(i)

provided the WPP US Securityholder and the WPP RoW Securityholder together with their respective Permitted Transferees hold in aggregate more than 10% of the Securities, there are submitted to the WPP Representative, upon the WPP Representative’s written request, copies of all material income Tax Returns to be submitted to the relevant Tax Authority in relation to the relevant matter (together with such other information as may be reasonably necessary to enable the WPP Representative to consider the relevant returns, correspondence or other documents in light of all material facts) in sufficient time (and, where reasonably practicable, no less than thirty (30) Business Days) before submission to the relevant Tax Authority to enable the WPP Representative or his advisors to comment on such Tax Returns;

(ii)

following a submission to the WPP Representative as described in clause 27.4(b)(i), all reasonable comments of the WPP Representative or his advisors received by the relevant Group Company in sufficient time (and, where reasonably practicable, no less than fifteen (15) Business Days) before the date for submission to the relevant Tax Authority are reasonably considered by the relevant Group Company; and

(iii)

provided the WPP US Securityholder and the WPP RoW Securityholder together with their respective Permitted Transferees hold in aggregate more than 10% of the Securities, the WPP Representative is kept informed about the status of any material negotiations with the relevant Tax Authority relating to the relevant matter and, before any agreement in respect of such matter is reached with the relevant Tax Authority, details of the proposed agreement are given to the WPP Representative in sufficient time (and, where reasonably practicable, no less than twenty (20) Business Days) before the conclusion of such agreement to enable him or his advisors to comment on such agreement; and

(iv)

provided the WPP US Securityholder and the WPP RoW Securityholder together with their respective Permitted Transferees hold in aggregate more than 10% of the Securities, the WPP Representative (or his advisors) shall be provided as soon as reasonably practicable with any material information received by a Securityholder (other than the WPP Securityholders) or any Group Company, or of which any such Securityholder or any Group Company otherwise becomes aware, which may be relevant to the relevant matter.

27.5	VAT

If anything done under this agreement is a supply on which VAT is chargeable, the recipient of that supply shall pay to the maker of it (in addition to any other amounts payable under this agreement) an amount equal to any VAT for which the maker of the supply (or any member of the VAT group of which it is a member) is liable to account (against delivery by the maker of the supply (or any member of the VAT group of which it is a member) of an appropriate VAT invoice).

27.6	Investor Securityholder Tax Consolidations

If, as a result of any acquisition of shares or securities in any entity other than a Group Company by an Investor Securityholder or any Affiliate of an Investor Securityholder, any Group Company becomes part of any Investor Securityholder Tax Consolidation, the Investor Securityholders and the WPP Securityholders shall co-operate in good faith and use reasonable endeavours so as to ensure that, so far as permitted by law, that Group Company is in no materially worse a Tax position than it would have been if it had not been part of that Investor Securityholder Tax Consolidation. Such reasonable endeavours shall include, where relevant and to the extent permitted by law, not allocating disallowances of reliefs to Group Companies where the Group Companies would not have suffered such disallowances if they were not members of the Investor Securityholder Tax Consolidation. In the event that a Group Company suffers such a disallowance because an allocation is so made and a member of the Investor Securityholder Tax Consolidation that is not a Group Company (the “Benefitting Member”) receives a corresponding reduction (or increased reduction) in tax actually payable by it, the Investor Securityholders shall procure that the

Benefitting Member shall pay to a Group Company an amount equal to such corresponding reduction (or increased reduction) in tax, provided that such payment may be deferred for so long as the Benefitting Member does not have sufficient free cash available to it to make the payment.

27.7	U.S. tax provisions

The Parties agree that the provision of Schedule 9 hereto shall govern with respect to certain issues material to a Securityholder’s U.S. federal, state, and local income tax consequences relating to the ownership of interests in US JVCo.

28.	NOTICES

28.1	Manner of giving notice

Any notice or other communication to be given under this agreement must be in writing (which does not include an Electronic Communication) and must be delivered or sent by post to the party to whom it is to be given as follows:

(a)	to RoW JVCo at:

4, rue Lou Hemmer
L-1748 Luxembourg-Findel,
Grand Duchy of Luxembourg

For the attention of The Board of Managers;

(b)	to US JVCo at:
4, rue Lou Hemmer
L-1748 Luxembourg-Findel,
Grand Duchy of Luxembourg

For the attention of US GPCo as manager of US JVCo;

(c)	to US GPCo at:
4, rue Lou Hemmer
L-1748 Luxembourg-Findel,
Grand Duchy of Luxembourg

For the attention of The Board of Managers;

(d)	to YMS 2009 at:

Sea Containers
18 Upper Ground
London SE1 9GL
United Kingdom

marked for the attention of the Chief Operating Officer and the General Counsel

with a copy (which will not constitute notice) to:

Allen & Overy LLP
One Bishops Square
London E1 6AD

United Kingdom

marked for the attention of Stephen Lloyd;

(e)	to WPP US Co at:

Sea Containers
18 Upper Ground
London SE1 9GL
United Kingdom

marked for the attention of the Chief Operating Officer and the General Counsel

with a copy (which will not constitute notice) to:

Allen & Overy LLP
One Bishops Square
London E1 6AD
United Kingdom

marked for the attention of Stephen Lloyd;

(f)	to WPP RoW Securityholder at:

Sea Containers
18 Upper Ground
London SE1 9GL
United Kingdom

marked for the attention of the Chief Operating Officer and the General Counsel

With a copy (which will not constitute notice) to:

Allen & Overy LLP
One Bishops Square
London E1 6AD
United Kingdom

marked for the attention of Stephen Lloyd;

(g)	to the Investor RoW Securityholder at:

4, rue Lou Hemmer
L-1748 Luxembourg-Findel
Grand Duchy of Luxembourg

marked for the attention of The Board of Managers

with a copy (which will not constitute notice) to:

Weil, Gotshal & Manges (London) LLP
110 Fetter Lane
London EC4A 1AY
United Kingdom

marked for the attention of Marco Compagnoni; and

(h)	to the Investor US Securityholder at:

Suite 302, 4001 Kennett Pike
County of New Castle
Wilmington, DE 19807

marked for the attention of the Board

with a copy (which will not constitute notice) to:

Weil, Gotshal & Manges (London) LLP
110 Fetter Lane
London EC4A 1AY
United Kingdom

marked for the attention of Marco Compagnoni,

or at any such other address of which it shall have given notice for this purpose to the other party under this clause 28. Any notice or other communication sent by post shall be sent by prepaid recorded delivery post (if the country of destination is the same as the country of origin) or by prepaid airmail (if the country of destination is not the same as the country of origin).

28.2	When notice given

Any notice or other communication shall be deemed to have been given:

(a)	if delivered, on the date of delivery; or

(b)	if sent by post, on the second Business Day after it was put into the post.

28.3	Proof of service

In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted by prepaid post or by prepaid airmail, as the case may be.

28.4	Documents relating to legal proceedings

This clause 28 shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this agreement.

29.	GENERAL

29.1	Amendment

This agreement may only be amended in writing and where the amendment is signed by all the parties.

29.2	Assignment

None of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties, save that a Securityholder may transfer its rights under this agreement to any person to whom it is permitted to transfer Securities under this agreement.

29.3	Consents and approvals

Except as otherwise expressly provided in this agreement, a party may give or withhold its consent to, or approval of, any matter referred to in this agreement in its absolute discretion. A party that gives its consent to, or approval of, any matter referred to in this agreement is not taken to have made any warranty or representation as to any matter or circumstance connected with the subject matter of that consent or approval.

29.4	Time is not of the essence

Time is not of the essence in relation to any obligation under this agreement unless:

(a)	time is expressly stated to be of the essence in relation to that obligation; or

(b)

one party fails to perform an obligation by the time specified in this agreement and another party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

29.5	Fees

(a)

The Group shall enter into the following agreements with the Investor Securityholders and the WPP Securityholders (or any of their respective Affiliates as selected by them) all of which shall be substantially in the standard form of the relevant Affiliates of the Investor Securityholders:

(i)

a transaction services agreement (relating to services provided in respect of subsequent transactions, rather than the transaction contemplated by the Transfer Agreement) under which the fees (excluding VAT thereon, if any) payable by the Group shall be a maximum of 1% of the enterprise/other applicable value of the relevant transaction; and

(ii)

a consulting services agreement under which the fees (excluding VAT thereon, if any) payable by the Group shall be a maximum of $15,000,000 per annum (such amount to be properly invoiced on an itemised basis and to be at market rates for such consulting services (including by reference to management consultants)).

(b)

Irrespective of who performs the services under the agreements referred to in paragraph (a) above, all fees (plus VAT thereon, if any) payable under such agreements shall be allocated between the Investor Securityholders and the WPP Securityholders (or their relevant Affiliates) pro rata to their Equity Proportions at the time of such payment provided that, in respect of the fee (plus VAT thereon, if any) payable pursuant to the consulting service agreement referred to paragraph (a)(ii) above, the WPP Securityholders shall only be entitled to receive the amount by which the WPP Securityholders’ pro rata portion of the fee in respect of such agreement exceeds the WPP TSA Charges.

(c)

If a Securityholder transfers any Securities to any person other than its Affiliate in accordance with this agreement in the circumstances where the agreements referred to in paragraph (a) above are not terminated, it shall simultaneously assign the relevant portion of its rights under such agreement to such transferee or an Affiliate thereof.

(d)

If any fees, costs or expenses are incurred by a Securityholder or its Holding Company for the benefit of the Group or a member of the Group (including, but not limited to, credit rating fees and accounting fees) that Securityholder or Holding Company may recharge such fees, costs or expenses (plus VAT thereon, if any) to the relevant Company. Promptly following delivery to such Company of the relevant invoice or other reasonable documentary evidence of such fees, costs or expenses, that Company will, as soon as reasonably practicable, reimburse the relevant Securityholder or Holding Company for the amount of those fees, costs or expenses, so that they are borne by the Securityholders pro rata to their Equity Proportion; provided that no Securityholder shall be entitled to recover any such amounts under this clause 29.5(d) where the recovery of such amount would be inconsistent with, or where that Securityholder has agreed to bear such expenses under or has made, or is entitled to make, recovery under, the Transfer Agreement (including pursuant to clause 29.4 of the Transfer Agreement) or any other Transaction Document (as defined in the Transfer Agreement). Where the relevant Securityholder recovers such amount under such Transaction Documents (as defined in the Transfer Agreement), that Securityholder shall not recover the same under this agreement so that there shall be no double recovery.

(e)

Save as provided for under each of this clause 29.5 and clause 4.12, the Investor Securityholders and their respective Affiliates shall not, and agree that their respective Nominated Directors are not entitled to, charge any fees to a Group Company.

29.6	Costs

Except as otherwise expressly provided in this agreement or any other Transaction Document, each party must pay the costs and expenses incurred by it in connection with entering into and performing its obligations under this agreement and the other Transaction Documents.

29.7	Entire agreement

(a)

This agreement and the other Transaction Documents contain the entire agreement between the parties relating to the transactions contemplated by the Transaction Documents and supersede all previous agreements, whether oral or in writing, between the parties relating to these transactions. Except as required by statute, no terms must be implied (whether by custom, usage or otherwise) into this agreement or any other Transaction Document.

(b)	Each Party:

(i)

acknowledges that in agreeing to enter into this agreement and the other Transaction Documents it has not relied on any express or implied representation, warranty, collateral contract or other assurance made by or on behalf of any other party before the entering into of this agreement;

(ii)

waives all rights and remedies which, but for this clause 29.7(b), might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance; and

(iii)

acknowledges and agrees that no such express or implied representation, warranty, collateral contract or other assurance may form the basis of, or be pleaded in connection with, any claim made by it under or in connection with this agreement.

(c)	Nothing in this clause limits or excludes any liability for fraud.

29.8	Execution in counterparts

This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any party (including any duly authorised representative of a party) may enter into this agreement by executing a counterpart.

29.9	Exercise and waiver of rights

The rights of each party under this agreement:

(a)	may be exercised as often as necessary;

(b)	except as otherwise expressly provided by this agreement, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically,

and delay in exercising or non-exercise of any such right is not a waiver of that right.

29.10	No partnership or agency

Nothing in this agreement or the Articles will be deemed to constitute a partnership between the parties or, unless this agreement expressly provides otherwise, constitute any party the agent of any other party for any purpose.

29.11	Severability

The provisions contained in each clause are enforceable independently of each other clause and the validity and enforceability of any clause will not be affected by the invalidity or unenforceability of any other clause.

29.12	No Third Party Rights

Except as expressly stated in this agreement, a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and their consent is not required to any amendment to this agreement.

30.	DISPUTES – NEGOTIATION AND MEDIATION

30.1	Application of this clause

This clause 30 does not apply to the determination of Fair Value, or any dispute as to the Fair Value, in respect of which the provisions of Schedule 8 must apply (an Excluded Dispute).

30.2	Dispute resolution procedure

Subject to clause 30.5(b), if any Dispute (other than an Excluded Dispute) arises then, unless the parties otherwise agree in writing in relation to any particular Dispute:

(a)	the parties must follow the negotiation procedure set out in clause 30.3;

(b)

if the negotiation procedure set out in clause 30.3 does not resolve all aspects of the Dispute, the parties must follow the mediation procedure set out in clause 30.4 in respect of any aspect of the Dispute that remains unresolved;

(c)

all documents and other information disclosed by each party during or in connection with the negotiation procedure under clause 30.3 or the mediation procedure under clause 30.4 are without prejudice and confidential and must not be used by the other party except in efforts to resolve the Dispute; and

(d)

each party to the Dispute must bear its own costs in connection with the negotiation procedure under clause 30.3 and the mediation procedure under clause 30.4, unless otherwise agreed or determined as part of the resolution of the Dispute.

30.3	Negotiation procedure

Either party may start the negotiation procedure set out in this clause 30.3 by giving written notice to the other party (a Negotiation Notice) setting out brief particulars of the matters in dispute, including brief particulars of: (i) the facts giving rise to the Dispute; (ii) the issues in dispute; (iii) that party’s proposed resolution; and (iv) the reasons why such resolution is proposed. If a Negotiation Notice is given:

(a)

the parties must cause their respective suitably senior representatives (Negotiators) to meet and otherwise use reasonable endeavours, acting in good faith, to resolve the Dispute by no later than ten Business Days after the day on which the Negotiation Notice is given, or such later date as the parties may agree in writing (Negotiation End Date); and

(b)

the Negotiators must be instructed to provide to the parties on the Negotiation End Date a written record, signed by each Negotiator setting out any resolution reached in respect of the Dispute and any aspect of the Dispute that remains unresolved as at the Negotiation End Date.

30.4	Mediation procedure

If any aspect of a Dispute remains unresolved as at the Negotiation End Date, either party may start the mediation procedure set out in this clause 30.4 by giving written notice to the other party (a Mediation Notice) requiring that the remaining issues in dispute be referred to mediation. To be valid, a Mediation Notice must be given as soon as reasonably practicable (and in any event within ten Business Days after the Negotiation End Date). If a Mediation Notice is given:

(a)

the parties must use their reasonable endeavours to agree a mediator within three Business Days after the date on which the Mediation Notice is given, or, failing agreement, procure that a mediator is promptly appointed by the Centre for Dispute Resolution (CEDR) (on the application of either party), to conduct the mediation of the Dispute;

(b)	the mediation must be conducted in London and in the English language under the CEDR Model Mediation Procedure;

(c)	each party must be represented at the mediation by an individual with authority to settle the Dispute;

(d)

except for the purpose of implementing and/or enforcing a written legally binding settlement agreement or as otherwise required by law, the mediation will be conducted without prejudice to the rights of the parties in any future proceedings;

(e)

the costs of the mediation, including the fees and expenses of the mediator (but excluding each party’s own costs, which must be borne by the party incurring those costs) must be borne equally by the parties, unless otherwise agreed in writing;

(f)

the parties must use their reasonable endeavours to resolve the Dispute by no later than 20 Business Days after the date on which the Mediation Notice is given or such later date as the parties and the mediator may agree in writing; and

(g)

if the parties are unable to settle a Dispute referred to in a Mediation Notice within 20 Business Days after date on which the Mediation Notice is given (or such further period as is agreed in writing between the parties before the expiry of that 20 Business Day period), or if no Mediation Notice is given by either party within ten Business Days after the Negotiation End Date, either party may require that the Dispute be resolved in accordance with clause 31.

30.5	Legal proceedings

A party may not commence any proceedings in relation to a Dispute unless:

(a)	where this clause 30 applies, it has first exhausted the procedures required under this clause 30; or

(b)

the proceedings are to seek urgent injunctive, interlocutory or declaratory relief in respect of a Dispute to preserve property or rights or to avoid any losses, costs, charges, claims, liabilities or expenses which are not compensable in damages.

31.	JURISDICTION

31.1	Jurisdiction

Subject to clause 30, the English courts have exclusive jurisdiction to settle any Dispute and each party irrevocably submits to the exclusive jurisdiction of the English courts.

31.2	Waiver of objections

For the purposes of clause 31.1, each party waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

31.3	Service of process agent

Without prejudice to any other method of service permitted by law:

(a)

each of the Investor US Securityholders and the Investor RoW Securityholder irrevocably appoints Bain Capital Private Equity (Europe) LLP of Devonshire House, 1 Mayfair Place, London W1J 8AJ (marked for the attention of Bart Gombert/Linford Coates);

(b)	each of US JVCo, US GPCo and RoW JVCo irrevocably appoints Vistra Trust Company Limited of Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB;

(c)	YMS 2009 irrevocably appoints WPP 2005 Limited of Sea Containers House, 18 Upper Ground, London, United Kingdom, SE1 9GL; and

(d)	WPP US Co irrevocably appoints WPP 2005 Limited of Sea Containers House, 18 Upper Ground, London, United Kingdom, SE1 9GL,

in each case, as its agent in England and Wales for service of process in relation to any Dispute.

31.4	Alternative service of process agent

If any person appointed as process agent under clause 31.3 is unable for any reason to so act, the applicable person must immediately (and in any event within ten Business Days of the event taking place) appoint another agent. Failing this, any other party may appoint another process agent for this purpose.

31.5	Failure of notify by process agent

Each party agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

31.6	Other methods of service allowed by law

This clause 31 does not affect any other method of service allowed by law.

32.	GOVERNING LAW

This agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS WHEREOF THIS AGREEMENT has been executed and delivered as a deed by the parties (or their duly authorised representatives) on the date stated at the beginning of this agreement.

SCHEDULE 1

THE COMPANIES

[Omitted]

SCHEDULE 2

CAPITAL STRUCTURE

PART 1

ROW JVCO

Name of holder	Ordinary Shares	Equity Proportion (%)

Summer (BC) Topco S.à r.l.	60,000	60%

WPP 2005 Limited	40,000	40%

Totals:	100,000	100%

PART 2

US JVCO

Name of holder	Limited Partnership Interests	Unlimited Partnership Interests	Equity Proportion (%)

Summer (BC) US BlockerCo Corp.	9,071,286,480	0	60%

York Merger Square 2009 LLC	4,535,643,240	0	30%

WPP Diamond Head LLC	1,511,881,080	0	10%

Summer (BC) US JVCo GP S.à r.l.	0	1	N/A

Totals:	15,118,810,800		100%

PART 3

US GPCO

Name of holder	Ordinary Shares	Equity Proportion (%)

Summer (BC) US JVCo GP S.à r.l.	9,000	60%

WPP Diamond Head LLC	6,000	40%

Totals:	15,000	100%

SCHEDULE 3

BOARD MEETINGS

1.	Frequency of meetings

1.1	Each Board must meet as necessary to discharge its duties but in any case no less frequently than four times per calendar year.

1.2	Any meeting of the RoW Board shall be held, where practicable and necessary, immediately before or immediately following any meeting of the US GP JV Board.

2.	Notice

Except in the case of an emergency (in which case the notice convening the meeting must indicate the nature of, and the reasons for, the emergency), at least eight days written notice of each meeting of the relevant Board must be given to each relevant Director by the relevant chairman, relevant secretary or any relevant Director.

3.	Agenda

A notice of a Board meeting must be accompanied by an agenda of all the business to be transacted at the meeting.

4.	Location

Each meeting of each Board must be held in the jurisdiction of incorporation of the relevant Company.

5.	Use of technology

5.1

Each Board may conduct meetings, if sufficient relevant Directors to constitute a quorum are unable to participate in the business of the meeting in person, by telephone or by any other means which will enable each relevant Director:

(a)	to hear (or otherwise receive real-time communications made by) each of the other relevant Directors participating in the meeting; and

(b)	to address (or otherwise communicate in real time with) all of the other relevant Directors participating in the meeting simultaneously,

even if all the relevant Directors are not physically present in the same place.

5.2

A Board meeting held in this manner is taken to be held at the place where the chairman of the meeting is physically present or at such other place (being the registered office of the relevant Company or any other place, if appropriate, in its jurisdiction of incorporation), where at least one relevant Director is physically present for the duration of the meeting, as the chairman of the meeting may decide. If a technological link fails, the relevant Board meeting will be adjourned until the failure is rectified.

6.	Quorum

6.1

Subject to paragraph 6.3 (in relation to the quorum of any reconvened meeting of the Directors of the Board), the quorum for a meeting of the Directors of each Board is the presence (including participation in accordance with paragraph 5 above) or representation of a majority of the Directors then in office, of whom at least one must be a relevant WPP Director (provided that the relevant WPP Securityholder at the time of the meeting is not restricted from appointing Directors to the relevant Company as a result of the WPP Securityholders (together with their respective Permitted Transferees) ceasing to hold the minimum percentage of Securities required to appoint Directors in accordance with clause 4.3(a)) and at least one must be a relevant Investor Director.

6.2	For the purposes of determining whether a quorum is present, a proxy who is present at the meeting is to be counted as a Director for each Director on whose behalf the proxy is attending the meeting.

6.3

If a quorum is not present at a Board meeting within 30 minutes of the time appointed for the start of the meeting, the meeting will be adjourned to the same time and place on the following Business Day. The presence of a Director appointed by the relevant Securityholder whose Director did not attend the original meeting shall not be required for a quorum at any reconvened meeting, such that the presence of a majority of the Directors then in office shall comprise a quorum at the reconvened meeting (regardless who appointed them). If a quorum is not present at the reconvened meeting within 30 minutes of the time appointed for the start of the meeting, the meeting will be dissolved.

7.	Voting rights

7.1	Each relevant Director is entitled to one vote on a resolution of the relevant Board.

7.2

In addition to a Director’s individual voting rights, that Director will have the right to vote on behalf of each relevant Director in respect of which he or she is a proxy where his or her appointer is not present at the meeting.

7.3	In the case of an equality of votes:

(a)	the chairman will not have a second or casting vote; and

(b)	any one or more of the Investor Directors who is present at any such meeting may exercise such number of votes which equates to a majority of the total votes which may be cast at the meeting.

8.	Board decisions

Subject to any Securityholder Approval being obtained as required, all resolutions at meetings of the Directors must be decided by a simple majority of votes cast.

9.	Written resolutions

The relevant Directors may pass a resolution without a meeting of the relevant Directors being held if all the relevant Directors entitled to vote on the resolution sign, or indicate their approval of, a document containing a statement that they are in favour of the resolution set out in the document. The document may be in counterparts, signed or approved by one or more relevant Directors, and may be circulated by fax or email.

SCHEDULE 4

SHAREHOLDERS MEETINGS

1.	Frequency and location of meetings

Subject to any relevant statute or the general law, either: (i) the relevant Board; or (ii) a relevant Investor Securityholder and a relevant WPP Securityholder of the applicable Company acting together, may call a meeting of the relevant Shareholders at a time and place that either: (i) the relevant Board; or (ii) relevant Investor Securityholder and relevant WPP Securityholder, resolves.

2.	Use of technology

2.1

Subject to applicable laws, any meeting of the Shareholders may be conducted, if sufficient relevant Shareholders to constitute a quorum are unable to participate in the business of the meeting in person, by telephone or by any other means which will enable each relevant Shareholder:

(a)	to hear (or otherwise receive real-time communications made by) each of the other relevant Shareholders participating in the meeting; and

(b)	to address (or otherwise communicate in real time with) all of the other relevant Shareholders participating in the meeting simultaneously,

even if all the relevant Shareholders are not physically present in the same place.

2.2

A Shareholder meeting held in this manner is taken to be held at the registered office where the Shareholder with the highest number of Shares attending the meeting is physically present, provided at least one Shareholder is physically present for the duration of the meeting at the registered office.

2.3	If a technological link fails, the relevant Shareholder meeting will be adjourned until the failure is rectified.

3.	Quorum

3.1

Subject to paragraph 3.2 (in relation to the quorum of any reconvened meeting) and applicable laws, the quorum for a meeting of the relevant Shareholders is the presence in person, or by proxy, representative or attorney, of at least two relevant Shareholders, of whom at least one must be or represent the relevant WPP Securityholder and at least one must be or represent the relevant Investor Securityholder.

3.2

If a quorum is not present at a meeting of the relevant Shareholders within 30 minutes of the time appointed for the start of the meeting, the meeting will be adjourned to the same time and place on the following Business Day. The presence of the relevant Shareholder who did not attend the original meeting shall not be required for a quorum at any reconvened meeting, such that the presence of the attending Shareholder alone shall comprise a quorum at the reconvened meeting. If a quorum is not present at the reconvened meeting within 30 minutes of the time appointed for the start of the meeting, the meeting will be dissolved.

3.3

Notwithstanding the above, where the attendance and/or affirmative vote of a Securityholder is required at a general meeting of a Company in order to validly convene that meeting or pass a specific shareholder resolution under Luxembourg law that is required to be passed to give effect to the specific terms of this agreement and such matter is in accordance with the terms of this agreement:

(a)

provided that the matters to be considered and approved are not reserved matters set out in Schedule 5, the relevant Securityholder shall attend that meeting and vote in favour of the resolutions proposed; or

(b)

if the matters to be considered and approved are reserved matters set out in Schedule 5, the relevant Securityholder shall attend that meeting, and may vote in favour of the resolutions proposed if it sees fit.

4.	Voting rights

On a poll, each relevant Shareholder is entitled to one vote for each Share held by that Shareholder.

5.	Shareholders decisions

A resolution of the relevant Shareholders may only be carried:

(a)	subject to any relevant statute or the general law and clause 5.4, if it passed by a majority of votes entitled to be cast on the resolution; and

(b)	if the passing of the resolution and the circumstances surrounding it are consistent with the terms of this agreement.

6.	Written resolutions

Subject to clause 5.3 and applicable laws, the relevant Shareholders may pass a resolution without a meeting of the relevant Shareholders being held if all the relevant Shareholders entitled to vote on the resolution sign, or indicate their approval of, a document stating that they are in favour of the resolution set out in the document. The document may be in counterparts, signed or approved by one or more relevant Shareholders, and may be circulated by fax or email.

SCHEDULE 5

RESERVED MATTERS

MATTERS REQUIRING SHAREHOLDER APPROVAL

1. Constitution / Articles

Amend or repeal the constitution or adopt a new constitution, articles of association, memorandum of association or similar of any Group Company in each case in a manner that would materially and adversely affect the rights of any Securityholder disproportionately to other Securityholders other than in accordance with clauses 3.2(c) and 3.3.

2. Variation of class rights

Vary any rights attaching to any class of its securities of any Group Company in a manner that would: (i) materially and adversely affect the rights of any Securityholder disproportionately to other Securityholders; and/or (ii) impact WPP’s ability to account for its share of profits or losses.

3. Issue of Securities

Issue any securities, grant any person rights to be issued any securities (including by way of an option) or vary or exercise any discretion in relation to the terms of issue of any securities of any Group Company (other than: (i) an issue of Securities by the relevant Company under clause 10.3; (ii) an issue of securities by one Group Company to: (x) another Group Company; or (y) if any of the issuing Group Company’s securities are held by a person who is not a Group Company, to its existing holders of securities provided that any such issuance is made in accordance with all applicable pre-emption provisions, or is otherwise made on the same terms on a pro rata basis to all holders of securities in the issuing Group Company); or (iii) an issue of securities in any Group Company pursuant to any MIP in accordance with clause 14.

4. Changes to capital structure

Purchase, redeem or otherwise reorganise any Group Company’s share capital, including by way of reduction of capital, buy-back or redemption of securities, conversion of securities from one class to another or consolidation and subdivision of shares in a manner that would materially and adversely affect the rights of any Securityholder disproportionately to other Securityholders.

5. Dividends and distributions

Declare, determine to pay or distribute any Dividend (other than in accordance with the rights of the applicable Securities or by one Group Company to another and (if applicable) its shareholders) or reduce any other reserve of any Group Company (other than in accordance with the rights of the applicable Securities or if done by one Group Company for the benefit of another Group Company and (if applicable) its shareholders).

6. Auditors	Change any Group Company’s auditors.

7. Insolvency or winding-up

Appoint any administrator, liquidator, provisional liquidator, receiver, receiver and manager or equivalent officer to any Group Company or take any step to dissolve or wind up any Group Company (other than where the board of the relevant Group Company resolves that such a step should be taken in circumstances where the directors (having taken appropriate professional advice) hold a bona fide belief that the relevant Group Company is insolvent).

8. Sale or cessation of the Business

Sell, transfer, demerge, assign or cease to carry on all or substantially all of the Business whether by way of sale of shares, sale of assets or some other arrangement and whether by a single transaction or series of related transactions.

9. Alteration to the Business	Make any fundamental alteration to the general nature, trade or scope of the Business.

10. Borrowings and Refinancing

Enter into any new borrowing facility or issue any loan note, bond or similar debt instrument or vary the terms of (including by way of a refinancing) any such existing facility or instrument (except for borrowings between Group Companies), that would result in the aggregate indebtedness of the Group exceeding 5x Pro Forma Adjusted EBITDA of the Group.

11. Anti-Corruption Policies	Make any material amendment to the Anti-Corruption Policies other than in accordance with clause 24(c).

12. Related party transactions

Enter into any transaction with any Securityholder or any of its Affiliates (excluding portfolio companies of Investment Funds) or vary, waive or amend any agreement with any Securityholder or any of its Affiliates (excluding portfolio companies of Investment Funds) which, in each case, is: (a) outside the ordinary course of business; or (b) not on commercial arm’s length terms, excluding in each case the arrangements set out in clause 29.5.

13. Name change	Change any Company’s name or any business name under which the Group trades.

14. Accounting issues

Change in any material respect the financial year end or the basis of accounting or (except insofar as is necessary to comply with the accounting standards) the accounting principles, policies or practices of any Group Company.

15. Authorisation, agreement or negotiation	Authorise or agree to do, or enter into negotiations with any person concerning, any of the matters referred to in this Schedule 5.

SCHEDULE 6

INFORMATION RIGHTS

PART 1

WPP SECURITYHOLDERS INFORMATION REQUIREMENTS

1.

Each Company shall provide the WPP Securityholders with monthly “flash” numbers on both an aggregated and an individual units basis in accordance with both IAS and IFRS. The “flash” numbers are to be delivered within four Business Days after the end of each relevant month or as specified in the WPP Group reporting calendar for that fiscal year. The monthly “flash” is to conform to the WPP Format. The “flash” is to include information in respect of the Group’s revenue, revenue less pass-through costs, operating profit, PBIT and interest lines.

2.

Each Company shall provide the WPP Securityholders with monthly management accounts on both an aggregated and an individual units basis in accordance with both IAS and IFRS. The management accounts are to be delivered within nine Business Days after the end of each relevant month or as specified in the WPP reporting calendar for that fiscal year. The monthly management accounts are to conform to the WPP Format and shall include:

(a)	an income statement for the month and year to date;

(b)	a balance sheet, presented in accordance with the WPP chart of accounts, and including accurate detail of all assets and liabilities;

(c)	a breakdown by client of revenue and revenue less pass-through costs;

(d)	a breakdown of movements in headcount and (on a quarterly basis) a breakdown of headcount and salaries by function;

(e)	information on any investments made by the Group; and

(f)	a commentary by the relevant Board(s) on the state of the business of the Group.

3.

Each Company shall prepare for the approval of the relevant Board a draft reforecast for the current financial year for the Group on both an aggregated and an individual units basis and in accordance with both IAS and IFRS (Reforecast) which it shall submit to the WPP Securityholder not less than 12 Business Days after the relevant quarter end or as specified in the WPP reporting calendar for that fiscal year. The quarterly Reforecast is to conform to the WPP Format. The Reforecast shall include:

(a)

a breakdown of monthly aggregated revenues, operating expenses, operating results, other income and expenses, net interest expenses and net profits before taxes, and on a consolidated basis profits after taxes;

(b)	a breakdown of monthly capital expenditures for the balance of the year;

(c)	a breakdown by client of revenue and revenue less pass-through costs; and

(d)	a breakdown of movements in monthly headcount and salaries and a breakdown of both by function.

4.	Each Company shall provide the WPP Securityholders with the following:

(a)	analysis of any related party transactions with any Subsidiary of WPP, to be provided within one month of WPP’s year-end;

(b)

any other information necessary to enable WPP to comply with the disclosure requirements of IAS and IFRS and any other relevant legislation in its annual report and accounts, to be provided within two months of WPP’s year-end;

(c)

commentary from the relevant Board in the WPP Format on the state of the Business, which shall include an explanation in such reasonable detail to explain revenue, operating profit and profit before interest and tax variances against comparatives;

(d)

in addition to paragraph 4(b) above, within one month of each quarter-end, the Chief Financial Officer of each Company or the Companies (as applicable) will meet with the Group Financial Controller of WPP and provide a detailed analysis and commentary of year to date actual and full year reforecast financial performance; and

(e)

such other financial or management information as each WPP Securityholder may reasonably request from time to time (including without limitation for the purposes of enabling a WPP Securityholder to complete and file any Tax Return and satisfying the WPP Group audit requirements).

5.

The Investor Securityholders shall provide the WPP Securityholders with, as soon as practicable (and, in respect of the Financial Year ending on 31 December 2019, by 30 June 2020 and, in respect of the Financial Year ending on 31 December 2020 and each subsequent Financial Year, in any event within three months following the end of the relevant Financial Year), the audited consolidated financial statements of the Group for that year with a reconciliation from the year end management accounts if different. The audited consolidated financial statements are to be in accordance with both IAS and IFRS.

6.	Each Company shall procure that:

(a)	the Group maintains accurate and complete accounting and other financial records in accordance with best practices for a company the size and stature of one such as each Company; and

(b)

the accounting records are, during normal business hours and with at least a week’s prior notice, available for inspection by each relevant WPP Securityholder or each relevant Investor Securityholder or its respective authorised representatives; and

(c)

all reporting submissions to WPP (including monthly “flash” numbers, monthly management accounts, quarterly reforecasts and annual budgets) shall be submitted using WPP’s financial consolidation system (currently SAP BFC (Cartesis)), as well as to each Securityholder directly. WPP will provide appropriate access to its financial consolidation system to relevant financial personnel in each Company in order for them to meet these reporting requirements.

PART 2

INFORMATION TO BE PROVIDED TO ALL SECURITYHOLDERS

Reporting required	Timing

1.   Monthly management accounts of the Group, such accounts to be presented in the same way as they were presented in the 12 months before the date of this agreement, and:

(a)   to include an aggregated income statement, statement of financial position and cash flow statement for the Group;

(b)   to refer to any material matter occurring in or relating to the period in question;

(c)   to include a comparison of all such information with the projections and forecasts in the relevant Budget and with the corresponding information for the same period in the preceding year, together with a statement of any material variation from the Budget;

(d)   to itemise all material transactions referred to in the statement of projected capital expenditure included in the relevant Budget and entered into by the Group during that period;

(e)   to have been approved by the finance director and one other Director, as evidenced by their signature of the accounts; and

(f)   to include commentary by the Chief Executive Officer of the US Group and the Chief Executive Officer of the RoW Group on the state of the business of the Group.

To be provided at the same, or substantially the same, time as the monthly management accounts are provided to the WPP Securityholders in accordance with paragraph 2 of Part 1 of Schedule 6.

2. The audited consolidated annual financial statements and annual report of the Group for each Financial Year.	To be provided at the same, or substantially the same, time as the annual financial statements are provided to the WPP Securityholders in accordance with paragraph 5 of Part 1 of Schedule 6.

3. Business Plan and Budget.	Promptly and in any event within 10 days of adoption or any material amendment.

Additional information required

4.   Notice of any event, occurrence or change which has or could reasonably be expected to have a material effect (positive or negative) on the business, assets, liabilities, financial or trading position, profitability or prospects of any Group Company.

5.   Notice of any offer received from a third party that could reasonably be expected to lead to a disposal of all of the shares or the whole or a substantial part of the undertaking or assets of any Group Company.

SCHEDULE 7

FORM OF DEED OF ADHERENCE

THIS DEED is made on [●]

BY: [●] of [●] (the New Party).

IN FAVOUR OF: Those persons specified in paragraph 4 of this deed.

BACKGROUND:

(A)	The New Party proposes to [purchase][subscribe for] [●] [ordinary] shares in the capital of [●] (the Company) [from [●]].

(B)

This agreement is made by the New Party in compliance with clause 19.1 of a Securityholders’ Agreement dated [●] 2019 made between the Company, Summer (BC) US JVCo S.à r.l., Summer (BC) US JVCo GP S.à r.l., Summer (BC) JVCo S.à r.l., Summer (BC) Topco S.à r.l., Summer (BC) US BlockerCo Corp., WPP 2005 Limited, York Merger Square 2009 LLC and WPP Diamond Head LLC (the Securityholders’ Agreement).

THIS DEED WITNESSES as follows:

1.	The New Party confirm[s] that [he][it] has been supplied with a copy of the Securityholders’ Agreement.

2.

[The New Party hereby subscribes for [●] [ordinary shares] in the capital of the Company at a subscription price of [●] per share and agrees to become a member of the Company and to hold the shares subject to the Securityholders’ Agreement and the articles of association of the Company.] OR [The New Party has agreed to purchase from [insert seller party details] [●] [ordinary shares] in the capital of the Company at a purchase price of [●] per share and agrees to become a member of the Company and to hold the shares subject to the Securityholders’ Agreement and the articles of association of the Company.]

3.

The New Party undertakes to be bound by the Securityholders’ Agreement in all respects as if the New Party was a party to the Securityholders’ Agreement and named in it as a Securityholder [who is an Investor Securityholder] and to observe and perform all the provisions and obligations of the Securityholders’ Agreement applicable to or binding on a Securityholder under the Securityholders’ Agreement insofar as they fall to be observed or performed on or after the date of this deed.

4.	This deed is made for the benefit of:

(a)	the parties to the Securityholders’ Agreement; and

(b)

every other person who after the date of the Securityholders’ Agreement (and whether before or after the execution of this deed) assumes any rights or obligations under the Securityholders’ Agreement or accedes to it.

5.	The address of the New Party for the purposes of clause 28 of the Securityholders’ Agreement is as follows:

Address:                       [●]

For the attention of:    [●].

6.	This deed and any non-contractual obligations arising out of or in connection with it are governed by the law of England.

7.	Any Dispute arising out of or in connection with this deed must be settled in accordance with clause 30 of the Securityholders’ Agreement, which is deemed to be incorporated in full into this deed.

IN WITNESS of which this deed has been executed and has been delivered on the date which appears first on page 1.

[For use by individuals]
SIGNED, SEALED AND DELIVERED by [INSERT NAME OF INDIVIDUAL] in the presence of:	) ) )

Signature of witness		Signature

Name of witness

[For use by companies]
EXECUTED AS A DEED by [COMPANY NAME]	) )

Signature of director		Signature of [director]/[company secretary][witness]

Name of director		Name of [director]/[company secretary][witness]

SCHEDULE 8

FAIR VALUE

1.

If in accordance with either clause 17 or clause 18 the Drag Value or Tag Value respectively is to be the Fair Value in respect of any illiquid non-cash consideration (Illiquid Securities), the Fair Value in respect of any Illiquid Securities is such price per Illiquid Security as may be the price per Illiquid Security determined by a valuation expert in accordance with paragraphs 2 to 8 below.

2.

If the terms of this agreement require that the Fair Value of any Illiquid Securities is to be determined in accordance with this Schedule 8 by a valuation expert (the Valuer), the Valuer must be a valuation expert working for an internationally recognised reputable investment bank which does not have a conflict of interest with any of the parties, as may be:

(a)

agreed between the Investor Securityholders and the WPP Securityholders by no later than ten Business Days after the date that the Minority Holder notifies the Majority Holder that the Fair Value is required to be determined in accordance with clause 17 or clause 18; or

(b)	failing such agreement within such ten Business Day period, or if the agreed Valuer is unable or unwilling to act, appointed in accordance with paragraph 3 below.

The Valuer must (if practicable) have experience and expertise in valuing companies (including joint venture companies) operating in the same (or similar) business sectors and geographic areas as the company or group of companies to which the Illiquid Securities relate.

3.

If paragraph 2(b) above applies, the Investor Securityholders or the WPP Securityholders may request the Valuer be a Banker as determined by the Academy of Experts (the Academy) upon application of any party to nominate a neutral and independent Valuer, in which case:

(a)	each relevant Securityholder must take all such actions as are reasonably necessary to enable the Academy to nominate a Valuer in accordance with the policies and procedures of the Academy;

(b)	if the Academy nominates one individual, the Valuer for the purposes of this agreement will be that individual;

(c)	if the Academy nominates a shortlist which includes more than one individual, the Valuer for the purposes of this agreement will be:

(i)	such individual from that shortlist as the Investor Securityholders and the WPP Securityholders may agree within two Business Days after receipt of the shortlist; or

(ii)	failing such agreement, the individual who appears first on the shortlist; and

(d)	the costs of the Academy, including fees and expenses, are to be borne by the relevant Company or Companies.

4.

The Investor Securityholders and WPP Securityholders must agree the terms of engagement of the firm employing the Valuer as soon as reasonably practicable after the Valuer is selected and must not withhold or delay their consent to those terms if they are reasonable and consistent with the provisions of this agreement. The Investor Securityholders and WPP Securityholders must counter-sign the terms of engagement as soon as they are agreed.

5.

The Fair Value for each Illiquid Security will be the value which the Valuer states in writing to be in his opinion the fair value of the Illiquid Security concerned on a sale as between a willing seller and a willing buyer. For the purposes of determining the Fair Value, the Investor Securityholders and the WPP Securityholders must instruct the Valuer to conduct the valuation on the following basis:

(a)	in accordance with valuation standards, practices and principles of the International Valuations Standards Council (IVSC);

(b)	using the IVSC definition of “market value” to determine the Fair Value;

(c)

if the company or group of companies that the Illiquid Securities relate to are then carrying on business as a going concern, assuming that they (and the rest of the relevant group at that time) will continue to do so;

(d)	subject to the above, on any basis the Valuer considers appropriate; and

(e)	the Fair Value must be expressed as a single amount and not as a range of values.

6.	The Investor Securityholders must promptly provide, and must procure that each relevant group company to which the Illiquid Securities relate promptly provides, to the Valuer:

(a)	all information and assistance (including assistance from its employees); and

(b)	access to and the right to take copies of books and records of account, documents, files, working papers and information stored electronically,

which the Valuer reasonably requires to make his determination.

Nothing in this Schedule 8 entitles the Securityholders or the Valuer to any information or document which, in the reasonable opinion of the relevant Board, falls within the scope of clause 8.4(a) mutatis mutandis as if clause 8.4(a) applied to the company or group of companies to which the Illiquid Securities relate.

7.

The Investor Securityholders and WPP Securityholders may, within 20 Business Days of the Valuer’s appointment, make written submissions and/or send documents to the Valuer. The Valuer must send copies of one Securityholder’s submissions to each of the WPP Securityholders and the Investor Securityholders (as applicable) for comment.

8.	The Valuer must be engaged to act on the following basis:

(a)	the Valuer must act as expert and not as arbitrator;

(b)	the terms of reference of the Valuer must be as set out in paragraph 5 above;

(c)

the Valuer is entitled (to the extent he considers it appropriate) to base his determination on the information provided under paragraph 6 above, any written submissions made under paragraph 7 above and on the accounting and other records of the company or group of companies to which the Illiquid Securities relate;

(d)

the Valuer must be instructed to deliver his determination of Fair Value as soon as reasonably practicable and in any event within 40 Business Days of his appointment or, if later, within 30 Business Days after his receipt of written submissions under paragraph 7 above;

(e)

the determination of the Valuer will (in the absence of fraud or manifest error) be final and binding on the Investor Securityholders and the WPP Securityholders and may not be challenged or appealed; and

(f)

the costs of determination, including fees and expenses of the Valuer (but excluding the parties’ own costs, which must be borne by the party incurring those costs) must be borne by the relevant Company or Companies.

SCHEDULE 9

U.S. TAX PROVISIONS

This Schedule 9, inter alia, sets forth principles under which items of income, gain, loss, deduction, and credit of US JVCo shall be allocated among its Securityholders solely for US federal, state, and local income tax purposes. This Schedule 9 also provides for (i) the determination and maintenance of Capital Accounts in accordance with the Treasury Regulations promulgated under Code Section 704(b) and shall be read and interpreted consistent with such purpose, (ii) certain covenants of the Securityholders with respect to the sale, exchange, or other disposition of securities in any Corporate Investment Vehicle, and (iii) certain other elections and covenants of the Securityholders that relate to and impact US federal, state, and local tax matters. Capitalized terms not otherwise defined in this Schedule 9 shall have the meanings given in Schedule 10 of this agreement unless the context requires otherwise.

1	DEFINITIONS

“Applicable Tax Rate” means, for any Taxable Year, the greater of (a) 53% and (b) such other rate that is the maximum combined US federal, state, and local income tax rate applicable to any individual or corporation resident in California or New York City (whichever is highest for the relevant Taxable Year), including any Taxes imposed under Code Section 1411 and taking into account the character of US JVCo’s and its Subsidiaries’ income, as determined by the US GP JV Board based on the information available to it and using such other assumptions as the US GP JV Board may reasonably determine.

“Book Value” means, with respect to any US JVCo property, US JVCo’s adjusted basis in such property for US federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Sections 1.704-1(b)(2)(iv), except that (i) in the case of any property contributed (or deemed contributed) to US JVCo, the Book Value of such property shall initially equal the Fair Market Value of such property, (ii) in the case of any property distributed by US JVCo, the Book Value of such property shall be adjusted immediately prior to such distribution to equal its Fair Market Value at such time, and (iii) any adjustments to the adjusted basis of any asset of US JVCo pursuant to Code Sections 734(b), or 743(b) shall be taken into account in determining such asset’s Book Value in a manner consistent with Treasury Regulation Sections 1.704 1(b)(2)(iv)(m).

“Capital Account” means the capital account maintained for a Securityholder pursuant to paragraph 3.2(a) and the other applicable provisions of this agreement.

“Capital Contribution” means any cash, cash equivalents, or the Fair Market Value of property that a Securityholder contributes (or is deemed to contribute) to US JVCo in respect of Securities.

“Code” means the US Internal Revenue Code of 1986, as amended.

“Corporate Investment Vehicle” means any corporation (or entity that has elected to be treated as a corporation) for US federal income tax purposes that is formed by Bain Capital, L.P. or any Affiliate thereof and that holds, directly or indirectly, Securities in US JVCo and each of its respective transferees or Affiliates designated by an Investor Securityholder to be included as a Corporate Investment Vehicle. For the avoidance of doubt, as of the date hereof, Investor US Securityholder shall be a Corporate Investment Vehicle.

“Covered Tax Proceeding” means an examination, audit or other proceeding of US JVCo with respect to (i) the contribution or deemed contribution of assets to US JVCo (or any of its predecessors for US federal income tax purposes) pursuant to the transactions contemplated by the Sale and Purchase

Agreement or (ii) the allocation of partnership liabilities described in paragraph 4.3(d) of this Schedule 9.

“Entity Taxes” has the meaning set forth in paragraph 4.6 of this Schedule 9.

“Estimated Tax Amount” has the meaning set forth in paragraph 4.4(c) of this Schedule 9.

“Fair Market Value” means the value of any specified interest or property, which shall not in any event be less than zero (US $0), that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller, as determined by the US GP JV Board (except to the extent inconsistent with paragraph 5.5(d) of this Schedule 9).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Partnership Representative” has the meaning set forth in paragraph 5.3 of this Schedule 9.

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, together with any guidance issued thereunder or successor provisions and any similar provisions of state and local tax laws.

“Quarterly Estimated Tax Amount” has the meaning set forth in paragraph 4.4(c) of this Schedule 9.

“Sale and Purchase Agreement” means that certain sale and purchase agreement entered into between WPP PLC, Summer (BC) Topco S.a.r.l. and Summer (BC) UK Bidco Limited dated 12 July 2019.

“Securityholder Minimum Gain” has the meaning set forth for “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(3).

“Securityholder Nonrecourse Debt” has the meaning set forth for “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Securityholder Nonrecourse Deductions” has the meaning set forth for “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Securities” has the meaning given to it in Schedule 10 of this agreement, with references in that definition to “any Company” being deemed references to US JV Co (and no other Company).

“Tax Amount” has the meaning set forth in paragraph 4.4(b) of this Schedule 9.

“Tax Distribution” has the meaning set forth in paragraph 4.4(a) of this Schedule 9.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to, and in respect of, provisions of the Code.

“Taxable Year” means the calendar year unless the US GP JV Board shall determine otherwise.

“US JVCo Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

2	ORGANIZATIONAL MATTERS

2.1

Classification as a Partnership. The Securityholders intend that US JVCo shall be treated as a partnership for US federal and, if applicable, state and local income tax purposes, and each Securityholder and US JVCo shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

3	CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

3.1

Capital Contributions; Schedule of Securityholders. Each Securityholder of US JVCo has made or has been deemed to have made Capital Contributions to the US JVCo in the amount shown next to such Securityholder’s name as shown on Schedule 2. The ownership by a Securityholder of Securities shall entitle such Securityholder to allocations of profits and losses and other items and Tax Distributions as set forth in paragraph 4.

3.2	Capital Accounts.

(a)

Maintenance of Capital Accounts. A separate capital account (a “Capital Account”) shall be maintained for each Securityholder in accordance with Code Section 704(b) and Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Capital Account of each Securityholder shall be adjusted:

(i)	by adding any additional Capital Contributions made by such Securityholder in consideration for the issuance of Securities;

(ii)	by deducting any amounts paid to such Securityholder in connection with the redemption or other repurchase by US JVCo of Securities;

(iii)	by adding any profits allocated in favor of such Securityholder and subtracting any losses allocated in favor of such Securityholder; and

(iv)	by deducting any distributions paid in cash or other assets to such Securityholder by US JVCo.

(b)

Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of US JVCo income, gain, loss or deduction to be allocated pursuant to paragraph 4 and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for US federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i)

The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704 1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for US federal income tax purposes;

(ii)

If the Book Value of any US JVCo property is adjusted pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii)

Items of income, gain, loss or deduction attributable to the disposition of US JVCo property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv)	Items of depreciation, amortization and other cost recovery deductions with respect to US JVCo property having a Book Value that differs from its adjusted basis for US federal income tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704 1(b)(2)(iv)(g) or Treasury Regulations Section 1.704-3(d)(2), if applicable;

(v)

To the extent an adjustment to the adjusted tax basis of any US JVCo asset pursuant to Code Sections 734(b) or 743(b) is required pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis);

3.3

Negative Capital Account. No Securityholder shall be required to pay to any other Securityholder or US JVCo any deficit or negative balance that may exist from time to time in such Securityholder’s Capital Account (including upon and after the dissolution of US JVCo).

3.4

Adjustments to Book Value. US JVCo shall adjust the Book Value of its assets to Fair Market Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as of the following times: (a) at the US GP JV Board’s discretion in connection with the issuance of Securities for a more than de minimis Capital Contribution to US JVCo; (b) at the US GP JV Board’s discretion in connection with the distribution by US JVCo to a Securityholder of more than a de minimis amount of US JVCo assets, including money as consideration for an interest in US JVCo; (c) at the US GP JV Board’s discretion in connection with the issuance of Securities (other than a de minimis interest) as consideration for the provision of services to or for the benefit of US JVCo by an existing Securityholder acting in a Securityholder capacity, or by a new Securityholder acting in a Securityholder capacity or in anticipation of being a Securityholder; and (d) the liquidation of US JVCo within the meaning of Treasury Regulations Section 1.704 1(b)(2)(ii)(g).

3.5

Modifications. This Schedule 9 is intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consisted with such Treasury Regulations and any amendments or successor provision thereto. If the US GP JV Board reasonably determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the US GP JV Board may make such modification.

3.6

Transfer of Capital Accounts. If a Securityholder transfers an interest in US JVCo to a new or existing Securityholder in accordance with this agreement, the transferee Securityholder shall succeed to that portion of the transferor’s Capital Account that is attributable to the transferred interest. Any reference in this agreement to a Capital Contribution of or distribution to a Securityholder that has succeeded any other Securityholder shall include any Capital Contributions or distributions previously made by or to the former Securityholder on account of the Securities of such former Securityholder transferred to such Securityholder.

4	ALLOCATIONS; CERTAIN DISTRIBUTIONS

4.1

Allocation of Profits and Losses. After applying paragraph 4.2, all remaining profits or losses (or items thereof) for any Taxable Year (or portion thereof) shall be allocated among the Securityholders in such a manner as to cause the Capital Account of each Securityholder to equal, to the greatest extent possible, (i) the amount that would be distributed to such Securityholder if (x) US JVCo were to sell all of its assets for an amount equal to their Book Values, (y) all US JVCo’s liabilities were satisfied and (z) US JVCo were to distribute the remaining proceeds pursuant to this agreement minus (ii) such Securityholder’s share of US JVCo Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)) and (iii) such Securityholder’s Securityholder Minimum Gain.

4.2	Regulatory and Special Allocations.

(a)

Minimum Gain Chargeback. If there is a net decrease in US JVCo Minimum Gain during any Taxable Year, each Securityholder shall be specially allocated profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Securityholder’s share of the net decrease in US JVCo Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph 4.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)

Securityholder Nonrecourse Debt Minimum Gain Chargeback. Losses attributable to Securityholder Nonrecourse Debt shall be allocated in the manner required by Treasury Regulation Section 1.704 2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Securityholder Minimum Gain during any Taxable Year, each Securityholder that has a share of such Securityholder Minimum Gain shall be specially allocated profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Securityholder’s share of the net decrease in Securityholder Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph 4.2(b) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)

Qualified Income Offset. If any Securityholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704 1(b)(2)(ii)(d)(4), (5) or (6), profits shall be specially allocated to such Securityholder in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulations Section 1.704 1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph 4.2(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704 1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)

Nonrecourse Deductions. Nonrecourse Deductions for any Taxable Year shall be allocated to the Securityholders ratably in accordance with their ownership of Securities. Securityholder Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i).

(e)

Ordering Rules. Notwithstanding anything contained in this agreement to the contrary, allocations for any Fiscal Year or other period of Nonrecourse Deductions and Securityholder Nonrecourse Deductions (pursuant to paragraph 4.2(d)) or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in paragraph 4.2(a) and paragraph 4.2(b), shall be made before any other allocations hereunder (other than the allocations pursuant to paragraph 4.2(c)).

(f)

Offsetting Allocations. If, and to the extent that, any Securityholder is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Securityholder and US JVCo pursuant to Code Sections 1272-1274, 7872, 483, 482 or 83 or any similar provision now or hereafter in effect, and the US GP JV Board determines in good faith that any corresponding profits or losses of the Securityholder who recognizes such item should be allocated to such Securityholder in order to reflect the Securityholder’s economic interest in US JVCo, then the US GP JV Board may so allocate such profits or losses, to the extent permissible under applicable law.

(g)

Reallocation. The allocations set forth in paragraph 4.2(a) through paragraph 4.2(d) of this Schedule 9 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. The Regulatory

Allocations may not be consistent with the manner in which the Securityholders intend to allocate profits and losses or make distributions. Accordingly, notwithstanding the other provisions of this paragraph 4, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Securityholders so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Securityholders to be in the amounts (or as close thereto as possible) they would have been if profits and losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Securityholders anticipate that this will be accomplished by specially allocating other profits and losses (and such other items of income, gain, deduction and loss) among the Securityholders so that the net amount of the Regulatory Allocations and such special allocations to each such Securityholder is zero.

4.3	US Tax Allocations.

(a)

Except as provided in paragraph 4.3(b), for US federal, state and local income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Securityholders in the same manner and in the same proportion that the corresponding items have been allocated among the Securityholders’ for purposes of computing their respective Capital Accounts.

(b)

In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed (or deemed contributed) to the capital of US JVCo shall be allocated among the Securityholders so as to take account of any variation between the adjusted basis of such asset for US federal income tax purposes and its initial Book Value. Such allocations shall be made using any method allowed by Code Section 704(c) and the Treasury Regulations thereunder as determined by the US GP JV Board in its discretion; provided that US JVCo shall use the “traditional method” described in Treasury Regulations Section 1.704-3(b) with respect to allocations required to be made by US JVCo with respect to the transactions contemplated by Sale and Purchase Agreement. In the event the Book Value of any US JVCo asset is adjusted pursuant to paragraph 3.4, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in a manner consistent with Code Section 704(c) and the Treasury Regulations thereunder. Such allocation shall be made based on the method the US GP JV Board determines in its discretion.

(c)

Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Securityholders according to their interests in such items as determined by the US GP JV Board in its reasonable discretion, taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(d)

For purposes of determining a Securityholder’s share of the “excess nonrecourse liabilities” of US JVCo within the meaning of Treasury Regulations Section 1.752 3(a)(3), US JVCo shall adopt the “additional method” described therein to the maximum extent permitted by law first with respect to the WPP Securityholders and then with respect to the Investor US Securityholder.

4.4	Tax Distributions.

(a)

Notwithstanding anything to the contrary contained in this agreement but subject to applicable law, the availability of cash and any payment restrictions contained in any credit agreements entered into by US JVCo (or any of its Subsidiaries), beginning with the first quarter-end after the date hereof, US JVCo shall distribute (and shall cause its Subsidiaries to distribute, as applicable) or make upstream loans (and shall cause its Subsidiaries to make upstream loans, as applicable) four times per year (no later than the date on which quarterly estimated tax payments are due for a corporation or individual, whichever is earlier, for US federal income tax purposes) to each Securityholder an amount of cash equal to such Securityholder’s Quarterly Estimated Tax Amount for such quarter of the Taxable Year (each, a “Tax Distribution”). To the extent that any Tax Distribution is limited for any reason (e.g., by applicable law, the availability of cash or any payment restrictions contained in any credit agreements entered into by US JVCo (or any of its Subsidiaries)), such Tax Distribution shall be made in proportion to the Tax Amounts of each Securityholder. Tax Distributions shall be treated as advances against (and shall not be in addition to) the amount of any distributions to each such Securityholder. For the avoidance of doubt, no Tax Distributions (whether pursuant to this agreement or any prior agreement) shall be made on or after the date of this agreement with respect to any profits or losses that relate to periods (or portions thereof) prior to and through the date of this agreement.

(b)

A Securityholder’s “Tax Amount” for a Taxable Year shall be equal to the product of (i) the Applicable Tax Rate, multiplied by (ii) the taxable income allocated by US JVCo to such Securityholder for such Taxable Year (which, for this purpose, shall exclude any adjustment to the tax basis of US JVCo’s (or any of its Subsidiaries’) assets pursuant to Code Sections 734(b) or 743(b).

(c)

An “Estimated Tax Amount” for a Taxable Year shall be a Securityholder’s Tax Amount for such Taxable Year as estimated from time to time by the US GP JV Board. A Securityholder’s “Quarterly Estimated Tax Amount” for any quarter of a Taxable Year shall be equal to the excess, if any, of (i) the product of (A) one-fourth (1⁄4) in the case of the first quarter of the Taxable Year, one-half (1⁄2) in the case of the second quarter of the Taxable Year, three-fourths (3⁄4) in the case of the third quarter of the Taxable Year or one (1) in the case of the fourth quarter of the Taxable Year, multiplied by (B) such Securityholder’s Estimated Tax Amount for such Taxable Year, over (ii) all prior Distributions of Quarterly Estimated Tax Amounts for such Taxable Year.

(d)

For each Taxable Year, (i) the excess (if any) of (A) a Securityholder’s actual Tax Amount for such Taxable Year (based on amounts reflected on such Securityholder’s Schedule K-1 or equivalent) over (B) the total Tax Distributions received by such Securityholder in respect of the applicable Taxable Year shall be distributed and treated as a Tax Distribution for all purposes to such Securityholder on the Tax Distribution date next following the issuance of such Securityholder’s Schedule K-1 (or equivalent), and (ii) conversely, the excess (if any) of (A) a Securityholder’s total Tax Distributions received by such Securityholder in respect of the applicable Taxable Year over (B) such Securityholder’s actual Tax Amount (based on amounts reflected on such Securityholder’s Schedule K-1 or equivalent) shall be credited against and reduce the amount to be distributed to such Securityholder on the Tax Distribution date(s) next following the issuance of the Schedule K-1 (or equivalent).

4.5

Section 754 Election. US JVCo shall (and shall cause each of its Subsidiaries that is classified as a partnership for US federal income tax purposes to) elect to adjust the basis of its assets for US federal income tax purposes in accordance with Code Section 754 for the Taxable Year that includes the date of this agreement.

4.6	Indemnification and Reimbursement for Payments on Behalf of a Securityholder.

(a)

US JVCo is authorized to withhold from any payment made or to be made to, or any amounts allocable or otherwise distributable to a Securityholder any Taxes or other similar amounts required by law to be withheld with respect to such payments or amounts.

(b)	If US JVCo (or any other Person in which US JVCo holds a direct or indirect interest) is obligated to make any payment to a governmental entity or body or to any other

Person (or otherwise makes a payment) that is specifically attributable to a Securityholder (including with respect to income allocable to such Securityholder) or a Securityholder’s status as such (including US federal, state, or local withholding Taxes, state personal property Taxes, state unincorporated business Taxes and Taxes arising under the Partnership Tax Audit Rules) (“Entity Taxes”), then such Securityholder shall indemnify and contribute to US JVCo in full for the entire amount paid (including interest, penalties and related expenses). Such contribution shall not increase such Securityholder’s Capital Contribution and no additional Securities will be issued to such Securityholder in respect thereof. The US GP JV Board may offset distributions to which a Securityholder is otherwise entitled under this agreement against such Securityholder’s obligation to indemnify US JVCo under this paragraph 4.6(b), in which case such Securityholder shall be treated as having received all distributions (whether before or upon termination) unreduced by the amount of such Entity Tax. A Securityholder’s obligation to indemnify and make contributions to US JVCo under this paragraph 4.6(b) shall survive any transfer (including by way of redemption) of a Securityholder’s Securities and the termination, dissolution, liquidation and winding up of US JVCo, and for purposes of this paragraph 4.6, US JVCo shall be treated as continuing in existence. For the avoidance of doubt, any Entity Taxes that are imposed under the Partnership Tax Audit Rules payable by US JVCo or any fiscally transparent entity in which US JVCo owns an interest shall be treated as specifically attributable to the Securityholders, and the US GP JV Board shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such Entity Taxes to those Securityholders to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined by the US GP JV Board. Each Securityholder acknowledges that, notwithstanding the transfer (including by way of redemption) after the date hereof of all or any portion of its interest in US JVCo, it will remain liable for Entity Taxes with respect to its allocable share of income and gain of US JVCo for Taxable Years (or portions thereof) before such transfer pursuant to this paragraph 4.6.

5	OTHER TAX MATTERS

5.1

In General. The US JVCo shall prepare and file all necessary US federal, state, and local tax returns. Any such income tax return shall be prepared by an independent public accounting firm selected by the US GP JV Board. Each Securityholder shall furnish to US JVCo or its applicable tax return preparer all pertinent information in its possession relating to US JVCo’s operations that is necessary to enable US JVCo’s income tax returns to be prepared and filed.

5.2	US Tax Return Filings.

(a)

The US JVCo shall use commercially reasonable efforts to deliver or cause to be delivered as soon as reasonably practicable after the end of each Taxable Year, to each person who was a Securityholder at any time during such Taxable Year, all information necessary for the preparation of such person’s US federal, state, and local income tax returns, including without limitation any Schedule K-1 (or corresponding or similar forms for state or local income tax purposes) or equivalent schedule. The US JVCo shall use commercially reasonable efforts to cause an estimated Schedule K-1 to be prepared and delivered to the Securityholders by no later than March 30 following the end of the Taxable Year, and a final version thereof to be delivered to the Securityholders by no later than June 30 following the end of the Taxable Year.

(b)

The parties agree to discuss in good faith the request of the WPP Securityholders to receive the information and rights set out on Schedule 12 and, if and to the extent any agreement is reached in respect of such requests, amend this agreement to reflect any agreement reached in respect of such requests.

(c)

The parties agree to negotiate in good faith to complete Schedule 2 (Capital Structure) and a new Schedule 11 (Purchase Price Allocation Methodologies) to this Agreement, contemplated by this Schedule 9 following the Closing.

5.3

Tax Audits. The Investor US Securityholder is hereby designated as the “partnership representative” of US JVCo for purposes of the Partnership Tax Audit Rules and shall serve in any related role for purposes of applicable state, local, or non-US tax law (in each such capacity, the “Partnership Representative”). In addition, the US GP JV Board is hereby authorized to take, or cause the US JVCo to take, such other actions as may be necessary or advisable pursuant to Treasury Regulations or other guidance to ratify the designation, pursuant to this paragraph 5.3, of the Investor US Securityholder as the Partnership Representative. The Partnership Representative shall be authorized to represent US JVCo (at US JVCo’s expense) in connection with all examinations of US JVCo’s affairs by applicable tax authorities, including resulting administrative and judicial proceedings, and to expend US JVCo funds for professional services incurred in connection therewith and to enter into settlements and other agreements with such agencies (including with respect to proceedings under the Partnership Tax Audit Rules) as the Partnership Representative deems necessary or advisable; provided that with respect to any such proceeding that is a Covered Tax Proceeding, the Partnership Representative shall provide the WPP Securityholder, at the WPP Securityholder’s sole cost and expense, reasonable participation rights with respect to such Covered Tax Proceeding and shall not enter into any settlement of, or otherwise compromise, any such Covered Tax Proceeding without the prior written consent of the WPP Securityholder (which consent shall not be unreasonably withheld, conditioned or delayed). The Partnership Representative shall keep the US GP JV Board fully informed as to the progress of any such examinations, audits or proceedings. Each Securityholder agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to the conduct of such proceedings. The Partnership Representative shall not be liable to US JVCo or any of the Securityholders as a result of the Partnership Representative performing its obligations under the Partnership Tax Audit Rules or pursuant to this paragraph 5.3. US JVCo shall reimburse the Partnership Representative for all costs and expenses (including legal and accounting fees) incurred in performing its obligations under the Partnership Tax Audit Rules or pursuant to this paragraph 5.3.

5.4

Code Section 7704 Safe Harbor. In order to permit US JVCo to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this agreement, no transfer of any Securities or economic interest shall be permitted or recognized by US JVCo or the US GP JV Board (within the meaning of Treasury Regulations Section 1.7704-1(d)) if and to the extent that such transfer would cause (or create substantial risk of causing) US JVCo to have more than 100 partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)). Further, no transfer of any Security or economic interest shall be permitted if such transfer would otherwise create, in the US GP JV Board’s reasonable discretion, a risk that US JVCo would be treated as a “publicly traded partnership” within the meaning of Code Section 7704.

5.5	US Tax Treatment.

(a)

Each Securityholder agrees that, for US federal (and applicable state and local) income tax purposes, the US acquisition steps contemplated by the EY deck dated December 3, 2019, or any subsequent final iteration thereof (the “Sell-Side Structure Steps”) are intended to be classified in the following manner (and are intended to occur in the following order) and defined terms used in this paragraph 5.5(a) and not otherwise defined in the Securityholders’ Agreement or this Schedule 9 refer to the entities described in the Sell Side Structure Steps:

(i)	first, US Holdco B LLC borrows cash from the external lenders under the Finance Documents and US Holdco A LLC and US Holdco B LLC merge with

WPP Blitz and WPP Dash, respectively, with US Holdco A LLC being treated as a continuation of WPP Blitz within the meaning of Code Section 708;

(ii)

second, US Holdco B LLC distributes the cash it borrowed to US Holdco A LLC, which is treated as having borrowed and distributed under Treas. Reg. Section 1.163-8T the same, pro rata, to the WPP Securityholders as a tax-free distribution of cash under Code Section 731, except to the extent of the excess (if any) of the cash over the WPP Securityholders’ share of the debt, as determined under Treas. Reg. Section 1.707-5(b) (but, for the avoidance of doubt, without taking into account any subsequent reduction in the WPP Securityholders’ share of the debt that occurs as a result of the acquisition of interests in US JVCo by the Investor US Securityholder);

(iii)	third, US JVCo is treated as a continuation of US Holdco A LLC within the meaning of Code Section 708; and

(iv)

fourth, Investor US Securityholder acquires partnership interests in US JVCo from the WPP Securityholders for cash (including amounts described in Section 752(d)) in a transaction described in Code Section 741 (and for which a basis adjustment under Code Section 743(b) is available) and the parties shall determine Investor US Securityholder’s share of US JVCo built-in-gain under Treasury Regulation Section 1.704-3(a)(7) and for Section 743(b) purposes using the relative fair market value of the partnership interests acquired by Investor US Securityholder from the WPP Securityholders (such paragraphs (i) through (iii), collectively, the “Intended Tax Treatment”).

(b)

The Securityholders and US JVCo (x) shall not (and shall ensure their Affiliates shall not) take any action (other than actions in connection with the transactions contemplated by this agreement) that would reasonably be expected to prevent the Intended Tax Treatment from so qualifying and (y) shall not take any position inconsistent with the Intended Tax Treatment (whether in tax contests, tax returns, or otherwise) unless required to do so by applicable law.

(c)

Within thirty (30) days of the Closing Date, the relevant Investor Securityholder(s) shall provide US JVCo with a statement in form and substance as described under Treasury Regulation Section 1.743-1(k)(2).

(d)

The amount of the aggregate consideration allocated to the purchase of US JVCo equity under the Sale and Purchase Agreement, as finally determined thereunder (plus any assumed liabilities and other items required to be taken into account for US federal income tax purposes) shall be allocated among the assets of the US JVCo and its Subsidiaries (as determined for US federal income tax purposes) in accordance with the principles of Code Section 755 and the Treasury Regulations thereunder and the methodologies set forth in Schedule 11 (the “Allocation”). The Investor Securityholders shall deliver to the WPP Securityholders a draft allocation within sixty (60) days after the First Completion Date (as defined in the Sale and Purchase Agreement) (the “Draft Allocation”). The WPP Securityholders shall review the Draft Allocation and provide the Investor Securityholders with comments within thirty (30) days of the date that WPP Securityholders received the Draft Allocation. Thereafter, the WPP Securityholders and the Investor Securityholders shall seek in good faith to resolve any differences which they may have with respect to the Allocation; provided that the WPP Securityholders and the Investor Securityholders shall submit to an independent tax expert for resolution any and all matters (but only such matters) which remain in dispute after fifteen (15) days or such longer period as agreed by the parties. The Investor Securityholders shall, as soon as reasonably practicable, prepare the final allocation schedule reflecting the agreement by the WPP Securityholders and the Investors Securityholder or final determination of the expert, as applicable (the “Final

Allocation”). The Securityholders (i) shall file or cause to be filed all tax returns in a manner consistent with the Final Allocation and (ii) shall not take any position that is inconsistent with the Final Allocation, except, in each case, as required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-US tax law). If the Total Consideration (as defined in the Sale and Purchase Agreement) is adjusted pursuant to the Sale and Purchase Agreement, the Final Allocation shall be adjusted as appropriate and the WPP Securityholders and the Investor Securityholders shall cooperate in good faith in making any such adjustments.

5.6

Midco US Tax Appendix. The parties agree that the limited partnership agreement or the shareholders agreement for Summer (BC) US Midco SCSp (“Midco”) shall include a Schedule that is substantially the same as this Schedule 9, except that the following modifications shall be made:

(a)	The following shall be added to paragraph 4.1 (Allocation of Profits and Losses):

For the avoidance of doubt, Midco is entitled to make allocations like those described in Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) and, once required by applicable final or temporary guidance, allocations of profits and losses will be made in accordance with Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

(b)	The following shall be added to paragraph 4.3(d) (US Tax Allocations):

; provided that, (x) for purposes of determining a partner’s share of partnership liabilities under Treasury Regulation Section 1.707-5 only, the parties shall agree on a methodology for allocating such liabilities which minimizes the amount treated as consideration (if any) and (y) for purposes of Treasury Regulations Section 1.752-3(b) the parties shall agree to allocate partnership liabilities among the assets in a manner that maximizes the amount of debt available to be allocated by Midco among its partners under the “additional method” described in Treasury Regulations Section 1.752-3(a)(3). Midco and its partners agree to treat any amount that would otherwise be treated as consideration, to the maximum extent permissible by Law, as a reimbursement of preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d).

(c)	The following shall be added as a new paragraph 5.6:

5.7	Code Section 83 Safe Harbor

(a)

By executing this agreement, each partner authorizes and directs Midco to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest transferred to a service provider by Midco on or after the effective date of such Revenue Procedure in connection with services provided to Midco, including pursuant to any MIP. For purposes of making such Safe Harbor election, US JVCo is hereby designated as the “Partner who has responsibility for federal income tax reporting” by Midco and, accordingly, execution of such Safe Harbor election by US JVCo constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. Midco and each partner hereby agrees to comply with all requirements of the Safe Harbor described in the Notice, including the requirement that each partner shall prepare and file all federal income Tax returns reporting the income Tax effects of each interest issued by Midco that qualifies for the Safe Harbor in a manner consistent with the requirements of the Notice.

(b)

Each partner authorizes US JVCo to amend paragraph 5.6(a) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in Midco transferred to a service provider by Midco in connection with services provided to Midco as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to such partner (as compared with the after tax consequences that would result if the provisions of the Notice applied to all interests of Midco transferred to a service provider by Midco in connection with services provided to Midco).

6	IPO; SALE OF JVCO; CORPORATE INVESTMENT VEHICLES

6.1

Public Offering. If any interests in US JVCo are owned, directly or indirectly through a Corporate Investment Vehicle, if requested by the Investor Securityholders, any IPO of US JVCo shall be structured by using such Corporate Investment Vehicle as the vehicle for such IPO, by merging such Corporate Investment Vehicle into the vehicle used for the IPO, by causing such Corporate Investment Vehicle to become a subsidiary of the vehicle used for the IPO, or through another structure that is tax-efficient for the Investor Securityholders or any other shareholders that hold an interest in US JVCo through such Corporate Investment Vehicle; provided that, such restructuring shall be subject to the terms of Section 21(c) in the event of an IPO occurring after the third anniversary of the Effective Date. Subject to Section 21(c), each Securityholder other than such Corporate Investment Vehicle shall consent to, and cooperate fully with, any such structure (and shall raise no objections thereto).

6.2

Sale of US JVCo. Notwithstanding anything to the contrary in this agreement, if any interests in US JVCo are owned, directly or indirectly, through a Corporate Investment Vehicle, then if requested by the Investor Securityholders, any disposal, sale or other transfer of Securities as may be permitted or contemplated under this agreement (including under clauses 16, 17, 18, or 19) shall be effected through a transfer of equity, debt, options or other securities issued by such Corporate Investment Vehicle (which represent an indirect beneficial interest in the Securities to be transferred). In connection with any disposal sale, or other transfer of Securities of the US JVCo, or in connection with any other change of control transaction or liquidity event with respect to US JVCo, each Securityholder of US JVCo (other than such Corporate Investment Vehicle) shall consent to and cooperate fully with (and shall raise no objections to) any such transfer of equity, debt, options or other securities issued by such Corporate Investment Vehicle as contemplated by this paragraph 6.2.

SCHEDULE 10

DEFINITIONS AND INTERPRETATION

1.	Definitions

In this agreement:

1915 Law means the Luxembourg law of 10 August 1915 on commercial companies, as amended from time to time;

Acceptance Notice has the meaning given in clause 16.2(b);

Accepted Securities has the meaning given in clause 16.4(a);

Accepted Securityholder has the meaning given in clause 16.3(a);

Affiliate means, in respect of any entity, a second entity that:

(i)	Controls the first entity;

(ii)	is under the Control of the first entity; or

(iii)	is under the Control of a third entity that Controls the first entity,

provided however that neither: (A) the Company nor any other member of the Group; or (B) any portfolio company of any Investment Fund, shall in each case be an Affiliate of any Securityholder or any of its other Affiliates;

Agreed Announcement means any announcement made by any party or their Affiliates under the terms of the Transfer Agreement;

Anti-Corruption Policies has the meaning given in clause 24;

Appointer means, in relation to a Nominated Director, the person who is entitled to propose the appointment of that Director at a general meeting of the Company in accordance with clause 4.3;

Articles means the US JVCo LPA, US GP Co Articles and RoW Articles;

Asset Sale means a sale by the Group or any other member of the Group of all of the Group’s business, assets and undertakings to a single buyer or to one or more buyers as part of a single transaction or series of connected transactions (other than as part of a Reorganisation Transaction);

Associated Person means, in relation to a body corporate, a person (including an employee, agent or Subsidiary of that body corporate) who performs services for or on behalf of that body corporate;

AUNZ means WPP AUNZ Limited (registered number ACN 001 657 370), a public limited company incorporated in Australia and whose registered office is at 1 Kent Street, Millers Point, NSW 2000, Australia;

AUNZ Circular means the circular to be despatched by AUNZ to its shareholders in connection with the transfer of certain interests in certain entities held directly or indirectly by AUNZ in accordance with the Transfer Agreement;

Board Approval has the meaning given in clause 5.3;

Boards means the US GP Board, US GP JV Board and the RoW Board and Board means any of them;

Budget means the budget for a Financial Year for:

(a)	the Group on an aggregated basis; and

(b)	for each of the Companies and their respective Subsidiaries from time to time on an aggregated and individual units basis,

in each case in accordance with both IAS and IFRS and set under clause 7;

Business means global data, research, consulting and analytics business known as ‘Kantar’ as the same may be developed from time to time;

Business Day means a day other than a Saturday, Sunday or public holiday on which banks are generally open in London and Luxembourg for normal business;

Business Plan means the business plan of the Group for a Financial Year set under clause 7;

Buying Securityholder has the meaning given in clause 16.2;

CEDR has the meaning given in clause 30.4;

Chief Executive Officers means:

(a)	the chief executive officer of the US Group; and

(b)	the chief executive officer of the RoW Group,

in each case, from time to time and Chief Executive Officer shall mean that one of them which the context requires;

Control means:

(a)	owning or controlling (directly or indirectly) more than 50% of the voting share capital of the relevant undertaking; or

(b)	being able to direct the casting of more than 50% of the votes exercisable at general meetings of the relevant undertaking on all, or substantially all, matters; or

(c)	having the right to appoint or remove directors of the relevant undertaking holding a majority of the voting rights at meetings of the board on all, or substantially all, matters; or

(d)	having the power to determine the conduct of business affairs of an undertaking (whether through ownership of equity interest or partnership or other ownership interests, by contract or otherwise),

in each case whether directly or indirectly, and Controlled, Controlling and Controlling Interest shall have a corresponding meaning;

Deed of Adherence means a deed of adherence to this agreement to be executed by any transferee of or subscriber for a Security substantially in the form set out in Schedule 7;

Director means a director or a manager (as applicable) of RoW JVCo and/or US GPCo;

Dispose means, in relation to any Security:

(a)	to sell, transfer, assign, swap, surrender, gift, declare a trust over, or otherwise dispose of, deal with or Encumber, any legal or equitable interest in the Security;

(b)	to do any thing which has the effect of placing a person in substantially the same position as that person would have been in, had any of the things mentioned in paragraph (a) above been done; or

(c)	to authorise, agree to or attempt to do any of the things mentioned in paragraph (a) or (b) above,

and the term Disposal has a corresponding meaning;

Dispute means any dispute, claim, difference or controversy arising out of, relating to or having any connection with this agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it;

Dividend includes a dividend, bonus issue or other distribution in kind or in cash;

Drag Buyer has the meaning given in clause 17.3;

Drag Notice has the meaning given in clause 17.2;

Drag Sale Price has the meaning given in clause 17.3;

Drag Sale Terms has the meaning given in clause 17.3;

Drag Securities has the meaning given in clause 17.2;

Drag Transaction has the meaning given in clause 17.2;

Effective Date means the date of this agreement;

Electronic Communication means an electronic communication as defined in the UK Electronic Communications Act 2000;

Employee means an employee, secondee, consultant, contractor, officer, partner or director (other than Nominated Directors) and the terms Employed and Employment shall be construed accordingly;

Encumbrance means any security interest and any option, right to acquire, right of pre-emption, assignment by way of security, trust arrangement for the purpose of providing security, retention arrangement or other security interest of any kind, and any agreement to create any of the above, and the term Encumber has a corresponding meaning;

EoD Securities has the meaning given in clause 12(a);

Equity Proportion means, in relation to a Securityholder, the total number of Securities held by that Securityholder divided by the total number of Securities in issue, expressed as a percentage;

Event of Default has the meaning given in clause 12(a);

Excluded Dispute has the meaning given in clause 30.1;

Exit means a Sale, Asset Sale, or IPO;

EY Steps Plan means the steps plan prepared by Ernst & Young LLP entitled ‘Project Summer – Acquisition Steps’ as updated from time to time;

Fair Value means, in respect of any Security, the amount determined in accordance with Schedule 8;

Finance Documents has the meaning given to it in the senior facilities agreement dated 26 November 2019 and entered into in connection with the transactions contemplated by the Transfer Agreement between Summer (BC) Bidco B LLC (as US Bidco), Summer (BC) Holdco B S.à r.l. (as RoW Bidco), Bank of America Merrill Lynch International Designated Activity Company among others (as Mandated Lead Arrangers), and Wilmington Trust (London) Limited (as Agent and Security Agent) as from time to time amended, modified, supplemented, extended, renewed, refinanced or replaced;

Financial Year means a period starting on 1 January of any year and ending on 31 December of the same year;

FSMA means the Financial Services and Markets Act 2000;

Group means the Companies and their respective Subsidiaries from time to time and Group Company means any of them;

group means an Ultimate Holding Company and its Subsidiaries and group member has a corresponding meaning;

Holding Company has the meaning given in paragraph 2 below;

IBM means International Business Machines Corporation;

IBM Agreements means:

(a)	the master services agreement for application services between WPP 2005 Limited and IBM dated 30 September 2015 as amended from time to time; and

(b)	master services agreement for infrastructure services between WPP 2005 Limited and IBM dated 30 September 2014 as amended from time to time;

Information Technology has the meaning given in the Transfer Agreement;

Initial Budget has the meaning given in clause 7.1;

Initial Business Plan has the meaning given in clause 7.1;

Insolvency Event means, in respect of any person:

(a)	the person is unable to, or states that it is unable to, pay its debts as they fall due or stops or threatens to stop paying its debts as they fall due;

(b)	any indebtedness of the person is subject to a moratorium;

(c)	a liquidator, provisional liquidator or administrator has been appointed to any property of the person or an event occurs which gives any other person a right to seek such an appointment;

(d)

an order has been made, a resolution has been passed or proposed in a notice of meeting or in an announcement to any recognised securities exchange, or an application to court has been made for the winding-up or dissolution of the person or for the entry into of any arrangement, compromise or composition with, or assignment for the benefit of, creditors of the person or any class of them;

(e)

a security interest becomes enforceable or is enforced over, or a writ of execution, garnishee order, mareva injunction or similar order has been issued over or is affecting, all or a substantial part of the assets of the person; or

(f)

the person has otherwise become, or is otherwise taken to be, insolvent in any jurisdiction or an event occurs in any jurisdiction in relation to the person which is analogous to, or which has a substantially similar effect to, any of the events referred to in paragraphs (a) to (e) above;

Interest means, in relation to any person, any direct or indirect interest (other than a financial or commercial interest) of that person or its Affiliates arising from any existing or proposed arrangement, contract, litigation or other proceeding between any Group Company and that person or any of its Affiliates;

Investment Fund means any bank, company, unit trust, investment trust, investment company, limited, general or other partnership, industrial provident or friendly society, any collective investment scheme (as defined by FSMA), any investment professional (as defined in article 19(5)(d) of the Financial Services and Markets Act 2000 (Financial Promotion Order) 2001 (the FPO)), any high net worth company or unincorporated association or high value trust (as defined in article 49(2) (a) to (c) of the FPO), any pension fund or insurance company or any person who is an authorised person under FSMA, but shall exclude the Companies and their respective Subsidiaries from time to time;

Investor Directors has the meaning given in clause 4.3(b);

IPO means the admission of the whole of any class of the issued share capital of any Group Company (including any New Holding Company) to trading on a regulated market (as defined in Directive 2004/93/EC on markets in financial instruments (MiFiD)) or other internationally recognised investment exchange (including, without limitation, any prescribed market (as defined in the Financial Services and Markets Act 2000 (Prescribed Markets and Qualifying Investments) Order 2001 (SI 2001/996), as amended);

Loss means all losses, damages, costs, expenses, charges and other liabilities whether present or future, fixed or unascertained, actual or contingent;

Limited Partnership Interests means the limited partnership interests issued by US JVCo;

Majority Holder means any Securityholder that together with its Affiliates holds more than 50% of the Securities of each Company;

Mediation Notice has the meaning given in clause 30.4;

Minority Holder means any Securityholder other than the Majority Holder;

NED means a non-executive director of any member of the Group who is not an Employee of Bain Capital Private Equity (Europe), LLP or one of its Affiliates or an Employee of the Group;

Negotiation End Date has the meaning given in clause 30.3;

Negotiation Notice has the meaning given in clause 30.3;

Negotiators has the meaning given in clause 30.3;

New Holding Company means any new holding company of any or all Companies, formed for the purpose of facilitating a Reorganisation Transaction or an IPO;

Nominated Director means a Director appointed under clause 4.3 (and includes any proxy of that Director);

Non-Subscribing Securityholder has the meaning given in clause 12(b);

Observer has the meaning given in clause 4.13;

Offer Closing Date has the meaning given in clause 11.3(c);

Offer Notice has the meaning given in clause 11.1;

Offer Period has the meaning given in clause 11.1(e);

Offer Price has the meaning given in clause 11.1(a);

Offer Right Entitlement has the meaning given in clause 16.1(a)(ii);

Offer Securities has the meaning given in clause 11.1(a);

Offer Terms has the meaning given in clause 11.1(a);

Other Parties means Subscribing Securityholders who are subscribing for their full Rights Entitlement;

Partnership Interests means the Unlimited Partnership Interest and the Limited Partnership Interests;

Permitted Transferee means, in relation to a Securityholder, any of its Affiliates;

Pro Forma Adjusted EBITDA has the meaning given to such term in the offering memorandum dated 23 October 2019 relating to the €1,000,000,000 5.750% senior secured noted due 2026 to be issued by Summer (BC) Holdco B S.à r.l. and the €475,000,000 9.250% senior notes due 2027 to be issued by Summer (BC) Holdco A S.à r.l.;

Quarterly Valuation has the meaning given in clause 11.5;

Reorganisation Transaction means a reorganisation of the Group by any means including the acquisition of one or more Companies by a New Holding Company or any other reorganisation of the Group involving the Group’s share or debt capital (including the conversion, consolidation, sub-division or redesignation (as appropriate) of the Shares, Limited Partnership Interests or Unlimited Partnership Interests respectively into a single class of ordinary shares) in preparation for an Exit or acquisition of another business by a Group Company;

Representative means, in relation to a person, any director, officer or employee of, and any accountant, auditor, financier, financial adviser, legal adviser, technical adviser or other expert adviser or consultant to, that person;

Rights and Obligations Reduction has the meaning given in clause 22;

Rights Entitlement has the meaning given in clause 11.1(b);

RoW Articles means the articles of association of RoW JVCo as amended from time to time;

RoW Board means the board of directors of RoW JVCo;

RoW Group means RoW JVCo and its Subsidiaries from time to time;

Sale means the sale of all the Securities to a third party on arm’s length terms as part of a single transaction or a series of related transactions;

Sale Completion Date has the meaning given in clause 16.4(b);

Sale Notice has the meaning given in clause 16.1;

Sale Period has the meaning given in clause 16.1(a)(iii);

Sale Price has the meaning given in clause 16.2(a);

Sale Securities has the meaning given in clause 16.1(a)(iii);

Sale Terms has the meaning given in clause 16.2(a);

Scangroup means WPP Scangroup Plc, a public limited company incorporated in Kenya and whose registered office is at The Chancery, 5th Floor, Valley Road, Upper Hill P.O Box 34537 – 00100, Nairobi, Kenya;

Scangroup Circular means the circular to be despatched by Scangroup to its shareholders in connection with the transfer of certain interests in certain entities held directly or indirectly by Scangroup as contemplated by and in accordance with the Transfer Agreement;

Securities means:

(a)

Shares, Limited Partnership Interests, Unlimited Partnership Interests or any other class of shares or interests (whether limited, unlimited or otherwise) in any Company or any other equity securities in any Company; and

(b)

options, warrants, notes, bonds or other securities or debt: (i) convertible into, or exchangeable for, Shares, Limited Partnership Interests, Unlimited Partnership Interests or any other class of shares or interests (whether limited, unlimited or otherwise) or any other equity securities in any Company; or (ii) containing equity features or containing profit participation features;

Securityholder means a registered holder of Securities who is party to this agreement as an original party or by having executed a Deed of Adherence in accordance with clause 19;

Securityholder Approval means an approval given in accordance with clauses 5.4 and 5.5;

Selling Securityholder has the meaning given in clause 16.1;

Senior Employee means: Eric Salama; Robert Bowtell; Richard Ingleton; David Sandberg; Andrea Wilson; Rosie Hawkins; Gonzalo Fuentes; James Brooks; Andy Brown; Olivier Lefranc; Richard Wallace; Antonio Wanderley; Caroline Frankum; Mitchell McCauley; Marc Ryan; Josep Montserrat; Ian Dunkley; Luis Simoes; Phil Smiley; Jake Barton; David Morton; John McHarry; Wayne Levings; Tim Kelsall; Nick Nyhan; Jeff Krentz; Sean Toland; Lynnette Cooke; Ed Ceraso; Michelle Harrison; David Errington; Michael Davis; Andreas Velter; Tim Kidd; Richard Poustie or any of their respective replacements from time to time;

Share means an ordinary share in the capital of a Company;

Shareholder mean a registered holder of Shares;

Subscribing Securityholder has the meaning given in clause 11.2(a);

Subscription Price has the meaning given in clause 11.3(a);

Subscription Securities has the meaning given in clause 11.3(b);

Subsidiary has the meaning given in paragraph 2 below;

Surviving Clauses means clause 26, clause 28, clause 29 and clause 32;

Tag Buyer has the meaning given in clause 18.2;

Tag Notice has the meaning given in clause 18.2;

Tag Option has the meaning given in clause 18.2;

Tag Period has the meaning given in clause 18.2;

Tag Sale Price has the meaning given in clause 18.2;

Tag Sale Terms has the meaning given in clause 18.2;

Tag Securities has the meaning given in clause 18.2;

Tax means all taxes, levies, duties, imposts and any charges, deductions or withholdings in the nature of tax including taxes on gross or net income, profits or gains and taxes on receipts, sales, use, occupation, development, franchise, employment, value added and personal property, together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them;

Tax Authority means any authority responsible for the collection or management of any Tax;

Third Party Sale has the meaning given in clause 18.1;

Transaction Documents means:

(a)	this agreement;

(b)	the Transfer Agreement;

(c)	the Transaction Documents (as defined in the Transfer Agreement); and

(d)	the Articles;

Transfer Agreement means the transfer agreement dated 12 July 2019 between WPP and the Investor RoW Securityholder in relation to companies comprising the Business, as amended and/or restated from time to time;

Ultimate Holding Company means a Holding Company which is not itself a Subsidiary;

US Articles means the articles of association of US JVCo as amended and/or restated from time to time;

US GPCo Articles means the articles of association of US GPCo as amended and/or restated from time to time;

US GP Board means the board of directors of US GPCo;

US GP JV Board means the board of directors of US GPCo acting in their capacity as manager of US JVCo;

US Group means US GPCo, US JVCo and each of their respective Subsidiaries from time to time;

US JVCo LPA means the limited partnership agreement of US JVCo, as amended and/or restated from time to time;

Unlimited Partnership Interest mean one unlimited partnership interest issued by US JVCo,

VAT means:

(a)	any Tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(b)	to the extent not included in paragraph (a) above, any value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and

(c)

any other Tax of a similar nature to the Taxes referred to in paragraphs (a) and (b) above, whether imposed by a member state of the European Union in substitution for, or levied in addition to, the Taxes referred to in paragraph (a) or paragraph (b) above, or imposed elsewhere.

WPP means WPP plc (registered number 111714);

WPP Circular means the circular to be despatched by WPP to its shareholders in connection with and in accordance with the Transfer Agreement;

WPP Directors has the meaning given in clause 4.3(a);

WPP Format has the meaning given in clause 7.2(a);

WPP Group means WPP and all of its subsidiary undertakings (within the meaning of section 1162 of the Companies Act 2006), and member of the WPP Group means any of them; and

WPP TSA Charges means the charges relating to internal time and services, including time and services provided by the WPP team known as the ‘Coretech’ team (excluding, for the avoidance of doubt all the third party recharged services) provided by the WPP Group to the Group under the terms of the Transitional Services Agreements (as defined in the Transfer Agreement).

2.	Subsidiary and Holding Company

For the purposes of this agreement:

(a)	A company is a Subsidiary of another company, its Holding Company, if that other company:

(i)	holds a majority of the voting rights in it; or

(ii)	is a member of it and has the right to appoint or remove a majority of its board of directors; or

(iii)	is a member of it and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it,

or if it is a Subsidiary of a company that is itself a Subsidiary of that other company.

(b)	In this paragraph 2, company includes any body corporate.

3.	Things required to be done other than on a Business Day

Unless otherwise indicated, where the day on which any act, matter or thing is to be done is a day other than a Business Day, that act, matter or thing must be done on or by the next Business Day.

4.	Several liability

Where any obligation, representation, warranty or undertaking in this agreement is expressed to be made, undertaken or given by two or more parties, those parties will be taken to be severally liable in respect of it, unless this agreement expressly provides otherwise.

5.	Other rules of interpretation

In this agreement:

(a)	except to the extent the contrary intention appears, any reference, express or implied, to any legislation in any jurisdiction includes:

(i)	that legislation as amended, extended or applied by or under any other legislation made before or after execution of this agreement;

(ii)	any legislation which that legislation re-enacts with or without modification; and

(iii)

any subordinate legislation made before or after execution of this agreement under that legislation, including (where applicable) that legislation as amended, extended or applied as described in paragraph 5(a)(i) above, or under any legislation which it re-enacts as described in paragraph 5(a)(ii) above;

(b)

references to a transfer of a Security include the disposal of any direct or indirect economic interest in that Security (including the creation of any security interest or other third party right over any interest in that Security, the disposal of any indirect or direct entity to whom that Security has previously been transferred and any renouncement in favour of another person of any right to the allotment or transfer of that Security);

(c)

references to indemnify any person against any circumstance shall include indemnifying and keeping that person harmless, on an after-Tax basis, from all actions, claims and proceedings from time to time made against her and all loss, damage, payments, costs or expenses suffered made or incurred by her as a consequence of that circumstance;

(d)

any indemnity or covenant to pay (the Payment Obligation) being given on an after-Tax basis or expressed to be calculated on an after-Tax basis means that the amount payable pursuant to such Payment Obligation (the Payment) shall be calculated in such a manner as will ensure that, after taking into account:

(i)	any Tax required to be deducted or withheld from the Payment;

(ii)	the amount and timing of any additional Tax which becomes payable by the recipient of the Payment as a result of the Payment’s being subject to Tax in the hands of the recipient of the Payment; and

(iii)

the amount and timing of any Tax benefit which is obtained by the recipient of the Payment to the extent that such Tax benefit is attributable to the matter giving rise to the Payment Obligation or to the receipt of the Payment;

(which amount and timing is to be determined by the auditors of the recipient at the shared expense of both Parties and is to be certified as such to the Party making the Payment), the recipient of the Payment is in the same position as that in which it would have been if the matter giving rise to the Payment Obligation had not occurred;

(e)

references to costs and/or expenses incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit as input tax;

(f)	references to persons or entities include natural persons, bodies corporate, partnerships, trusts and unincorporated and incorporated associations of persons;

(g)	references to an individual or a natural person include his estate and personal representatives;

(h)	subject to clause 29.2, references to a party to this agreement include the successors or assigns (immediate or otherwise) of that party;

(i)

references to any English legal term for any action, remedy, method or judicial or arbitral proceeding, legal document, legal status, court, arbitral tribunal, official or any legal concept or thing must, in respect of any jurisdiction other than England, be taken to include what most nearly approximates in that jurisdiction to the English legal term;

(j)	a reference to any instrument or document includes any variation or replacement of it;

(k)	unless otherwise indicated, a reference to any time is a reference to London time;

(l)	a reference to £ or GBP is to pounds sterling or its equivalent in any other relevant currency and to $ or USD is to US dollars or its equivalent in any other relevant currency;

(m)	the phrases “to the extent” and “to the extent that” are used to indicate an element of degree and are not synonymous with the word “if”;

(n)	singular words include the plural and vice versa;

(o)	a word of any gender includes the corresponding words of any other gender;

(p)	if a word or phrase is defined, other grammatical forms of that word have a corresponding meaning;

(q)

general words must not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words, and references to “includes” mean “includes without limitation”; and

(r)	nothing is to be construed adversely to a party just because that party put forward this agreement or the relevant part of this agreement.

**Signature pages to follow**

SIGNATORIES

EXECUTED as a DEED by SUMMER (BC) US JVCO S.C.S.p	)
acting by its general partner, Summer (BC) US JVCo GP	)	/s/ Anne Ehrismann
S.à r.l., represented by A. Ehrismann, as manager, acting under the authority of that Company, in the presence of:
	)	Manager

Witness’s Signature	/s/ Alysson Havard

Name:	Alysson Havard

Address:

[Signature Page to the SHA]

EXECUTED as a DEED by SUMMER (BC) US JVCO GP S.À R.L.	)
represented by A. Ehrismann, as general manager,	)	/s/ Anne Ehrismann
acting under the authority of that Company, in the presence of:
	)	Manager

Witness’s Signature	/s/ Alysson Havard

Name:	Alysson Havard

Address:

[Signature Page to the SHA]

EXECUTED as a DEED by SUMMER (BC) JVCO S.À R.L.	) )
acting by Paul Stasiulis, its Vice President - Tax Counsel,	)	/s/ Paul Stasiulis
an authorised signatory, acting under the authority of that Company, in the presence of:	) )
)

Witness’s Signature	/s/ Kinisha De Los Rios

Name:	Kinisha De Los Rios

Address:

[Signature Page to the SHA]

EXECUTED as a DEED by YORK MERGER SQUARE 2009 LLC	)
acting by Paul Stasiulis, its Vice President - Tax Counsel,	)	/s/ Paul Stasiulis
an authorised signatory, acting under the authority of that Company, in the presence of:
	)	Signature

Witness’s Signature	/s/ Kinisha De Los Rios

Name:	Kinisha De Los Rios

Address:

[Signature Page to the SHA]

EXECUTED as a DEED by SUMMER (BC) JVCO S.À R.L.	)
acting by Marie-Catherine Brunner and	)	/s/ Marie-Catherine Brunner
Vladimir Mornard, as managers, acting under the authority of that Company, in the presence of:
	)	/s/ Vladimir Mornard

Witness’s Signature	/s/ Anna Sasiadek

Name:	Anna Sasiadek

Address:

[Signature Page to the SHA]

EXECUTED as a DEED by WPP 2005 LIMITED	)
acting by Charles Van Der Welle, a director,	)	/s/ Charles Van Der Welle
in the presence of:
	)	Director

Witness’s Signature	/s/ Denise Ingram

Name:	Denise Ingram

Address:

[Signature Page to the SHA]

EXECUTED as a DEED by SUMMER (BC) TOPCO S.À R.L.	) )
acting by Marie-Catherine Brunner and	)	/s/ Marie-Catherine Brunner
Vladimir Mornard, as Managers, acting under the	)
authority of that Company, in the presence of:	)	Signature of Manager
)

/s/ Vladimir Mornard

Signature of Manager

Witness’s Signature	/s/ Anna Sasiadek

Name:	Anna Sasiadek

Address:

[Signature Page to the SHA]

EXECUTED as a DEED by SUMMER (BC) US BLOCKERCO CORP.	) )
acting by David Humphrey, its	)	/s/ David Humphrey
Vice President, an authorised	)
signatory, acting under the authority of that Company,	)	Signature
in the presence of:	)
)

Witness’s Signature	/s/ Kelly Milanette

Name:	Kelly Milanette

Address:

[Signature Page to the SHA]